Exhibit 10.1

Incremental Facility Amendment No. 2
to credit agreement AND INCREMENTAL JOINDER AGREEMENT

Incremental FACILITY AMENDMENT NO. 2 TO CREDIT agreement AND INCREMENTAL JOINDER AGREEMENT, dated as of December 19, 2014 (this “Agreement”), among MEDIA GENERAL, INC. (f/k/a MERCURY NEW HOLDCO, INC.), a Virginia corporation (“Holdings”), MGOC, INC., (f/k/a MEDIA GENERAL, INC.), a Virginia corporation (“MGOC”), LIN Television Corporation, a Delaware corporation (“LIN” and, together with MGOC, the “Borrowers” and each, a “Borrower”), each other Loan Party party hereto, ROYAL BANK OF CANADA (acting through one or more of its branches or any Affiliate thereof, collectively, “Royal Bank”), as Administrative Agent (in such capacity, the “Administrative Agent”), the term B loan lenders party hereto (collectively, the “Incremental Term B Lenders” and individually, an “Incremental Term B Lender”) and the revolving credit lenders party hereto (collectively, the “Incremental Revolving Lenders” and individually, an “Incremental Revolving Lender”; and, together with the Incremental Term B Lenders, the “Incremental Lenders”). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement referred to below.

RECITALS:

WHEREAS, the Borrowers, the Lenders party thereto and Royal Bank as Administrative Agent entered into that certain Credit Agreement, dated as of July 31, 2013 (as amended, restated, supplemented, or otherwise modified from time to time immediately prior to the effectiveness of this Agreement, including as amended and restated by Amendment No. 1 to Credit Agreement, dated as of April 15, 2014, as amended by Amendment No. 2 to Credit Agreement, dated as of October 28, 2014 and as amended by Amendment No. 3 to Credit Agreement, dated as of November 7, 2014, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower Representative has requested (i) Incremental Term B Loans in an aggregate principal amount of $825,000,000.00 (the “Term B-2 Loans” and (ii) Incremental Revolving Increases in an aggregate principal amount of $90,000,000.00 to be added to the existing Revolving Credit Commitments under the Credit Agreement on terms identical to the existing Revolving Credit Facility (the “New Revolving Credit Commitments” and the loans thereunder, the “New Revolving Loans” and, together with the Term B-2 Loans, the “New Loans”), which will be available on the Effective Date (as defined below);

WHEREAS, each Incremental Term B Lender is willing to make the Term B-2 Loans in the amounts set forth opposite such lender’s name in Schedule 2.01(b) hereof (the “Term B-2 Loan Commitments”) and each Incremental Revolving Lender is willing to make the New Revolving Credit Commitments available to the Borrower Representative in the amounts set forth opposite such lender’s name in Schedule 2.01(b) hereof (the “New Revolving Credit Commitments” and, together with the Term B-2 Loan Commitments, the “New Commitments”), in each case on the terms and subject to the conditions set forth herein and in the Credit Agreement;

WHEREAS, this Agreement shall constitute an Incremental Facility Amendment as set forth in Section 2.14(c) of the Credit Agreement and the Incremental Joinder Agreement referenced in the Credit Agreement;

WHEREAS, the Borrowers wish to make certain amendments to the Existing Credit Agreement and the Guaranty Agreement in connection with the incurrence of the New Loans as set forth herein;

WHEREAS, Section 10.01 of the Existing Credit Agreement permits any Loan Document (including the Guaranty Agreement) to be amended with the consent of the Administrative Agent and the Borrowers but without the consent of any Lender in order to (i) effect the provisions of Section 2.14 and/or (ii) cure any obvious error or any error or omission and/or (iii) cause such Guaranty Agreement to be consistent with the Credit Agreement and the other Loan Documents. In accordance with Sections 2.14 and 10.01 of the Existing Credit Agreement, the Borrower Representative and the Administrative Agent have agreed to amend the Existing Credit Agreement and the Guaranty Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.     Joinder. By this reference, effective upon (i) the Effective Date (immediately after effectiveness of the New Media Merger) and (ii) the execution and delivery by LIN of this Agreement, LIN will become a co-borrower in respect of the Revolving Credit Facility and in connection therewith hereby (i) expressly assumes all obligations and liabilities of a Borrower under the Revolving Credit Facility and (ii) acknowledges, agrees and confirms that it shall be fully bound by, and subject to, all of the covenants, terms, obligations (including, without limitation, all payment obligations) and conditions of the Credit Agreement and the other Loan Documents which are applicable to it in its capacity as a Borrower under the Revolving Credit Facility as though originally party to the Credit Agreement and each such other Loan Document in such capacity. Each party hereto acknowledges and agrees that, from and after the Effective Date (immediately after effectiveness of the New Media Merger) and the execution and delivery by LIN of this Agreement, each reference in the Credit Agreement and the other Loan Documents to a “Borrower”, the “Borrowers” or the “Co-Borrower” under the Revolving Credit Facility shall be deemed to include LIN. Each Borrower acknowledges and agrees that each shall have joint and several liability in respect of all Obligations under this Agreement, the Credit Agreement and under all other Loan Documents to which any Borrower is a party, in each case in accordance with Section 10.23 of the Credit Agreement.

SECTION 2.     Amendments to Existing Credit Agreement. The Existing Credit Agreement is, as of the Effective Date and subject to the satisfaction of the applicable conditions precedent set forth in Section 7 of this Agreement, hereby amended as follows:

(a)     Schedule 2.01 of the Existing Credit Agreement is amended and supplemented by adding thereto the New Commitments hereunder of the Incremental Lenders party hereto as set forth on Schedule 2.01(b) hereto.

(b)     Pursuant to Section 2.14 of the Existing Credit Agreement, upon the funding of the Term B-2 Loans on the Effective Date, such New Loans shall automatically and without further action by any Person constitute additional Term B Loans for all purposes of the Credit Agreement and the other Loan Documents, having the same terms as the Term B Loans made on the Initial Draw Date and under Incremental Facility Amendment No. 1 to Credit Agreement, except as otherwise provided in Section 4 below or as otherwise expressly set forth in the Credit Agreement.

(c)     The Term B-2 Loan Commitments provided for hereunder shall terminate on the Effective Date immediately upon the borrowing of the Term B-2 Loans pursuant to Section 6 below.

(d)     If the Term B-2 Loans are initially funded as Eurodollar Loans, on the Effective Date there shall commence an initial Interest Period with respect to the Term B-2 Loans that shall end on the last day of the Interest Period applicable to the existing Term B Loans that are in effect immediately prior to the Effective Date.

(e)     Pursuant to Section 2.14 of the Existing Credit Agreement, upon the effectiveness of the New Revolving Credit Commitments on the Effective Date, the New Revolving Credit Commitments shall automatically and without further action by any Person constitute additional Revolving Credit Commitments (and shall have all the same terms as the Revolving Credit Commitments) and any loans made with respect thereto shall automatically and without further action by any Person constitute additional Revolving Credit Loans (and shall have the same terms as the Revolving Credit Loans) for all purposes of the Credit Agreement and the other Loan Documents.

(f)     Pursuant to Section 2.14 of the Existing Credit Agreement, upon the effectiveness of the Incremental Revolving Increase, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Incremental Revolving Lender in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations under the Credit Agreement in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations under the Credit Agreement in Letters of Credit and (B) participations under the Credit Agreement in Swing Line Loans held by each Revolving Credit Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Commitment. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Credit Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

SECTION 3.     Implementing, Technical and Corrective Amendments to Existing Credit Agreement. Pursuant to Section 1 of Amendment No. 1 and Sections 2.14 and 10.01 of the Existing Credit Agreement, the Existing Credit Agreement is, as of the Effective Date, amended as set forth in Exhibit A hereto to delete the stricken text therein (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text therein (indicated textually in the same manner as the following example: double-underlined text), including, without limitation, the Schedules to be updated as of the Acquisition Effective Date and/or relevant Determination Date, which Schedules are attached to such Exhibit A with deletions and additions indicated as aforesaid.

SECTION 4.     Amendment to Guaranty Agreement. The Guaranty Agreement is, as of the Effective Date and subject to the satisfaction of the applicable conditions precedent set forth in Section 7 of this Agreement, hereby amended by (a) replacing the “.” at the end of clause (f) of Section 4 thereof with “; or” and (b) adding the following new clause (g) at the end of Section 4 thereof: “(g) except for termination of a Guarantor’s obligations hereunder as provided in Section 18, invalidity, illegality or unenforceability of the Obligations or any other circumstance that might constitute a defense of any Guarantor.”

SECTION 5.     New Loans.     Pursuant to Section 2.14(b)(x) of the Credit Agreement, the terms of the New Loans shall be as follows:

(a)     The “Applicable Rate” for the Term B-2 Loans shall be the same as the Applicable Rate for the Term B-1 Loans.

(b)     The “Maturity Date” for the Term B-2 Loans will be the same as the Maturity Date applicable to the Term B-1 Loans (which, for the avoidance of doubt, is July 31, 2020).

(c)     Subject to adjustment as a result of the application of prepayments in accordance with Section 2.05 of the Credit Agreement, in each case, solely to the extent of any such amounts applied to the prepayment of the Term B-2 Loans, the Term B-2 Loans shall be due and payable, and the applicable Borrower shall repay to the Administrative Agent for the ratable account of the Incremental Term B Lenders quarterly on the last Business Day of each month of March, June, September and December occurring until the Maturity Date, commencing with the first such payment due and payable on the end of the first full fiscal quarter ending after the Effective Date an amount equal to 0.25% of the aggregate outstanding principal amount of all Term B-2 Loans made by all Incremental Term B Lenders under the Credit Agreement; provided, however, that (i) the final principal repayment installment of the Term B-2 Loans shall be due and payable on the Maturity Date applicable to the Term B Loans and in any event shall be in an amount equal to the aggregate principal amount of all Term B-2 Loans outstanding on such date and (ii) the Administrative Agent shall take any and all action as may be reasonably necessary to ensure that the Term B-2 Loans are included in each repayment of Term B Loans on a pro rata basis.

(d)     For the avoidance of doubt, the aggregate principal amount of the Term A Loans and Term A Commitments on the Acquisition Effective Date shall be $0.

(e)     Notwithstanding anything to the contrary in this Amendment or the Credit Agreement, (i) an Event of Default arising under Section 7.10(a) of the Credit Agreement shall not constitute an Event of Default for purposes of any Term B-2 Loans unless and until the Required Revolving Credit Lenders have actually terminated the Revolving Credit Commitments and declared all Revolving Credit Loans to be immediately due and payable in accordance with the Credit Agreement and such declarations have not been rescinded and (ii) only the consent of the Required Revolving Credit Lenders shall be necessary to (and only the Required Revolving Credit Lenders shall have the ability to) amend (including replacement or elimination thereof) or waive the terms and provisions of Sections 7.10(a) and 8.05 of the Credit Agreement (or the defined terms to the extent used therein but not as used in any other Section of the Credit Agreement).

(f)     The proceeds of the New Loans shall be used in a manner consistent with the uses set forth in Schedule A (“Transaction Description – New Media Merger”) attached to Exhibit A hereto and for working capital and other general corporate purposes.

(g)     With respect to the aggregate principal amount of Term Loans prepaid by or at the direction of the Borrower Representative in any fiscal year pursuant to Section 2.05(b)(i) of the Credit Agreement (the “Annual Actual ECF Amount”), until such time as the Minimum Aggregate ECF Prepayment Trigger has occurred: (i) the Borrower Representative shall cause the Annual Actual ECF Amount in each fiscal year to be no less than the Minimum Annual ECF Prepayment Amount for such applicable fiscal year of the Borrower Representative and (ii) no Term B-2 Lender may decline prepayments made pursuant to Section 2.05(b)(i) of the Credit Agreement or the foregoing clause (i) until the Minimum Annual ECF Prepayment Amount shall have been prepaid for such fiscal year, and any Declined Proceeds by Term B-1 Lenders in respect of the foregoing shall be applied to repay the other Term Loans on a ratable basis.

SECTION 6.     Incremental Lenders.

(a)     Each Incremental Term B-2 Lender party hereto hereby acknowledges and agrees that it has a Term B-2 Loan Commitments in the amount set forth opposite such Incremental Lender’s name on Schedule 2.01(b) to this Agreement and agrees to severally make to the applicable Borrower Term B-2 Loans on the Effective Date, in an aggregate amount not in excess of such Incremental Lender’s Term B-2 Loan Commitments hereunder. Amounts prepaid or repaid in respect of Term B-2 Loans may not be reborrowed.

(b)     Each Incremental Revolving Lender party hereto hereby acknowledges and agrees that it has a New Revolving Credit Commitment in the amount set forth opposite such Incremental Revolving Lender’s name on Schedule 2.01(b) to this Agreement and agrees to make such commitments available to the Borrowers on and after the Effective Date subject to the terms and conditions of the Credit Agreement and each Incremental Revolving Lender party hereto agrees to severally make New Revolving Loans to the applicable Borrower from time to time on and after the Effective Date, in accordance with the terms and conditions of the Credit Agreement, in an aggregate amount not in excess of such Incremental Lender’s New Revolving Credit Commitment hereunder.

(c)     From and after the Effective Date, (i) each Incremental Lender shall be a Term B Lender or Revolving Credit Lender, as applicable, for all purposes under the Credit Agreement and the other Loan Documents, (ii) the New Commitment of each Incremental Lender party hereto shall be a Term B Commitment or Revolving Credit Commitment, as applicable, for all purposes under the Credit Agreement and the other Loan Documents and (iii) the New Loans of each Incremental Lender shall be Term B Loans or Revolving Credit Loans, as applicable, for all purposes under the Credit Agreement and the other Loan Documents.

SECTION 7.     Conditions to Effectiveness. This Agreement shall become effective on the first date (the “Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms herein; and the obligations of the Incremental Lenders party hereto to make Term B-2 Loans or extend New Revolving Credit Commitments, as applicable, are subject to each of the applicable conditions set forth below having been satisfied (or waived) in accordance with the terms therein:

(a)     this Agreement shall have been executed and delivered by Holdings, the Borrowers, the other Loan Parties, the Administrative Agent and Incremental Lenders representing 100% of the New Commitments;

(b)     the conditions set forth in Section 4.01 of the Credit Agreement shall have been satisfied and shall be incorporated herein by reference.

(c)     prior to and after giving effect to this Agreement, (a) the representations and warranties of the Borrowers and each other Loan Party contained in the Credit Agreement and each other Loan Document (including in Section 8 hereof) shall be true and correct in all material respects on and as of the date hereof; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (b) no Default shall exist, or would result on the Effective Date before or after giving effect to the effectiveness of this Agreement.

(d)     no Event of Default shall have occurred and be continuing or shall result upon the Effective Date.

(e)     in accordance with Section 2.14 of the Credit Agreement, after giving Pro Forma Effect to the incurrence of the New Loans and New Revolving Credit Commitments on the Effective Date (assuming that the New Revolving Credit Commitments are drawn in full and excluding the cash proceeds of such New Loans and New Revolving Credit Commitments) and after giving effect to the New Media Merger, Holdings is in compliance (on a Pro Forma Basis) with the Financial Covenant as of the end of the most recent Test Period (as if the incurrence of such New Loans and New Revolving Credit Commitments had occurred on the first day of such Test Period).

(f)     The Term B-2 Loans and New Commitments shall have been incurred in compliance with the terms of Section 2.14 of the Credit Agreement.

(g)     the Administrative Agent shall have received a certificate dated as of the Effective Date and executed by a Responsible Officer of the Borrower Representative as to the matters set forth in Sections 7(d),(e),(f) and (g) above, and Section 16 below.

SECTION 8.     Representations and Warranties. (a) Each Loan Party hereby represents and warrants, on and as of the Effective Date, that the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date, before and after giving effect to this Agreement, as though made on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date.

(a)     Each Loan Party represents and warrants, on and as of the Effective Date, that: (i) it has the requisite power to execute and deliver this Agreement, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; (ii) this Agreement has been duly authorized, executed and delivered by it; and (iii) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery of this Agreement except for such actions, consents, approvals, registrations or filings, the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

(b)     Each Loan Party hereby acknowledges that it has been provided with a copy of each of the Existing Credit Agreement and the other Loan Documents.

(c)     Each Loan Party hereby represents and warrants that, on and as of the Effective Date, no event has occurred and is continuing that constitutes a Default.

SECTION 9.     Expenses. Each of the Loan Parties hereby reconfirms its respective obligations pursuant to Section 10.04 of the Credit Agreement to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement.

SECTION 10.     Consent and Affirmation of the Loan Parties. Each Loan Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the validity, perfection and priority of existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue unimpaired with the same priority to secure the obligations of the Loan Parties under the Existing Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents and in the case of any Guarantor, its Guarantee of the Obligations, as and to the extent provided in the Loan Documents, shall continue in full force and effect.

SECTION 11.     Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 10.01 of the Credit Agreement.

SECTION 12.     Entire Agreement. This Agreement, the Credit Agreement, and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Agreement is a Loan Document and an Incremental Facility Amendment. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment Effective Date, shall continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.

SECTION 13.     Governing Law; Waiver of Jury Trial. This agreement shall be governed by, construed and interpreted in accordance with, the laws of the State of New York. Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

SECTION 14.     Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, to the fullest extent permitted by applicable law, shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 15.     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 16.     Notice. This Agreement shall constitute the written notice required to be delivered by the Borrower Representative with respect to the New Commitments and New Loans pursuant to Section 2.14(a) of the Credit Agreement. Pursuant to Section 2.14(c) of the Credit Agreement, the Administrative Agent hereby waives the requirement that a certificate of a Responsible Officer of the Borrower Representative be delivered at least 5 Business Days prior to the incurrence of any New Loans, provided that such certificate be delivered on the Effective Date pursuant to Section 7(g) hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

MEDIA GENERAL, INC. (f/k/a Mercury New Holdco, Inc.), as Holdings

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President and Chief Financial Officer

Incremental Facility Amendment No. 2 to Credit Agreement - Signature Page

MGOC, INC. (f/k/a Media General, Inc.), as a Borrower

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Vice President and Treasurer

LIN TELEVISION CORPORATION, as a Borrower

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President Chief Financial Officer

Incremental Facility Amendment No. 2 to Credit Agreement - Signature Page

BIRMINGHAM BROADCASTING CO., INC.
BIRMINGHAM BROADCASTING (WVTM-TV) LLC
BLOCKDOT, INC.
MGDT, INC. (f/k/a DEALTAKER, INC.)
MEDIA GENERAL COMMUNICATIONS  HOLDINGS, LLC
MEDIA GENERAL COMMUNICATIONS, INC.
MEDIA GENERAL OPERATIONS, INC.
NES II, INC.
PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.
VIRGINIA PAPER MANUFACTURING CORP.
MEDIA GENERAL BROADCASTING, LLC
YOUNG BROADCASTING SHARED SERVICES, INC.
LAT, INC.
YBT, INC.
YBK, INC.
YOUNG BROADCASTING OF ALBANY, INC.
YOUNG BROADCASTING OF DAVENPORT, INC.
YOUNG BROADCASTING OF GREEN BAY, INC.
YOUNG BROADCASTING OF KNOXVILLE, INC.
YOUNG BROADCASTING OF LANSING, INC.
YOUNG BROADCASTING OF LOUISIANA, INC.
YOUNG BROADCASTING OF RAPID CITY, INC.
YOUNG BROADCASTING OF RICHMOND, INC.
YOUNG BROADCASTING OF SAN FRANCISCO, INC.
YOUNG BROADCASTING OF SIOUX FALLS, INC.
YOUNG BROADCASTING OF NASHVILLE LLC
YOUNG BROADCASTING, LLC

WHTM ACQUISITION LLC

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Vice President and Treasurer

Incremental Facility Amendment No. 2 to Credit Agreement - Signature Page

WATE, G.P.

By:	YOUNG BROADCASTING OF KNOXVILLE, INC., its Managing Partner

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Vice President and Treasurer

WKRN, G.P.

By:	YOUNG BROADCASTING OF NASHVILLE, LLC its Managing Partner

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Vice President and Treasurer

KLFY, L.P.

By:	YOUNG BROADCASTING OF LOUISIANA, INC., its General Partner

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Vice President and Treasurer

Incremental Facility Amendment No. 2 to Credit Agreement - Signature Page

WTNH Broadcasting LLC

TVL Broadcasting LLC

WOOD Television LLC

Primeland LLC

North Texas Broadcasting LLC

KXTX Holdings LLC

KXAN LLC

LIN Digital Media LLC

LIN Digital LLC

LIN Mobile, LLC

Federated Media Publishing LLC

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President Chief Financial Officer

INDIANA BROADCASTING, LLC

WAVY BROADCASTING, LLC

WIVB BROADCASTING, LLC

WWLP BROADCASTING, LLC

WOOD LICENSE CO., LLC

LIN OF ALABAMA, LLC

LIN OF COLORADO, LLC

LIN OF NEW MEXICO, LLC

LIN OF WISCONSIN, LLC

LIN LICENSE COMPANY, LLC

By:	LIN TELEVISION CORPORATION its Sole Member

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President Chief Financial Officer

TVL Broadcasting of Rhode Island, LLC LIN Studios, LLC WDTN Broadcasting, LLC

By:	TVL BROADCASTING LLC its Sole Member

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President Chief Financial Officer

Incremental Facility Amendment No. 2 to Credit Agreement - Signature Page

LIN Television of Texas, L.P.

By:	LIN TELEVISION OF TEXAS, INC., its General Partner

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President Chief Financial Officer

LIN Television of Texas, Inc.

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President Chief Financial Officer

Incremental Facility Amendment No. 2 to Credit Agreement - Signature Page

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Yvonne Brazier
Name: Yvonne Brazier
Title: Manager, Agency

Incremental Facility Amendment No. 2 to Credit Agreement - Signature Page

The signature pages of the participating lenders and the schedule of commitments are on file with the Administrative Agent.

Exhibit A to Incremental Amendment No. 2 to
Credit Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 31, 2013

as amended November 12, 2013 by
Technical Amendment to Credit Agreement,
and
as amended October 28, 2014 by
Amendment No. 2 to Credit Agreement
and
as amended November 7, 2014 by
Amendment No. 3 to Credit Agreement
and
as amended and restated effective as of December 19, 2014 by
Amendment No. 1 to Credit Agreement dated as of April 15, 2014 among

MGOC, INC. (F/K/A MEDIA GENERAL, INC.) and LIN Television Corporation,
as the Borrowers,

MEDIA GENERAL, INC.,
as New Holdings,

Royal Bank of Canada,
as Administrative Agent, Collateral Agent,
Swing Line Lender and L/C Issuer,

deutsche bank ag new york branch
and
u.s. bank national association
as Co-Syndication Agents

Capital One, n.a.
and
Suntrust bank,
as Co-Documentation Agents

and

The Other Lenders Party Hereto

RBC CAPITAL MARKETS*,
Capital One, N.A.,
Deutsche Bank Securities Inc. ,
SunTrust Robinson Humphrey, Inc.,
and
U.S. Bank National Association
as Joint Lead Arrangers and Joint Book Managers

Bank of America, N.A.,
Barclays Bank Plc,
Citibank, N.A.,
Citizens Bank, N.A.,
Fifth Third Bank,
Mizuho Bank, Ltd.,
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
and
Wells Fargo Bank, National Association
as Senior Managing Agents

*     RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

i

SCHEDULES
A	New Media Transaction Steps Memo
1.01(a)	Stations
1.01(b)	Immaterial Subsidiaries
1.01(c)	Unrestricted Subsidiaries
1.01(d)	Pledge Agreements
1.01(e)	Security Agreements
2.01	Commitments and Applicable Percentages
5.06	Litigation
5.07	Real Properties (including Mortgaged Properties)
5.11	Subsidiaries; Equity Interests; Loan Parties
5.22	FCC Licenses and Television Stations
5.22(c)	FCC Disclosure
7.01(b)	Existing Liens
7.02(r)	Surviving Indebtedness
7.03(g)	Existing Investments
7.08(h)	Transactions with Affiliates
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
A	Form of Loan Notice
B	Form of Swing Line Loan Notice
C-1	Form of Term Note
C-2	Form of Revolving Credit Note
D	Form of Compliance Certificate
E	Form of Assignment and Assumption
F	Form of Discounted Prepayment Option Notice
G	Form of Lender Participation Notice
H	Form of Discounted Voluntary Prepayment Notice
I-1	Form of U.S. Tax Compliance Certificate
I-2	Form of U.S. Tax Compliance Certificate
I-3	Form of U.S. Tax Compliance Certificate
I-4	Form of U.S. Tax Compliance Certificate
J	Form of Guaranty Agreement
K	Form of Solvency Certificate

 v

AMENDED AND RESTATED CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of July 31, 2013, and amended and restated as of the Acquisition Effective Date (as hereinafter defined) among MGOC, Inc. (f/k/a Media General, Inc.), a Virginia corporation (the “Borrower Representative”), LIN Television Corporation, a Delaware corporation (“LIN” and, together with the Borrower Representative, the “Borrowers” and each, a “Borrower”), Media General, Inc., a Virginia corporation (“New Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Royal Bank of Canada, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

1.     On the Initial Draw Date (as hereinafter defined), the Borrower Representative acquired all of the issued and outstanding equity interests (the “Acquisition”) of New Young Broadcasting Holding Co., Inc. (“Young Broadcasting”) pursuant to an Agreement and Plan of Merger, dated as of June 5, 2013, among the Borrower Representative and General Merger Sub 1, Inc., General Merger Sub 2, Inc., General Merger Sub 3, LLC and Young Broadcasting (such agreement, together with all exhibits, schedules, and disclosure letters thereto, collectively, the “Acquisition Agreement”).

2.     On the Acquisition Effective Date (as hereinafter defined), after giving effect to the transactions set forth in Schedule A hereto, the Borrower Representative will become a direct wholly-owned subsidiary of LIN, which will become a direct or indirect wholly-owned subsidiary of New Holdings.

3.     The Borrower Representative has requested that, concurrently with the Acquisition Effective Date, the applicable Incremental Facilities Lenders extend additional credit to the Borrowers in the form of (a) Term A Loans (as defined in the Incremental Joinder Agreement, the “Term A Loans”) in an initial aggregate principal amount set forth in the Incremental Joinder Agreement (as hereinafter defined), (b) Term B-2 Loans (as defined in the Incremental Joinder Agreement, the “Term B-2 Loans”) in an initial aggregate principal amount set forth in the Incremental Joinder Agreement and (c) Incremental Revolving Increases (the “Acquisition Incremental Revolving Increases”) in an initial aggregate principal amount set forth in the Incremental Joinder Agreement, in each case on the terms and subject to the conditions set forth in the applicable Incremental Joinder Agreement, Amendment No. 1 and Section 4.01 of this Agreement.

4.     The proceeds of the Term B-1 Loans, the Revolving Credit Loans, the Letters of Credit and the Swing Line Loans will be used for the purposes provided herein and the proceeds of the Incremental Facilities will be used as specified in the Incremental Joinder Agreement.

5.     The Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS

Section 1.01     Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning specified in Section 2.05(e)(iii).

“Acceptance Date” has the meaning specified in Section 2.05(e)(ii).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA (determined using the definition of “Consolidated EBITDA” and the other defined terms used therein as if references to New Holdings and the Restricted Subsidiaries therein were to such Acquired Entity or Business and its Subsidiaries or such Converted Restricted Subsidiary and its Subsidiaries, as the case may be) of such Acquired Entity or Business or such Converted Restricted Subsidiary, as determined on a consolidated basis for such Acquired Entity or Business or such Converted Restricted Subsidiary.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Acquisition Agreement” has the meaning provided in the recitals hereto.

“Acquisition Documents” means the Acquisition Agreement and all other agreements and documents relating to the Acquisition, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Acquisition Effective Date” means the date the conditions set forth in Section 4.01 are satisfied or waived in accordance with the terms thereof.

“Acquisition Incremental Revolving Commitment” means commitments of the applicable Incremental Lenders in respect of the Acquisition Incremental Revolving Increase.

“Acquisition Incremental Revolving Increase” has the meaning provided in the recitals hereto.

“Act” has the meaning specified in Section 10.19.

“Additional Lender” has the meaning specified in Section 2.14(c).

“Administrative Agent” means Royal Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.06.

“Administrative Agent Fee Letter” means the letter agreement, dated July 31, 2013, among the Borrower Representative, the Guarantors party thereto and the Administrative Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower Representative and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Lenders.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” has the meaning specified in Section 7.08.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Available Revolving Credit Commitment” means the sum of the Available Revolving Credit Commitments of all Revolving Credit Lenders.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of April 15, 2014.

“Amendment No. 1 Commitment Letter” means the commitment letter agreement dated March 21, 2014, among the Borrower Representative and Royal Bank of Canada.

“Amendment No. 1 Fee Letter” means the fee letter agreement dated March 21, 2014, among the Borrower Representative and Royal Bank of Canada.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of October 28, 2014.

“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to New Holdings or any of its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Discount” has the meaning specified in Section 2.05(e)(iii).

“Applicable Percentage” means (a) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on or prior to the Initial Draw Date, such Term B Lender’s Term B Commitment at such time, and (ii) thereafter, the aggregate principal amount of such Term B Lender’s Term B Loans and Term B Commitments at such time, (b) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by the aggregate principal amount of such Term A Lender’s Term A Loans and Term A Commitments at such time, (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16 and (d) in respect of each Incremental Facility under this Agreement, with respect to any Lender under each such Incremental Facility at any time, the percentage (carried out to the ninth decimal place) of the aggregate Commitments (or Loans, in the case of Incremental Term Loans) in respect of such Incremental Facility represented by such Lender’s Commitment (or Loans, in the case of Incremental Term Loans) at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (a) in respect of the Revolving Credit Facility, (i) prior to the Acquisition Effective Date, 1.75% per annum for Base Rate Loans and 2.75% per annum for Eurodollar Rate Loans and Letter of Credit Fees and (ii) on and after the Acquisition Effective Date, 1.50% per annum for Base Rate Loans and 2.50% per annum for Eurodollar Rate Loans and Letter of Credit Fees, (b) in respect of the Term A Facility, as set forth in the Incremental Joinder Agreement, (c) in respect of the Term B-2 Facility, as set forth in the Incremental Joinder Agreement and (d) in respect of the Term B-1 Facility, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Total Net Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
1	<4.00:1.00	3.00%	2.00%
2	>4.00:1.00	3.25%	2.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 2 shall apply in respect of the Term B Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered and certifies that Pricing Level 1 shall apply with respect to the Term B Facility from such date.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

Further, notwithstanding the foregoing, the Applicable Rate in respect of any tranche of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer.

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Term B Percentage” means with respect to any Term B Lender at any time, such Term B Lender’s Applicable Percentage in respect of the Term B Facility at such time.

“Application Date” has the meaning specified in Section 2.05(d).

“Appropriate Lender” means, at any time, (a) with respect to Commitments of any Class, Lenders that have Commitments with respect to such Class, (b) with respect to Loans of any Class, the Lenders of such Class, (c) with respect to any Letter of Credit, (i) the relevant L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (d) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means, collectively (a) RBC Capital Markets, (b) Capital One, N.A., (c) Deutsche Bank Securities Inc., (d) SunTrust Robinson Humphrey, Inc. and (e) U.S. Bank National Association in their capacities as joint lead arrangers and joint bookrunners.

“Asset Swap” has the meaning specified in Section 7.05(m).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and acknowledged by the Administrative Agent, substantially in the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent, the Borrower Representative and the applicable Lender or Lenders party thereto.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Manager” means (a) the Administrative Agent (or its designated Affiliate) or (b) any other financial institution or advisor employed by the Borrower Representative (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Voluntary Prepayment pursuant to Section 2.05(e); provided that the Borrower Representative shall not designate the Administrative Agent or any Affiliate of the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent or such Affiliate, as applicable (it being understood that the Administrative Agent shall not, nor shall any Affiliate of the Administrative Agent, be under any obligation to agree to act as the Auction Manager); provided, further, that neither New Holdings, nor any of its Subsidiaries or Affiliates, may act as the Auction Manager.

“Audited Financial Statements” means, at any Determination Date, the audited consolidated balance sheet of New Holdings (or, if prior to the Acquisition Effective Date, the Borrower Representative) and its Subsidiaries, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the immediately preceding fiscal year of New Holdings (or, if prior to the Acquisition Effective Date, the Borrower Representative) and its Subsidiaries, including the notes thereto, most recently filed or required to be filed with the SEC on Form 10-K on or prior to such Determination Date.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Initial Draw Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:

(a)     $100,000,000; plus

(b)     the cumulative amount of Excess Cash Flow of New Holdings and its Restricted Subsidiaries for all fiscal years (commencing with the fiscal year ending December 31, 2014) and prior to the Available Amount Reference Time, minus the portion of such Excess Cash Flow that has been (or is required to be) applied after the Initial Draw Date and prior to the Available Amount Reference Time to the prepayment of Term Loans in accordance with Section 2.05(b)(i); plus

(c)     the amount of any capital contributions or Net Cash Proceeds from any Permitted Equity Issuance (or issuance of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than (i) any Specified Equity Contribution or (ii) any other capital contributions or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.03, 7.06 or 7.09) received by New Holdings during the period from and including the Business Day immediately following the Initial Draw Date through and including the Available Amount Reference Time, but only to the extent such capital contributions or Net Cash Proceeds received by New Holdings were received in cash as common equity on or prior to the Available Amount Reference Time; plus

(d)     the aggregate amount of Retained Declined Proceeds retained by New Holdings during the period from the Business Day immediately following the Initial Draw Date through the Available Amount Reference Time; plus

(e)     to the extent not already included in the calculation of Consolidated Net Income of New Holdings and its Restricted Subsidiaries, the aggregate amount of all cash dividends and other cash distributions received by New Holdings or any Restricted Subsidiary (without duplication) during the period from the Business Day immediately following the Initial Draw Date through the Available Amount Reference Time from Investments made using the Available Amount pursuant to Section 7.03(n) in an aggregate amount not to exceed the amount by which the Available Amount was reduced when making such Investments; plus

(f)     to the extent not (i) already included in the calculation of Consolidated Net Income of New Holdings and its Restricted Subsidiaries or (ii) used to prepay Term Loans or otherwise applied in accordance with Section 2.05(b)(ii) or (iii) constituting Retained Declined Proceeds, the aggregate amount of all Net Cash Proceeds received by New Holdings or any Restricted Subsidiary (without duplication) during the period from the Business Day immediately following the Initial Draw Date through the Available Amount Reference Time in connection with the sale, transfer or other disposition of Investments previously made using the Available Amount pursuant to Section 7.03(n) in an aggregate amount not to exceed the amount by which the Available Amount was reduced when making such Investments; plus

(g)     in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, New Holdings or a Restricted Subsidiary, the fair market value of the Investments of New Holdings and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent such Investments correspond to the designation of a Subsidiary as an Unrestricted Subsidiary pursuant to Section 2.18 and were originally made using the Available Amount pursuant to Section 7.03(n) in an aggregate amount not to exceed the amount by which the Available Amount was reduced when making such Investment; minus

(h)     the aggregate amount of (i) any Investments made pursuant to Section 7.03(n), (ii) any Restricted Payments made pursuant to Section 7.09(g) and (iii) any payments made pursuant to Section 7.06(a)(iii) , during the period from the Business Day immediately following the Initial Draw Date through the Available Amount Reference Time (and, for purposes of this clause (h), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time);

provided that (a) in no event shall the Available Amount include Specified Equity Contributions or the proceeds thereof and (b) except in respect of clause (c) above, any application of the Available Amount shall be subject to (x) the absence of any Event of Default and (y) compliance with a Consolidated Total Net Leverage Ratio of not greater than 5.00:1.00 as determined on a pro forma basis for the most recent Test Period.

“Available Revolving Credit Commitment” means, at any time as to any Lender, an amount equal to the excess, if any, of the amount of the Revolving Credit Commitment of such Lender at such time, over the Revolving Credit Exposure of such Revolving Credit Lender.

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Royal Bank as its “corporate base rate,” and (c) the Eurodollar Rate plus 1.00%. The “corporate base rate” is not necessarily the lowest rate charged by the Lender acting as the Administrative Agent to its customers. Any change in such “corporate base rate” announced by Royal Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Borrowers” has the meaning specified in the introductory paragraph to this Agreement; provided that notwithstanding anything to the contrary under this Agreement, in no event shall LIN be deemed to be a Borrower under this Agreement until immediately after the New Media Merger.

“Borrower Honor Date” has the meaning specified in Section 2.03(c)(i).

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Representative” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Broadcast Licenses” means (a) with respect to New Holdings and the Restricted Subsidiaries, all FCC Licenses authorizing a broadcast service to the public and granted, assigned or issued to New Holdings or a Restricted Subsidiary to construct, own or operate the Stations, together with all extensions, additions and renewals thereto or thereof, and (b) with respect to any Shared Services Party, all FCC Licenses authorizing a broadcast service to the public and granted, assigned or issued to such Shared Services Party to construct, own or operate one or more Shared Services Party Stations, together with all extensions, additions and renewals thereto or thereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, all expenditures by New Holdings and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions to property, plant or equipment on the consolidated balance sheet of New Holdings and its Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on the consolidated balance sheet of New Holdings and its Restricted Subsidiaries (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at Royal Bank in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Administrative Agent, any relevant L/C Issuer or the Swing Line Lender (as applicable) and the Revolving Credit Lenders, as collateral for L/C Obligations, Swing Line Obligations or obligations of the Revolving Credit Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent and the relevant L/C Issuer or the Swing Line Lender benefiting from such collateral shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) such L/C Issuer or Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by New Holdings or any of its Restricted Subsidiaries:

(a)     (i) Dollars or (ii) any other foreign currency held by New Holdings and its Restricted Subsidiaries in the ordinary course of business;

(b)     securities issued or directly and fully guaranteed or insured by the United States or Canadian governments or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(c)     certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Lender or by any bank or trust company (1) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (2) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100,000,000;

(d)     repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above;

(e)     commercial paper issued by any Person organized under the Laws of any state of the United States of America (other than any Loan Party or Subsidiary of a Loan Party, or any Affiliate of any Loan Party) and rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” (or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments) or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(f)     readily marketable direct obligations issued by any state of the United States of America, any province of Canada or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(g)     interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (f) above; and

(h)     repurchase agreements with a term of not more than one year for underlying securities of the types described in clause (b) above entered into with any bank meeting the qualifications specified in clause (c) above.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means (a) Royal Bank and its Affiliates, (b) each other Initial Lender and its Affiliates as to Cash Management Agreements existing on the Initial Draw Date, and (c) without duplication, each Person that, at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender.

“Cash Management Obligations” means obligations owed by New Holdings and any Restricted Subsidiary to any Cash Management Bank in respect of any Cash Management Agreement and any overdraft and related liabilities arising from treasury, depository, credit or debit card, purchasing card or cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by New Holdings or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair, or to pay for the loss of, such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Foreign Subsidiary that is treated as a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the Original Signing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than any Parent or one or more Permitted Holders (whether individually or as a member of a group) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the then outstanding Equity Interests of New Holdings entitled to vote for members of the board of directors or equivalent governing body of New Holdings on a fully- diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)     during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of New Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors), provided that, notwithstanding the foregoing, any change to the board of directors occurring as contemplated by the Acquisition Agreement shall not constitute a change of control under this clause (b); or

(c)     the adoption of a plan relating to the liquidation or dissolution either Borrower; or

(d)     the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Borrower Representative and its Restricted Subsidiaries taken as a whole to a Person other than a Parent, a Restricted Subsidiary or one or more Permitted Holders; or

(e)     a “change of control” or any comparable term under, and as defined in, any Indenture Documentation shall have occurred; or

(f)     (i) New Holdings shall cease to directly or indirectly own 100% of the outstanding Equity Interests of LIN or (ii) LIN shall cease to directly own 100% of the outstanding Equity Interests of the Borrower Representative.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Term A Commitments, Term B Commitments, Extended Revolving Credit Commitments, Incremental Revolving Increases or Commitments in respect of any Incremental Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Specified Refinancing Revolving Loans, Term A Loans, Term B Loans, Extended Term Loans, Specified Refinancing Term Loans or Incremental Term Loans. Incremental Term Loans and Extended Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.

“Co-Documentation Agents” means (a) Capital One, N.A. and (b) SunTrust Bank in their respective capacities as co-syndication agents under this Agreement.

“Co-Syndication Agents” means (a) Deutsche Bank AG New York Branch and (b) U.S. Bank National Association in their respective capacities as co-documentation agents under this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral”, “Security Agreement Collateral”, “Pledged Collateral” and “Mortgaged Property” referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens for the benefit of the Secured Parties.

“Collateral Agent” means Royal Bank, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.06 and the Intercreditor Agreement.

“Collateral and Guarantee Requirement” means, at any time on and after the Acquisition Effective Date, the requirement that:

(a)     the Borrower Representative shall have complied with the Collateral and Guarantee Requirement as in effect on the Acquisition Effective Date;

(b)     the Collateral Agent shall have received each Security Document required to be delivered on the Acquisition Effective Date pursuant to Section 4.02, or to be delivered after the Acquisition Effective Date pursuant to Section 6.11 or Section 6.14, duly executed by each Loan Party that is a party thereto;

(c)     all Obligations shall have been unconditionally guaranteed by New Holdings and each Restricted Subsidiary that is a Wholly-Owned Subsidiary, including any Restricted Subsidiary that is a Wholly-Owned Subsidiary acquired pursuant to Section 7.03(j), in each case except for Excluded Subsidiaries;

(d)     the Obligations and the Guaranties shall have been secured pursuant to the Pledge Agreement by a first-priority security interest in all the Equity Interests of each of the Restricted Subsidiaries held directly by New Holdings, any Borrower or any Guarantor (and to the extent consistent with the Senior Notes Indenture Documentation and the other Indenture Documentation, other than Equity Interests of any JV Entity if and for so long as the terms of any Contractual Obligation existing on the Initial Draw Date or, in the case of LIN and its Restricted Subsidiaries (other than the Borrower Representative and its Restricted Subsidiaries) existing on the Acquisition Effective Date, in either case, prohibit the creation of any other Lien on such Equity Interests (or with respect to any JV Entity acquired after the Initial Draw Date or, in the case of LIN and its Restricted Subsidiaries (other than the Borrower Representative and its Restricted Subsidiaries) after the Acquisition Effective Date, as of the date of such acquisition); provided such prohibition was not entered into in connection with or anticipation of such acquisition) (limited, in the case of Equity Interests of any Foreign Subsidiary of a Loan Party (which Foreign Subsidiary is a CFC), to 65% of the issued and outstanding voting Equity Interests and (to the extent provided in the Pledge Agreement then in effect) 100% of the non-voting Equity Interests of each such Foreign Subsidiary (and none of the Equity Interests of any Subsidiary of such Foreign Subsidiary that is a CFC));

(e)     except to the extent otherwise provided hereunder or under any Security Document, the Obligations and the Guaranties shall have been secured by a perfected security interest in the United States (other than in the case of mortgages, to the extent such security interest may be perfected by delivering certificated securities, filing personal property financing statements or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, and mortgages on, substantially all tangible and intangible assets of New Holdings, the Borrowers and each Guarantor (including, without limitation, accounts receivable, inventory, equipment, investment property, intellectual property, other general intangibles (including contract rights), intercompany notes, owned real property, leased real property, and proceeds of the foregoing), in each case, with the priority required by the Security Documents; provided that security interests in real property shall be limited to the Existing Mortgaged Properties and to the Material Real Properties acquired on or after the Original Signing Date;

(f)     none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(g)     the Collateral Agent shall have received (i) counterparts of a Mortgage or Mortgages with respect to each Material Real Property required to be delivered pursuant to Section 6.11 or Section 6.14, as the case may be, duly executed, acknowledged and delivered by the record owner of, or appropriate party with respect to, such Material Real Property, (ii) a Mortgage Policy insuring the Lien of each such Mortgage in an amount not to exceed the fair market value of each such Material Real Property (as reasonably determined by the Borrower Representative), (iii) a completed Life of Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower Representative and each Restricted Subsidiary relating thereto) and if any improvements on any Mortgaged Property are located in an area designated as a “special flood hazard area,” evidence of such flood insurance as may be required under Section 6.11(c)(v), (iv) such other documents and items as may be required under Section 6.11 or Section 6.14, as the case may be, and (v) such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Material Real Property.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as the Administrative Agent and the Borrower Representative agree in writing that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for creation or the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Acquisition Effective Date for the perfection of security interests in the assets of New Holdings and its Restricted Subsidiaries on such date) where it reasonably determines, in consultation with the Borrower Representative, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

Subject to the immediately following paragraph, (a) with respect to leases of real property entered into by any Loan Party or any Restricted Subsidiary thereof on or after the Original Signing Date, such Loan Party or Restricted Subsidiary, as applicable, shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases, (b) Liens and the Guarantees required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Security Documents, (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets: (i) any Non-Material Real Property or Real Property that is located in a jurisdiction other than the United States and any leasehold interests in real property, (ii) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing Statement or equivalent, (iii) investment property and letter of credit rights, in each case acquired after the Initial Draw Date with a value of less than $1,000,000 for each such property or right, (iv) any rights or interest in any lease, contract, license or license agreement covering personal property or real property and/or such assets subject thereto, so long as under the terms of such lease, contract, license or license agreement, or applicable Law with respect thereto, the grant of a security interest or Lien therein for the benefit of the Secured Parties (1) is prohibited, (2) would give any other party to such lease, contract, license or license agreement, instrument or indenture the right to terminate its obligations thereunder, or (3) is permitted only with the consent of another party (including, without limitation, any Governmental Authority) (or would render such lease, contract, license or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such lease, contract, license or license agreement has not been or is not otherwise obtained; provided that, this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the UCC or other applicable Law or so as to limit, impair or otherwise affect the unconditional continuing security interests in and Liens for the benefit of the Secured Parties upon any rights or interests in or to monies due or to become due under any such lease, contract, license or license agreement (including any receivables), (v) any shares of any first-tier Foreign Subsidiary of a Loan Party (which Foreign Subsidiary is a CFC) other than 65% of the issued and outstanding voting Equity Interests and (to the extent provided in the Pledge Agreement then in effect) 100% of the non-voting Equity Interests of each such Foreign Subsidiary that is a CFC (other than an Immaterial Subsidiary) directly owned by a Loan Party, (vi) any application for registration of a trademark filed in the United States Patent and Trademark Office on an intent to use basis to the extent that the grant of a security interest in any such trademark application would adversely affect the validity or enforceability or result in cancellation or voiding of such trademark application, provided, however, that such trademark applications shall be considered Collateral upon the filing of a Statement of Use or an Amendment to Allege Use has been filed and accepted in the United States Patent and Trademark Office, (vii) company-owned life insurance policies held by New Holdings or any of its Restricted Subsidiaries with respect to its employees and (viii) the Borrower Representative’s cafeteria plan flex account as in effect on the Original Signing Date and other similar employee benefit arrangements entered into after the Original Signing Date, (d) no control agreements shall be required with respect to (i) any Excluded Deposit Accounts or (ii) any deposit account or securities account not subject to a control agreement as of the Initial Draw Date; provided that, upon the request of the Administrative Agent, a control agreement shall be required with respect to any Cash Collateral Account holding Cash Collateral, and (e) no action shall be required with respect to any intellectual property that is governed solely by the laws of one or more jurisdictions other than the United States (nor shall any Loan Party be required to reimburse the Administrative Agent, the Collateral Agent, any Lender or any Secured Party for any costs or expenses incurred in connection with any such action).

“Commitment” means a Term B-1 Commitment, a Revolving Credit Commitment, an Extended Revolving Credit Commitment, an Incremental Revolving Increase or a commitment in respect of any Incremental Term Loans, a Term A Commitment, a Term B-2 Commitment and the Acquisition Incremental Revolving Commitments, or any combination thereof, as the context may require.

“Commitment Date” has the meaning specified in Section 2.05(d).

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications Laws” means the Communications Act of 1934, and any similar or successor federal statute, together with all published rules, regulations, policies, orders and decisions of the FCC promulgated thereunder.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D, or in any other form agreed to by the Borrower Representative and the Administrative Agent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, programming rights payments, Capital Expenditures and original issue discount resulting from the issuance of Indebtedness at less than par, of New Holdings and its Restricted Subsidiaries for such period on a consolidated basis and otherwise as determined in accordance with GAAP.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income of New Holdings and its Restricted Subsidiaries for such period:

(a)     increased (without duplication) by the following:

(i)     provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of New Holdings and its Restricted Subsidiaries paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(ii)     Consolidated Interest Expense of New Holdings and its Restricted Subsidiaries for such period (including (A) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk and (B) costs of surety bonds in connection with financing activities), plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (B), (C) and (D) in clause (a) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii)     Consolidated Depreciation and Amortization Expense of New Holdings and its Restricted Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)     any non-recurring expenses or charges (other than depreciation or amortization charges) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (in each case, whether or not successful), including (A) such fees, expenses or charges related to the Loans or the Senior Notes, (B) any amendment or other modification of the Loan Documents or the Senior Notes, (C) the Transactions and (D) such costs, fees and expenses in connection with any tender for or redemption of any Indebtedness, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)     the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost associated with establishing new facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions permitted to be made hereunder on and after the Initial Draw Date (including, without limitation, the New Media Merger), and costs related to the closure and/or consolidation of facilities; provided that the aggregate amount of cash charges and cash costs that are included in this clause (v) (other than with respect to the Transactions) shall not exceed (on a Pro Forma Basis) 10% of Consolidated EBITDA for such period); plus

(vi)     any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting (excluding any such non-cash charge, write-down or item to the extent it represents an accrual or reserve for a cash expenditure for a future period) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period; plus

(vii)     the amount of net run rate cost savings or any contractual retransmission revenue projected by New Holdings in good faith to be realized in connection with any Investment, acquisition, disposition, merger, consolidation, reorganization or restructuring, in each case permitted hereunder (each, a “Specified Arrangement”), taken or initiated prior to or during such period (which shall be calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that (A) a Responsible Officer of New Holdings shall have certified to the Administrative Agent that (x) such cost savings are reasonably identifiable and factually supportable and (y) such actions have been taken or will be taken within 12 months of the date of such Specified Arrangement and (B) the aggregate amount of all such cost savings that are included in this clause (vii) shall not (1) in the case of any cost savings in connection with any reorganization or restructuring, exceed $20,000,000 in any four quarter period and (2) in all other cases, exceed 10% of Consolidated EBITDA in any single Specified Arrangement and shall not exceed 20% of Consolidated EBITDA in any four quarter period; plus

(viii)     any costs or expense incurred by New Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of New Holdings or net cash proceeds of an issuance of Equity Interests of New Holdings (other than Disqualified Equity Interests or any Specified Equity Contribution); plus

(ix)     cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing or otherwise included in the determination of Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(x)     any net loss included in the consolidated financial statements due to the application of Accounting Standard Codification Topic 810 and related pronouncements (“ASCT 810”); plus

(xi)     realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of New Holdings and its Restricted Subsidiaries; plus

(xii)     net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;

(b)     decreased (without duplication) by: (i) (x) non-cash gains increasing Consolidated Net Income of New Holdings and its Restricted Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, (y) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such period and (z) programming rights payments made during such period; plus (ii) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of New Holdings and its Restricted Subsidiaries; plus (iii) any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus (iv) any net income included in the consolidated financial statements due to the application of ASCT 810; and

(c)     increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.

There shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by New Holdings or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), or with respect to which New Holdings or any Restricted Subsidiary has executed a Sharing Arrangement, to the extent not subsequently sold, transferred or otherwise disposed of by New Holdings or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired or with respect to which such Sharing Arrangement was executed and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition). For purposes of determining the Consolidated Total Net Leverage Ratio, the, Consolidated Senior Secured Net Leverage Ratio, and the Consolidated First Lien Net Leverage Ratio, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by New Holdings or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt (other than any portion of Consolidated Net Debt that is unsecured or is secured solely by a Lien that is expressly junior and subordinated to the Liens securing the Obligations pursuant to an Intercreditor Agreement) as of such date to (b) Consolidated EBITDA for the most recent Test Period divided by two.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of:

(a)     consolidated interest expense of New Holdings and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any obligations under any Swap Contracts or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, and (v) net payments, if any, pursuant to interest rate obligations under any Swap Contracts with respect to Indebtedness; and excluding (A) accretion or accrual of discounted liabilities other than Indebtedness, (B) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (C) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (D) any expensing of bridge, commitment and other financing fees and any costs or expenses in connection with any amendment or modification of Indebtedness (whether or not consummated); plus

(b)     consolidated capitalized interest of New Holdings and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c)     interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower Representative to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of New Holdings and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments minus (b) Qualifying Balances on such date; provided further that Consolidated Net Debt shall not include (x) Letters of Credit, except to the extent of drawn but unreimbursed amounts thereunder and (y) obligations under Swap Contracts not entered into for speculative purposes.

“Consolidated Net Income” means, for any period, the net income (loss) of New Holdings and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(a)     subject to the limitations contained in clause (c) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary (including, for the avoidance of doubt, the Shield Borrowers), except that New Holdings’ equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to New Holdings or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(b)     solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to New Holdings, a Borrower or a Guarantor by operation of the terms of such Restricted Subsidiary’s Organization Documents or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (i) restrictions that have been waived or otherwise released and (ii) restrictions pursuant to the Loan Documents or any Indenture Documentation), except that New Holdings’ equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to New Holdings or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(c)     any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of New Holdings or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the board of directors of the Borrower Representative);

(d)     any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(e)     the cumulative effect of a change in accounting principles;

(f)     any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(g)     all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(h)     any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any of New Holdings or any Restricted Subsidiary denominated in a currency other than U.S. Dollars and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(i)     any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to New Holdings and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(j)     any goodwill or other intangible asset impairment charge or write-off;

(k)     accruals and reserves that are established within twelve months after the Original Signing Date that are so required to be established as a result of the Transactions in accordance with GAAP; and

(l)     any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of New Holdings and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder or under any other agreement providing for reimbursement of such expense and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower Representative has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.

“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt as of such date that is secured by a Lien on the Collateral on an equal or junior priority basis (but without regard to control of remedies) with Liens on the Collateral securing the Obligations to (b) Consolidated EBITDA for the most recent Test Period divided by two.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt as of such date to (b) Consolidated EBITDA for the most recent Test Period divided by two.

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Period” has the meaning specified in Section 8.05(a).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(v).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to, with respect to any overdue amount (other than overdue principal), (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans under the Term A Facility or Term B Facility, as applicable, plus (c) 2% per annum; provided, however, that with respect to overdue principal, the Default Rate shall be an interest rate equal to the interest rate (including the relevant Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Law.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower Representative, the Administrative Agent, the L/C Issuers or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder or under other agreements in which it commits to extend credit, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Representative, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower Representative, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Determination Date” means, (a) at any time prior to the Acquisition Effective Date, the Initial Draw Date and (b) at any time thereafter, the Acquisition Effective Date; provided that for purposes of Articles V and VII of this Agreement, with respect to the Borrower Representative and its Restricted Subsidiaries, Determination Date shall be deemed to be the Initial Draw Date.

“Discount Range” has the meaning specified in Section 2.05(e)(ii).

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.05(e)(ii).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(e)(i).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.05(e)(v).

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of New Holdings having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of New Holdings shall be deemed not to have such a financial interest by reason of such member’s holding Equity Interests of New Holdings or any options, warrants or other rights in respect of such Equity Interests.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including, pursuant to any Sale Leaseback or any issuance or sale of Equity Interests or as a result of the entry into an agreement or arrangement alienating, relinquishing, surrendering or otherwise transferring the right to use all or a material portion of the spectrum associated with any Broadcast License (including pursuant to an auction of such spectrum, conducted by a Governmental Authority, but excluding any involuntary reorganization of spectrum by the FCC pursuant to 47 U.S.C. 1452(b))) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, including but not limited to dispositions pursuant to any Station Sharing Arrangement or other similar arrangement; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower Representative of any of its respective Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations under the Loan Documents that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date of the Term B Loans.

“Disqualified Institutions” means those Persons that are competitors of the Borrower Representative and its Subsidiaries (or reasonably known Affiliates of any such competitors) and are specified from time to time by the Borrower Representative in writing to the Administrative Agent.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Drawing Date” means the date of any drawing under Section 2.01(a).

“EBITDA Percentage” means, as of the date of the consummation of any sale, disposition or exchange of assets (or Equity Interests) by New Holdings or any of the Restricted Subsidiaries, the ratio, expressed as a percentage, obtained by dividing (a) the portion of Consolidated EBITDA attributable to such assets (or Equity Interests) of such Person for the most recent Test Period completed on or prior to such date, calculated on a Pro Forma Basis, by (b) Consolidated EBITDA for such Test Period, calculated on a Pro Forma Basis.

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Embargoed Person” means any party that is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, binding rules, judgments, orders, decrees, permits, licenses, or governmental restrictions relating to pollution, the protection of the environment or the release into the environment, or management of, any Hazardous Materials,.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with New Holdings within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon New Holdings or any ERISA Affiliate.

“Eurodollar Rate” means:

(a)     for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters on the LIBOR01 page (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Royal Bank’s London Branch (or other Royal Bank branch or Affiliate) to major banks in the London or other offshore interbank eurodollar market at their request at approximately 11:00 a.m. (London time), two London Banking Days prior to the commencement of such Interest Period; and

(b)     for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Royal Bank’s London Branch (or other Royal Bank branch or Affiliate) to major banks in the London or other offshore interbank Eurodollar market at their request at the date and time of determination;

provided that in respect of any Term B Loans that are (A) Eurodollar Rate Loans or (B) Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the Eurodollar Rate shall be at all times not less than 1.00%.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)     the sum, without duplication, of:

(i)     Consolidated Net Income for such period;

(ii)     an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;

(iii)     an amount equal to the aggregate net non-cash loss on Dispositions by New Holdings and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over

(b)     the sum, without duplication, of:

(i)     an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (e) of the definition of Consolidated Net Income;

(ii)     without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Capital Expenditures made in cash during such period, to the extent that such Capital Expenditures were financed with internally generated cash flow of New Holdings or its Restricted Subsidiaries;

(iii)     the aggregate amount of all principal payments of Indebtedness of New Holdings and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of repayments of Term Loans pursuant to Sections 2.07(a) and (b) and any mandatory prepayment of Term Loans pursuant to Section 2.05(b), in each case to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (1) all other prepayments of Term Loans, (2) all prepayments under the Revolving Credit Facility and (3) all prepayments in respect of any other revolving credit facility, except, in the case of clause (3), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of the incurrence or the issuance of other Indebtedness of New Holdings or its Restricted Subsidiaries or with the proceeds from the issuance of Equity Interests;

(iv)     an amount equal to the aggregate net non-cash gain on Dispositions by New Holdings and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(v)     the amount of Investments made pursuant to Section 7.03(j) during such period to the extent that such Investments were financed with internally generated cash flow of New Holdings and its Restricted Subsidiaries;

(vi)     the amount of Investments made pursuant to Section 7.03(n) and Section 7.03(u), the amount of Restricted Payments paid during such period pursuant to Section 7.09(g) and the amount of payments made during such period pursuant to Section 7.06(a)(iii), in each case during such period to the extent that such Investments and payments were financed with internally generated cash flow of New Holdings and its Restricted Subsidiaries;

(vii)     the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by New Holdings and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness;

(viii)     the aggregate amount of expenditures actually made by New Holdings and its Restricted Subsidiaries in cash during such period for the satisfaction of long-term liabilities other than Indebtedness to the extent that such expenditures are not expensed during such period and such expenditures are made with internally generated cash flow;

(ix)     without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by New Holdings and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Investments (including earnouts) made pursuant to Sections 7.03(j) or (n) or Capital Expenditures, in each case to be consummated or made during the period of two consecutive fiscal quarters of New Holdings following the end of such period to the extent intended to be financed with internally generated cash flow of New Holdings and its Restricted Subsidiaries; provided that to the extent the aggregate amount utilized to finance such Investments or Capital Expenditures during such period of two consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall, less the amount financed other than through internally generated cash flow of New Holdings and its Restricted Subsidiaries, shall be added to the calculation of Excess Cash Flow at the end of such period of two consecutive fiscal quarters; and

(x)     the amount of cash Taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Excluded Deposit Accounts” means, collectively, (a) on the Initial Draw Date, those deposit accounts set forth on a schedule to the Security Agreement established for (i) payroll, (ii) health benefits and (iii) disbursement accounts solely related to the accounts identified in clauses (i) and (ii) preceding, as such schedule may be supplemented on the Acquisition Effective Date, (b) payroll and employee benefit accounts and accounts held solely in a fiduciary capacity for an unrelated third party that is not (i) New Holdings, (ii) a Restricted Subsidiary or (iii) an Affiliate of New Holdings or a Restricted Subsidiary, or disbursement accounts solely related thereto, and (c) any deposit account held in the name of New Holdings or a Restricted Subsidiary that, when aggregated with the amounts on deposit in all other deposit accounts held in the name of New Holdings and the Restricted Subsidiaries for which a control agreement has not been obtained (other than those in clauses (a) and (b)), do not exceed $1,000,000, provided however, “Excluded Deposit Accounts” shall not include any Cash Collateral Account holding Cash Collateral.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Foreign Subsidiary and (c) any Unrestricted Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Representative under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Indebtedness” means Indebtedness for borrowed money of each of (a) the Borrower Representative and its Restricted Subsidiaries outstanding immediately prior to the Initial Draw Date and (b) LIN and its Restricted Subsidiaries (other than the Borrower Representative and its Restricted Subsidiaries) outstanding immediately prior to the Acquisition Effective Date, including, without limitation, the Existing LIN Credit Agreement.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of May 17, 2012, among the Borrower Representative, BH Finance LLC as administrative agent and a lender and the other lenders party thereto.

“Existing LIN Credit Agreement” means that certain Credit Agreement, dated as of October 26, 2011 among LIN Television Corporation, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent, an issuing lender and a swingline lender thereunder, as amended by the first amendment thereto dated as of December 19, 2011 and as amended by the second amendment thereto, dated as of December 24, 2012.

“Existing Letters of Credit” shall mean each letter of credit existing on the Initial Draw Date and identified on Schedule 1.01(f).

“Existing Mortgaged Properties” has the meaning specified in Section 5.07(b).

“Existing Mortgage Policies” means the Mortgage Policies issued in connection with the Existing Credit Agreement with respect to the Existing Mortgages.

“Existing Mortgages” means the Mortgages executed and delivered in connection with the Existing Credit Agreement.

“Existing Senior Notes” means the 6⅜% Existing Senior Notes due 2021 issued by LIN.

“Existing Senior Notes Indenture” means that certain Indenture dated October 4, 2012 among LIN, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee under such Indenture, executed in connection with the Existing Senior Notes and any supplement or amendment thereto.

“Existing Senior Notes Indenture Documentation” means the Existing Senior Notes, the Existing Senior Notes Indenture, and all agreements and instruments executed by LIN or any other Loan Parties or any Subsidiary of a Loan Party in connection with the Existing Senior Notes and the Existing Senior Notes Indenture.

“Extended Revolving Credit Commitment” has the meaning specified in Section 2.15(a).

“Extended Term Loans” has the meaning specified in Section 2.15(a).

“Extending Revolving Credit Lender” has the meaning specified in Section 2.15(a).

“Extending Term Lender” has the meaning specified in Section 2.15(a).

“Extension” has the meaning specified in Section 2.15(a).

“Extension Offer” has the meaning specified in Section 2.15(a).

“Facility” means the Term A Facility, Term B Facility or the Revolving Credit Facility, as the context may require, and “Facilities” means each of the Term A Facility, Term B Facility and the Revolving Credit Facility.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Original Signing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b)(1) of the Code.

“FCC” means the Federal Communications Commission or any Governmental Authority substituted therefor.

“FCC Licenses” means a License issued or granted by the FCC.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Royal Bank on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, (a) the Amendment No. 1 Fee Letter and (b) the Administrative Agent Fee Letter.

“Financial Covenant” means the covenant set forth in Section 7.10(a).

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations owing to such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fronting Fee” has the meaning specified in Section 2.03(i).

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Obligations” means, as to any Person, without duplication (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Original Signing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means, collectively, (a) the Guaranty Agreement, (b) the Shield Guarantee, (c) each guaranty supplement to the Guaranty Agreement, (d) [reserved] and (e) any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 or otherwise Guaranteeing any of the Obligations.

“Guarantor” means each of (a) New Holdings, (b) each Restricted Subsidiary that is a Wholly-Owned Subsidiary (other than each Borrower) and (c) each other Person that is required to provide a Guarantee pursuant to Section 6.11, including, as of the Acquisition Effective Date, those that are listed on Schedule 5.11 hereto.

“Guaranty Agreement” means the Guaranty, substantially in the form attached hereto as Exhibit J, dated as of the Initial Draw Date, executed and delivered by the Subsidiary Guarantors, whereby the Subsidiary Guarantors guarantee the Obligations.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (a) is a Lender or an Affiliate of a Lender (i) at the time it enters into a Secured Hedge Agreement or (ii) that on the Initial Draw Date is a party to a Swap Contract permitted under Section 7.02(c) and (b) Royal Bank and each of its Affiliates party to a Swap Contract with a Loan Party, in each case in its capacity as a party to such Swap Contract.

“Honor Date” means the date of any payment by an L/C Issuer under a Letter of Credit.

“Immaterial Subsidiary” means, as of any date of determination, each Subsidiary of New Holdings that has been designated by New Holdings in writing to the Administrative Agent after the Initial Draw Date as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below); provided that (i) on such date, the total assets of such Subsidiary is less than 2.5% of Total Assets of New Holdings and the Restricted Subsidiaries (taken as a whole) as of the last day of the most recent Test Period and the gross revenues of such Subsidiary is less than 2.5% of the consolidated gross revenues of New Holdings and the Restricted Subsidiaries (taken as a whole) for the most recent Test Period, (ii) for purposes of this Agreement, at no time shall (A) the total assets of all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) in the aggregate as of the last day of the most recent Test Period equal or exceed 5% of the Total Assets of New Holdings and the Restricted Subsidiaries (taken as a whole) as of such date or (B) the gross revenues for such Test Period of all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) in the aggregate equal or exceed 5% of the consolidated gross revenues of New Holdings and the Restricted Subsidiaries (taken as a whole) for such period, in each case determined in accordance with GAAP, (iii) at such time as any such Subsidiary (A) becomes a party to any Loan Document, (B) executes and delivers a Guaranty or any Security Documents, or (C) Guarantees or provides any other credit support for the Senior Notes, any Subordinated Debt, or any other material debt securities of New Holdings or any of its Restricted Subsidiaries, such Subsidiary shall at all times thereafter cease to be an Immaterial Subsidiary irrespective of the value of its assets or its revenues, (iv) New Holdings shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clauses (i) and (ii) above, (v) if the total assets or gross revenues of such Subsidiary so designated by New Holdings as an “Immaterial Subsidiary” (and not redesignated as a Material Subsidiary) shall at any time exceed the limits set forth in clause (i) above, then such Subsidiary shall be deemed to be a Material Subsidiary and (vi) if the total assets or gross revenues of all Subsidiaries so designated by New Holdings as “Immaterial Subsidiaries” (and not redesignated as Material Subsidiaries) shall at any time exceed the limits set forth in clause (ii) above, then all such Subsidiaries shall be deemed to be Material Subsidiaries unless and until New Holdings shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” in the aggregate do not exceed such limits; and provided further that New Holdings may designate a Subsidiary as an Immaterial Subsidiary at any time by prior written notice to the Administrative Agent, subject to the terms set forth in this definition. Each Immaterial Subsidiary of New Holdings as of the Initial Draw Date is set forth on Schedule 1.01(b) hereto. Notwithstanding the foregoing or any other provision in this Agreement or any other Loan Document to the contrary, no Subsidiary shall be considered or designated as an “Immaterial Subsidiary” hereunder if it does not receive similar treatment under all of the Indenture Documentation.

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Amendment” has the meaning specified in Section 2.14(c).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(c).

“Incremental Facilities Documentation” has the meaning specified in Section 2.14(b)(x).

“Incremental Joinder Agreement” means the Incremental Facilities Documentation in respect of the Term A Commitments, the Term B-2 Commitments and the Acquisition Incremental Revolving Commitments.

“Incremental Revolving Increases” has the meaning specified in Section 2.14(a).

“Incremental Revolving Facilities” has the meaning specified in Section 2.14(a).

“Incremental Revolving Lender” has the meaning specified in Section 2.14(c).

“Incremental Term A Loans” has the meaning specified in Section 2.14(a).

“Incremental Term B Loans” has the meaning specified in Section 2.14(a).

“Incremental Term Loan Increases” has the meaning specified in Section 2.14(a).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)     all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)     all reimbursement or payment obligations of such Person with respect to letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)     obligations of such Person under any Swap Contract;

(d)     all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business pursuant to ordinary terms and (ii) any purchase price adjustments and earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(e)     indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)     all Attributable Indebtedness;

(g)     all obligations of such Person in respect of Disqualified Equity Interests; and

(h)     all Guarantee Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or similar organization under the laws of the jurisdiction of such joint venture) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and (B) in the case of New Holdings and its Restricted Subsidiaries that are Loan Parties exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party or any Restricted Subsidiary of a Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Indenture Documentation” means, collectively, (a)  the Senior Notes Indenture Documentation and (b) any other indenture or other related instrument executed by the Borrower Representative or any other Loan Party, or any Subsidiary of any Loan Party in connection with the issuance of any other material debt securities.

“Information” has the meaning specified in Section 10.07.

“Initial Draw Date” means November 12, 2013.

“Initial Lender” means each Lender party hereto on the Original Signing Date.

“Initial Revolving Borrowing” means one or more borrowings of Revolving Credit Loans or issuances or deemed issuances of Letters of Credit on the Initial Draw Date as specified in Section 2.01(b) and Section 2.03(a)(i), in each case on or after the Initial Draw Date.

“Initial Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Intercreditor Agreement” means, collectively, (a) a customary intercreditor agreement by and among the Collateral Agent and the collateral agents or other representatives for the holders of Indebtedness secured by Liens on the Collateral that are intended to rank junior to the Liens securing the Obligations and that are otherwise Liens permitted pursuant to Section 7.01, providing that all proceeds of Collateral shall first be applied to repay the Obligations in full prior to being applied to any obligations under the Indebtedness secured by such junior Liens and that until the termination of the Commitments, and the repayment in full (or Cash Collateralization of Letters of Credit) of all Obligations (other than contingent obligations not then due and payable), the Collateral Agent shall have the sole right to exercise remedies against the Collateral (subject to customary exceptions and the expiration of any standstill provisions) and otherwise in form and substance reasonably satisfactory to the Collateral Agent, (b) a customary intercreditor agreement by and among the Collateral Agent and the collateral agents or other representatives for the holders of Indebtedness secured by Liens on the Collateral that are intended to rank pari passu with the Liens securing the Obligations and that are otherwise Liens permitted pursuant to Section 7.01, providing that the Collateral Agent shall have the sole right to exercise remedies against the Collateral (subject to customary exceptions and the expiration of any standstill provisions) and otherwise in form and substance reasonably satisfactory to the Collateral Agent and (d) a customary intercreditor agreement by and among the Collateral Agent and the representatives for the holders of Subordinated Indebtedness and is otherwise permitted pursuant to Section 7.02, in form and substance reasonably satisfactory to the Collateral Agent.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower Representative in its Loan Notice, or such other period that is twelve months or less requested by the Borrower Representative and consented to by all of the Appropriate Lenders; provided that:

(a)     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)     any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)     no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person (including pursuant to any Sale Leaseback), or (d) any Shared Services Party Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.14.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and a Borrower (or any Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Sales Agreement” means, with respect to a television broadcast station, a joint sales agreement or other similar contractual arrangement pursuant to which a Person, other than the Person holding the FCC License of such television broadcast station or an affiliate of such Person, obtains the right to (a) set the advertising rates for such television broadcast station and/or (b) conduct or manage the sale of advertising availabilities on such television broadcast station.

“JV Entity” means (a) any joint venture and (b) any non-Wholly-Owned Subsidiary of New Holdings.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Borrower Honor Date or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (a) Royal Bank or any of its Subsidiaries or Affiliates, and (b) any other Lender (or any of its Subsidiaries or Affiliates) that becomes an L/C Issuer in accordance with Section 2.03(k) or Section 10.06(f), in the case of each of clause (a) and (b) above, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.

“Leasehold” of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the L/C Issuers and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Participation Notice” has the meaning specified in Section 2.05(e)(iii).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Representative and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder (including each Existing Letter of Credit) providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the aggregate amount of the Revolving Credit Commitments.

“License” means any authorization, permit, consent, special temporary authorization, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by or entered into with a Governmental Authority which permits or authorizes the acquisition, construction, ownership or operation of a television broadcast station or any part thereof.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, deemed trust, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Lien Subordination Provisions” has the meaning specified in Section 8.01(l).

“LIN” has the meaning specified in the introductory paragraph to this Agreement.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loans or loans made pursuant to any Incremental Revolving Increase).

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes executed and delivered pursuant to Section 4.02(b), (c) the Guaranties, (d) the Security Documents, (e) the Fee Letters, (f) each Intercreditor Agreement, (g) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement, (h) each Issuer Document, (i) the Incremental Joinder Agreement and (j) all other agreements executed and delivered by any Loan Party in connection with this Agreement; it being understood that no Secured Hedge Agreement or Cash Management Agreement shall be a Loan Document.

“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, or any other form agreed to by the Borrower Representative and the Administrative Agent.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Local Marketing Agreement” means, a local marketing arrangement, time brokerage agreement or similar arrangement pursuant to which a Person, subject to customary licensee preemption rights and other limitations, obtains the right to exhibit programming and sell advertising time on such television broadcast station constituting 15% or more of the air time per week of a television broadcast station licensed to another Person.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Majority Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments and unused Term Loan Commitments. The unused Revolving Credit Commitments and unused Term Loan Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Majority Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the relevant L/C Issuer, as the case may be, in making such determination.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of New Holdings or any Restricted Subsidiary:

(a)     (i) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business or (ii) for purposes of funding any such person’s purchase of Equity Interests (or similar obligations) of New Holdings or its Subsidiaries with (in the case of this sub-clause (ii)) the approval of the board of directors;

(b)     in respect of moving related expenses incurred in connection with any opening, closing or consolidation of any facility or office; or

(c)     in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any time outstanding.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, properties, liabilities (actual or contingent) or financial condition of New Holdings and its Restricted Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Loan Party or other Restricted Subsidiary of a Loan Party to perform its obligations under any Loan Document to which it is a party, or (c) an adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party or other Restricted Subsidiary of a Loan Party of any Loan Document to which it is a party.

“Material Real Property” means any Real Property other than Non-Material Real Property.

“Material Subsidiary” means each Subsidiary of New Holdings that is not an Immaterial Subsidiary.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, October 28, 2019, (b) with respect to the Term A Loans and Term B-2 Loans, the date set forth with respect to Term A Loans and Term B-2 Loans, respectively in the Incremental Joinder Agreement and (c) with respect to the Term B-1 Loans, July 31, 2020; provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Minimum Aggregate ECF Prepayment Trigger” shall occur on the date on which (1) the aggregate amount of prepayments of Term Loans since the Acquisition Effective Date pursuant to Section 2.05(b) of the Credit Agreement and (2) the sum of the aggregate principal amount of (a) all voluntary prepayments of Term Loans following the Acquisition Effective Date (provided that, with respect to Discounted Voluntary Prepayments, only the actual amount of cash used to consummate such prepayment shall be included in such calculation) and (b) all voluntary prepayments of Revolving Credit Loans following the Acquisition Effective Date to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments (in the case of the immediately preceding clause (b), to the extent such prepayments are not funded with the proceeds of Indebtedness or any Specified Equity Contribution) exceed $150.0 million.

“Minimum Annual ECF Prepayment Amount” shall mean (i) for the fiscal years of the Borrower Representative ending December 31, 2014 and December 31, 2015, $0, (ii) for the fiscal years of the Borrower Representative ending December 31, 2016, December 31, 2017 and December 31, 2018, in each case (A) $50.0 million per annum minus for each applicable fiscal year (B) the sum of (1) all voluntary prepayments of Term Loans (provided that, with respect to Discounted Voluntary Prepayments, only the actual amount of cash used to consummate such prepayment shall be included in such calculation) during such fiscal year and prior to the date of such payment (without duplication of any amounts applied to reduce Excess Cash Flow for a prior period) and (2) all voluntary prepayments of Revolving Credit Loans during such fiscal year and prior to the date of such payment (without duplication of any amounts applied to reduce Excess Cash Flow for a prior period) to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of the immediately preceding clause (2), to the extent such prepayments are not funded with the proceeds of Indebtedness or any Specified Equity Contribution and (iii) thereafter, $0.

“Minimum Exchange Tender Condition” has the meaning specified in Section 2.19(b).

“Minimum Extension Condition” has the meaning specified in Section 2.15(b).

“Minimum Tranche Amount” has the meaning specified in Section 2.15(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, a deed of trust, trust deed, deed to secure debt, mortgage, leasehold deed of trust, leasehold trust deed, leasehold deed to secure debt, leasehold mortgage and other similar instruments creating and evidencing Liens on one or more Real Properties made by the Loan Parties or any Restricted Subsidiary of a Loan Party for the benefit of the Secured Parties to secure all or any part of the Obligations, together with the assignments of leases and rents referred to therein or executed in connection therewith, including any Mortgage executed and delivered pursuant to Section 6.11 and Section 6.14. For purposes of the foregoing, “Mortgage” includes without limitation each Existing Mortgage together with any applicable Mortgage Amendment. Each Mortgage shall be in substantially the same form and substance as the Existing Mortgages, with such changes as (a) are required or advisable to comply with different state law or (b) may otherwise be reasonably acceptable to the Borrower Representative, the Administrative Agent and the Collateral Agent (including, without limitation, such changes as may be reasonably satisfactory to the Collateral Agent and the Administrative Agent and their counsel to account for matters of Law, whether local or otherwise).

“Mortgage Amendment” means an amendment to an Existing Mortgage or an amendment and restatement of an Existing Mortgage, in each case in form and substance reasonably acceptable to the Collateral Agent.

“Mortgage Policy” means a fully paid American Land Title Association Lender’s Extended Coverage (where available) title insurance policy with endorsements and in an amount acceptable to the Administrative Agent and Collateral Agent, issued by Fidelity National Title Insurance Company or another title insurance company acceptable to the Administrative Agent and the Collateral Agent, insuring the Mortgage in question to be valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, filed mechanics’ and materialmen’s Liens) and encumbrances, excepting only Liens permitted under the Loan Documents, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent and Collateral Agent may deem necessary or desirable.

“Mortgaged Properties” means collectively, (i) all Existing Mortgaged Properties and (ii) all other Material Real Properties owned by the Borrowers or any Restricted Subsidiary that become (or are required under the Loan Documents to become) subject to a Mortgage.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Cash Proceeds” means:

(a)     with respect to any Disposition by New Holdings or any Restricted Subsidiary, or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of New Holdings or such Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any of any Indebtedness that is secured by the applicable asset subject to such Disposition or Casualty Event and that is required to be repaid (and timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket fees and expenses (including Attorney Costs, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by New Holdings or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes paid or reasonably estimated to be actually payable as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated Taxes pursuant to subclause (C) exceeds the amount of Taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds and (D) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by New Holdings or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and Environmental Liabilities or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by New Holdings or such Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this subclause (D) or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $250,000, (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds (excluding net cash proceeds excluded by clause (x) above) in such fiscal year for all Dispositions shall exceed $5,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)), and (z) with respect to any Station Sharing Arrangement, Net Cash Proceeds shall exclude any gross proceeds received by New Holdings or any Restricted Subsidiary to the extent such gross proceeds are to be included in Consolidated Net Income; and

(b)     with respect to the incurrence or issuance of any Indebtedness by New Holdings and any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions and other reasonable and customary out-of-pocket expenses, incurred by New Holdings and such Restricted Subsidiary in connection with such incurrence or issuance; and

(c)     with respect to any Permitted Equity Issuance by any direct or indirect parent of New Holdings, the amount of cash from such Permitted Equity Issuance contributed to the capital of New Holdings.

“New Holdings” has the meaning specified in the introductory paragraph to this Agreement; provided that for purposes of determining “Excess Cash Flow” (or any component definition contained therein) for any period prior to the Acquisition Effective Date, New Holdings shall be deemed to be the Borrower Representative.

“New Loan Party” means each of New Holdings, LIN and each Restricted Subsidiary of LIN (other than the Borrower Representative and its Restricted Subsidiaries).

“New Media Merger” means the completion of the transactions set forth in Schedule A hereto.

“New Media Merger Agreement” means the merger agreement entered into between the Borrower Representative and LIN dated as of March 21, 2014, as amended by amendment no. 1 thereto dated as of August 20, 2014 and as such agreement may be further amended, supplemented or otherwise modified from time to time prior to the Acquisition Effective Date.

“New Senior Notes” means the 5.875% Senior Notes due 2022 issued by the New Senior Notes Issuer.

“New Senior Notes Indenture” means that certain Indenture dated November 5, 2014 among the New Senior Notes Issuer, the Guarantors (as defined therein) and The Bank of New York Mellon, as trustee under such Indenture, executed in connection with the New Senior Notes and any supplement or amendment thereto.

“New Senior Notes Indenture Documentation” means the New Senior Notes, the New Senior Notes Indenture, and all agreements and instruments executed by New Senior Notes Issuer or any other Loan Parties or any Subsidiary of a Loan Party in connection with the New Senior Notes and the New Senior Notes Indenture.

“New Senior Notes Issuer” means Media General Financing Sub, Inc. and, following consummation of the New Media Merger and the other Transactions, LIN.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment under this Agreement or any Loan Document that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Majority Lenders, the Required Revolving Credit Lenders, the Required Term A Lenders or the Required Term B Lenders, as applicable.

“Non-Loan Party” means any Subsidiary of New Holdings that is not (and is not required to be) a Loan Party.

“Non-Material Real Property” means (a) the leasehold Real Property of New Holdings or any of its Restricted Subsidiaries and (b) the fee owned Real Property of New Holdings or any of its Restricted Subsidiaries where the book value is less than $5,000,000.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Notice of Reinvestment Election” has the meaning specified in Section 2.05(b)(ii)(B)

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party, or any Subsidiary of a Loan Party, or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) obligations of any Loan Party or any other Subsidiary arising under any Secured Hedge Agreement, and (c) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties and the Subsidiaries of Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including Guarantee Obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or any other Subsidiary under any Loan Document and (ii) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary. Notwithstanding the foregoing, the Obligations of any Guarantor shall not include any Excluded Swap Obligations of such Guarantor.

“OECD” means the Organization for Economic Cooperation and Development.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offered Loans” has the meaning specified in Section 2.05(e)(iii).

“OID” has the meaning specified in Section 2.14(b)(vii).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Signing Date” means the date that all the conditions precedent in Section 4.01 were satisfied in accordance with their terms or waived in accordance with Section 10.01, which date was July 31, 2013.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) by a Borrower.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the relevant L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” means New Holdings, and any newly-formed domestic subsidiary or parent of New Holdings that becomes the direct or indirect parent of the Borrower.

“Parent Expenses”: (a) costs (including all professional fees and expenses) incurred by any Parent in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange or this Agreement, including in respect of any reports filed with respect to the Securities Act, the Securities Exchange Act of 1934 or the respective rules and regulations promulgated thereunder, (b) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (c) other administrative and operational expenses of any Parent incurred in the ordinary course of business, and (d) fees and expenses incurred by any Parent in connection with any offering of Equity Interests, (i) which offering is not completed, or (ii) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Borrower Representative or a Restricted Subsidiary, or (iii) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Borrower Representative or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is maintained or is contributed to by New Holdings and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any acquisition that is permitted under the terms of Section 7.03(j).

“Permitted Asset Swap” means any Asset Swap permitted to occur under the terms of Section 7.05(m).

“Permitted Debt Exchange” has the meaning specified in Section 2.19(a).

“Permitted Debt Exchange Notes” has the meaning specified in Section 2.19(a).

“Permitted Debt Exchange Offer” has the meaning specified in Section 2.19(a).

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of New Holdings to the extent permitted (or not prohibited) hereunder.

“Permitted Holders” means Standard General Fund, L.P and its Affiliates.

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.02, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (e) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (provided that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower Representative within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), and (f) such modification, refinancing, refunding, renewal or extension is only incurred by the Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended and shall not be secured by any property other than the property that secured the Indebtedness being so modified, refinanced, refunded, renewed and extended.

“Permitted Sale Leaseback” means any Sale Leaseback consummated by New Holdings or any Restricted Subsidiary after the Initial Draw Date; provided that (a) no Default exists both before and after giving effect thereto, (b) any such Sale Leaseback not between (i) a Loan Party and another Loan Party or (ii) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by New Holdings or such Restricted Subsidiary, (c) all net proceeds and compensation received for each such Sale Leaseback is 100% cash, (d) 100% of the Net Cash Proceeds of such Sale Leaseback are used to prepay the Loans in accordance with the terms of Section 2.05(b) (and except as provided in Section 2.05(b)), and (e) any television stations owned by a Borrower in the same market are sold concurrently by such Borrower in connection with such Sale Leaseback and in accordance with the terms of this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of a Loan Party (or, solely with respect to such a plan subject to Title IV of ERISA or Section 412 of the Code, any ERISA Affiliate) or any such Plan to which a Loan Party (or, solely with respect to such a plan subject to Title IV of ERISA or Section 412 of the Code, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means the pledge agreements and other similar collateral agreements in existence immediately prior to the Original Signing Date and listed on Schedule 1.01(d) hereto, as amended to confirm that it secures the Obligations and with such other changes agreed to by the Borrower Representative and the Administrative Agent, and each supplement to the foregoing, and any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 pledging any of the Equity Interests of any of the Loan Parties to secure Obligations.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of New Holdings or any division used for operations of New Holdings or any of its Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by New Holdings or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower Representative in good faith) (1) directly attributable to such transaction, (2) expected to have a continuing impact on New Holdings and its Restricted Subsidiaries and (3) factually supportable.

“Pro Forma Financial Statements” has the meaning specified in Section 5.05(c).

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(e)(ii).

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying Balances” means, as at any date, the aggregate amount of unrestricted cash and unrestricted Cash Equivalents on hand of New Holdings and its Restricted Subsidiaries on such date (in each case, (i) free and clear of all Liens, other than Liens granted under the Loan Documents, and (ii) excluding Cash Collateral and other amounts held in accounts that hold cash for payment of any specified payable) only to the extent such cash or Cash Equivalents, as applicable, is included in the consolidated balance sheet of New Holdings and its Restricted Subsidiaries as of such date, which aggregate amount of unrestricted cash and Cash Equivalents shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred or proposed to be incurred on such date; provided that, notwithstanding the foregoing, for purposes of this definition (i) Qualifying Balances shall not at any time exceed $100,000,000, (ii) Qualifying Balances shall be deemed to be zero for any day on which an Event of Default shall have occurred and be continuing and (iii) Qualifying Balances shall not include any Specified Equity Contributions or proceeds thereof.

“Qualifying Lenders” has the meaning specified in Section 2.05(e)(iv).

“Qualifying Loans” has the meaning specified in Section 2.05(e)(iv).

“Real Property” means, with respect to any Person, all of the right, title and interest of such Person in and to land, and the improvements and fixtures located thereon, including Leaseholds.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party or any Subsidiary of a Loan Party hereunder.

“Refinancing” means the repayment, repurchase or other discharge of all Existing Indebtedness other than Surviving Indebtedness.

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Representative, among the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.20.

“Refinancing Revolving Commitments” means Incremental Revolving Increases and Incremental Revolving Facilities that are designated by a Responsible Officer of the Borrower Representative as “Refinancing Revolving Commitments” in a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent on or prior to the date of incurrence.

“Refinancing Term Loans” means Incremental Term Loans and Incremental Term Loan Increases that are designated by a Responsible Officer of the Borrower Representative as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent on or prior to the date of incurrence.

“Register” has the meaning specified in Section 10.06(c).

“Rejection Notice” has the meaning specified in Section 2.05(b)(v).

“Related Indemnified Person” means, with respect to any Indemnitee, (a) any controlling person or controlled affiliate of such Indemnitee, (b) the respective directors, officers or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (c) the respective agents, advisors or representatives of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (c) acting on behalf of such Indemnitee, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this definition pertains to a controlled affiliate or controlling person involved in the Transactions.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, counsel, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Transaction” means (a) any prepayment or repayment of Term B Loans, with the proceeds of, or any conversion of Term B Loans into, any (i) new or replacement tranche of bank term loans (including Incremental Term Loans) (other than term A loans) or (ii) any Indebtedness incurred under Section 7.02(t)(i), in any case bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) less than the “effective yield” applicable to the Term B Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) but excluding any new or replacement loans incurred in connection with a Change of Control and (b) any amendment (including pursuant to a Refinancing Term Loan as contemplated by Section 2.14 or replacement of a Term Loan as contemplated by Section 10.01) to the Term B Loans which reduces the “effective yield” applicable to the Term B Loans. For purposes of the foregoing, “effective yield” per annum, shall mean, as of any date of determination, the sum of (i) the higher of (A) the Eurodollar Rate on such date for a deposit in Dollars with a maturity of one month and (B) the Eurodollar Rate floor, if any, with respect thereto as of such date, (ii) the interest rate margins as of such date (with such interest rate margin and interest spreads to be determined by reference to the Eurodollar Rate) and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments. The unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Credit Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the relevant L/C Issuer, as the case may be, in making such determination.

“Required Term A Lenders” means, as of any date of determination Term A Lenders holding more than 50% of the sum of the Total Term A Loan Outstandings and aggregate unused Term A Commitments. The portion of the unused Term A Commitments and the Total Term A Loan Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Term A Lenders at any time.

“Required Term B Lenders” means, as of any date of determination, Term B Lenders holding more than 50% of the sum of the Total Term B Loan Outstandings and aggregate unused Term B Commitments. The portion of the unused Term B Commitments and the Total Term B Loan Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Term B Lenders at any time.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a specified Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.02, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of New Holdings or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to any such Person’s stockholders, partners or members (or the equivalent of any thereof) in respect of such Equity Interest.

“Restricted Subsidiary” means (a) any Subsidiary of New Holdings that is not an Unrestricted Subsidiary, (b) when such term is used herein with the designation of “Restricted Subsidiary of the Loan Parties” or “Loan Parties and their Restricted Subsidiaries”, or other similar designations, “Restricted Subsidiary” means each Person that meets the qualifications set forth in clause (a) preceding and (c) when such term is used herein with the designation of “Restricted Subsidiary of New Holdings”, “Restricted Subsidiary” means each Person that meets the qualifications set forth in clause (a) preceding together with each Person that is a Subsidiary of New Holdings that is required to be a Guarantor and pledge its assets in accordance with the terms of this Agreement.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(v).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means (a) as to each Revolving Credit Lender, its obligation to (i) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b) or Section 2.03, as applicable, (ii) purchase participations in L/C Obligations in respect of Letters of Credit and (iii) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement or (b) any commitments in respect of Specified Refinancing Revolving Loans, as the context may require. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $60,000,000 on the Original Signing Date and shall be $150,000,000 on the Acquisition Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans at such time.

“Revolving Credit Loan” means the Initial Revolving Credit Loans or the Specified Refinancing Revolving Loans, as the context may require.

“Revolving Credit Note” means a promissory note made by the Borrower Representative payable to any Revolving Credit Lender, or its registered assigns, evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

“Royal Bank” means Royal Bank of Canada and its successors.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw- Hill Companies, Inc., and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which New Holdings or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Sanction(s)” means any international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.02(c) that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, the Swing Line Lender, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Loan Documents.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means, collectively, the security agreements and other similar collateral agreements in existence immediately prior to the Original Signing Date and listed on Schedule 1.01(e) hereto, as amended to confirm that it secures the Obligations and with such other changes agreed to by the Borrower Representative and the Administrative Agent, each Security Agreement Supplement executed and delivered pursuant to Section 6.11 or Section 6.14 and any other agreement executed and delivered pursuant to Section 6.11 or Section 6.14 or otherwise granting security interests in any assets or properties of the Loan Parties to secure Obligations.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Security Documents” means, collectively, the Security Agreements, the Pledge Agreement, the Mortgages, each of the deeds of trust, mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements, intellectual property security agreements, assignments, account control agreements, or other agreements granting Liens or security interests, or assignments, required to be delivered pursuant to Section 4.02, Section 6.11 or Section 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee for the benefit of any of the Secured Parties securing all or any portion of the Obligations.

“Senior Managing Agents” means Bank of America, N.A., Barclays Bank Plc, Citibank, N.A., Citizens Bank, N.A., Fifth Third Bank, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, National Association in their respective capacities as senior managing agents under this Agreement.

“Senior Notes” means the Existing Senior Notes and the New Senior Notes.

“Senior Notes Indenture” means the New Senior Notes Indenture and the Existing Senior Notes Indenture.

“Senior Notes Indenture Documentation” means the New Senior Notes Indenture Documentation and the Existing Senior Notes Indenture Documentation.

“Shared Services Agreement” means a shared services arrangement or other similar contractual arrangement pursuant to which a Person owning a television broadcast station provides certain technical, business, management, administrative, back-office or other services in support of the business or operation of a second television broadcast station owned by another Person (who is not an Affiliate of the first Person).

“Shared Services Party” means, with respect to any Shared Services Party Station, any Person that (a) holds the Broadcast Licenses with respect to such Shared Services Party Station, (b) in connection therewith, is a party to a Sharing Arrangement with Borrower Representative and its Restricted Subsidiaries with respect to such Shared Services Party Station, and (c) incurs any Indebtedness, all or any portion of which is required to be guaranteed by, or secured by any of the assets or properties of, any Loan Party.

“Shared Services Party Acquisition” means the acquisition of a Shared Services Party Station, whether by means of the acquisition of all of the assets of such Shared Services Party Station by a Shared Services Party or by means of the acquisition of a portion of the assets of such Shared Services Party Station by a Shared Services Party with the remaining portion being acquired by the Borrower Representative and its Restricted Subsidiaries or otherwise.

“Shared Services Party Credit Facility” means a loan facility to be entered into by a Shared Services Party and the lenders party thereto for the purpose of (x) financing the purchase price of a Shared Services Party Acquisition and repaying any Indebtedness and paying any fees, commissions and expenses in connection therewith, or (y) a Permitted Refinancing of any Indebtedness of a Shared Services Party, regardless of whether such Indebtedness is guaranteed by the Borrower Representative or any Restricted Subsidiary.

“Shared Services Party Station” means (a) any Shield Station, and (b) any television broadcast station, other than a Station (including, without limitation, certain licenses (including all permits, licenses and authorizations of the FCC with respect to such station), equipment, real property, contracts and intellectual property and other assets related to the operation of such station), the Broadcast License of which is held by a Shared Services Party with a Shared Services Agreement.

“Shared Services Guarantee” means a Guarantee by the Borrower Representative or any Restricted Subsidiary of a Shared Services Party Credit Facility.

“Sharing Arrangement” means any Shared Services Agreement, Joint Sales Agreement or Local Marketing Agreement.

“Shield Borrowers” means WXXA-TV LLC and WLAJ-TV LLC.

“Shield Credit Agreement” means that certain Credit Agreement, to be entered into in connection herewith among Shield Media LLC, WXXA-TV LLC, Shield Media Lansing LLC, WLAJ-TV LLC, the lenders party thereto from time to time and Royal Bank of Canada as administrative agent for the lenders.

“Shield Guarantee” means the Guaranty, substantially in the form agreed to by Administrative Agent, dated as of the Initial Draw Date, executed and delivered by the Borrower Representative, Young Broadcasting, Shield Media LLC and Shield Media Lansing LLC, whereby such Persons guarantee the Shield Obligations.

“Shield Stations” means the stations owned and operated by the Shield Borrowers.

“Shield Obligations” means the Obligations (as defined in the Shield Credit Agreement).

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can be reasonably be expected to become an actual or matured liability), (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Default” shall mean a Default or Event of Default arising under Sections 8.01(a) or 8.01(f).

“Specified Equity Contribution” means any direct or indirect equity investment in New Holdings in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent) made pursuant to Section 8.05.

“Specified Refinancing Debt” has the meaning specified in Section 2.20.

“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.

“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.

“Specified Pension Plan Contribution” means a $50,000,000 contribution to the Borrower Representative’s “MG Advantage Retirement Plan”.

“Specified Representations” means (a) in respect of Section 4.01, the representations and warranties made in Sections 5.01(a), 5.01(b)(ii), 5.02(a), 5.04, 5.12 and 5.21 and (b) in respect of Section 4.02, the representations and warranties made in Sections 5.01(a), 5.01(b)(ii), 5.02(a), 5.12, 5.15, 5.16 (subject to the limited collateral delivery requirements required in connection with the Acquisition Effective Date as specified in Section 4.01(f), 5.18 and 5.21.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation (as a Restricted Subsidiary or an Unrestricted Subsidiary), discontinuance of operations, the incurrence of Incremental Term Loans or Incremental Revolving Increases, or any other event that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that any increase in the Revolving Credit Commitment, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided, further, that any such Specified Transaction having an aggregate value of less than $10,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Station” means, at any time and with respect to the television broadcast stations of New Holdings (or, as applicable any Subsidiary of New Holdings) (a) as set forth on Schedule 1.01(a) hereto, as supplemented on the Acquisition Effective Date, or (b) as acquired, directly or indirectly, by New Holdings or its Restricted Subsidiaries after the Acquisition Effective Date pursuant to a transaction permitted under the Loan Documents; provided, that any such television broadcast station that ceases to be owned, directly or indirectly, by New Holdings or a Restricted Subsidiary pursuant to a transaction permitted under the Loan Documents shall, upon the consummation of such transaction, cease to be a “Station” hereunder. This definition of “Station” may be used with respect to any single television station meeting any of the preceding requirements or all such television stations, as the context requires.

“Station Sharing Arrangement” means any Sharing Arrangement under which a Person, other than New Holdings and its Restricted Subsidiaries, provides services or obtains the right to provide programming to, or sells advertising availabilities on or with respect to, a Station.

“Subordinated Debt” means Indebtedness incurred by a Loan Party or any Restricted Subsidiary of a Loan Party that is subordinated in right of payment to the prior payment of all Obligations of such Loan Party or such Restricted Subsidiary of a Loan Party under the Loan Documents, in each case only to the extent the principal amount of such Subordinated Debt is in excess of the Threshold Amount.

“Subordinated Debt Documents” means any agreement, indenture and instrument pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

“Subordination Provisions” has the meaning specified in Section 8.01(l).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of New Holdings.

“Subsidiary Guarantors” means, collectively, the Subsidiaries of New Holdings that are Guarantors.

“Surviving Indebtedness” has the meaning specified in Section 7.02(r).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to- market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Royal Bank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B, or in such other form agreed to by the Borrower Representative and the Administrative Agent.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Target Assets” means all assets being acquired pursuant to the Acquisition Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Television Broadcasting Business” means a business substantially all of which consists of the construction, ownership, operation, management, promotion, extension or other utilization of any type of television broadcasting system, any similar television broadcasting business or any mobile devices or other non-tangible content delivery system, including the syndication of television programming, the obtaining of a License or franchise to operate such a system or business, and activities incidental thereto, such as providing production services, operating Internet-based information services and selling advertising for such services, and developing uses other than broadcasting for the digital spectrum used by television stations.

“Term A Borrowing” means a borrowing consisting of Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(c).

“Term A Commitment” means, as to each Term A Lender, its obligation to make a Term A Loan to a Borrower pursuant to the Incremental Joinder Agreement in an aggregate principal amount at any one time outstanding not to exceed the amount set forth therein or in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Acquisition Effective Date, the aggregate principal amount of Term A Commitments was $0.

“Term A Facility” means, at any time, (a) on or prior to the Acquisition Effective Date, the aggregate amount of the Term A Commitments of all Term A Lenders at such time and (b) thereafter, the sum of (i) the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time and (ii) the aggregate amount of the unfunded Term A Commitments of all Term A Lenders at such time.

“Term A Lender” means at any time, any Lender that has a Term A Commitment or a Term A Loan at such time.

“Term A Loan” has the meaning provided in the recitals hereto.

“Term B Borrowing” means a borrowing consisting of Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(a).

“Term B Borrowing” means a borrowing consisting of Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(a).

“Term B Commitment” means, collectively, the Term B-1 Commitments and the Term B-2 Commitments.

“Term B Drawdown Date” means the dates, if any, on which Term B Loans are funded.

“Term B Facility” means, at any time, (a) on or prior to the Initial Draw Date, the aggregate amount of the Term B-1 Commitments of all Term B Lenders at such time and (b) thereafter, the sum of (i) the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time and (ii) the aggregate amount of the unfunded Term B Commitments of all Term B Lenders at such time.

“Term B Lender” means at any time, any Lender that has a Term B Commitment or a Term B Loan at such time.

“Term B Loan” means collectively, Term B-1 Loans and Term B-2 Loans.

“Term B-1 Commitment” means, as to each Term B Lender, its obligation to make a Term B-1 Loan to a Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term B Commitment” or in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Original Signing Date, the aggregate principal amount of Term B-1 Commitments was $885,000,000.

“Term B-1 Loan” means a Loan made pursuant to Section 2.01(a), but excluding, for the avoidance of doubt, any Term B-2 Loans.

“Term B-2 Commitment” means a commitment of a Lender to make Term B-2 Loans pursuant to the Incremental Joinder Agreement. As of the Acquisition Effective Date, the aggregate principal amount of Term B-2 Commitments was $825,000,000.

“Term B-2 Loans” has the meaning provided in the recitals hereto.

“Term Borrowing” means a Term A Borrowing, Term B Borrowing or a borrowing in respect of Incremental Term Loans, as the context requires.

“Term Lender” means, at any time, any Lender that has a Term A Commitment, Term A Loan, Term B Commitment, a Term B Loan or an Incremental Term Loan at such time.

“Term Loan” means a Term A Loan, Term B Loan, an Incremental Term Loan, an Extended Term Loan or Specified Refinancing Term Loans, as the context requires.

“Term Loan Commitments” means a Term A Commitment, Term B Commitment or a commitment in respect of any Incremental Term Loans or Specified Refinancing Term Loans or any combination thereof, as the context may require.

“Term Note” means a promissory note made by the Borrower Representative in favor of a Term A Lender, Term B Lender, or its registered assigns, evidencing Term A Loans made by such Term A Lender or the Term B Loans made by such Term B Lender, substantially in the form of Exhibit C-1.

“Test Period” means, at any date of determination, the most recently completed eight consecutive fiscal quarters of New Holdings ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b).

“Threshold Amount” means $25,000,000.

“Ticking Fee” has the meaning specified in Section 2.09(c).

“Total Assets” means the total assets of New Holdings and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of New Holdings delivered pursuant to Section 6.01(a) or (b) (or, for the period prior to the time any such statements are so delivered pursuant to such sections, the pro forma financial statements of the Borrower Representative giving effect to the Transactions).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means, on any date of determination, the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations on such date.

“Total Term A Loan Outstandings” means on any date of determination, the aggregate Outstanding Amount of all Term A Loans on such date.

“Total Term B Loan Outstandings” means on any date of determination, the aggregate Outstanding Amount of all Term B Loans on such date.

“Transactions” means, collectively, (a) the Acquisition, (b) the New Media Merger, (c) the funding of the Term Loans and the Initial Revolving Borrowing on and prior to the Acquisition Effective Date, (c) the Refinancing (as and when it occurs), (d) the consummation of any other transactions in connection with the foregoing and (e) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unaudited Financial Statements” means, at any Determination Date, the unaudited consolidated balance sheet of New Holdings (or, if prior to the Acquisition Effective Date, the Borrower Representative) and its Subsidiaries, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter of New Holdings (or, if prior to the Acquisition Effective Date, the Borrower Representative) and its Subsidiaries, including the notes thereto most recently filed or required to be filed with the SEC on form 10-Q on or prior to such Determination Date.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (a) as of the Initial Draw Date, each Subsidiary of the Borrower Representative listed on Schedule 1.01(c), (b) each Subsidiary of New Holdings designated by the board of directors of the Borrower Representative as an Unrestricted Subsidiary pursuant to Section 2.18 subsequent to the Initial Draw Date and (c) any Subsidiary of an Unrestricted Subsidiary; provided that, notwithstanding the foregoing, no Subsidiary that executes and delivers (or has executed and delivered) (i) any Loan Document, including without limitation a Guaranty or any Security Document, or (ii) a guarantee of (or provides or has provided any other credit support for) the New Senior Notes, the Existing Senior Notes, any Subordinated Debt, or any other debt securities of any Restricted Subsidiary of a Loan Party, shall be designated as an Unrestricted Subsidiary. Notwithstanding the foregoing or any other provision in this Agreement or any other Loan Document to the contrary, no Subsidiary shall be considered an “Unrestricted Subsidiary” if it does not receive similar treatment under all of the Indenture Documentation.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares, (b) shares issued to foreign nationals to the extent required by applicable Law and (c) other de minimis share issuances required by local Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Young Stations” means the television broadcasting stations listed on Schedule 2.11(c) to the Acquisition Agreement.

Section 1.02     Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03     Accounting Terms; Calculation of Financial Covenant and other Financial Ratios and Terms.

(a)     Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of New Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)     Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Representative or the Majority Lenders shall so request, the Administrative Agent and the Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower Representative shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)     Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of New Holdings and its Subsidiaries or to the determination of any amount for New Holdings and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that New Holdings is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein; provided that for purposes hereof, the Shared Services Parties for which any of New Holdings or its Restricted Subsidiaries have provided a Shared Services Guarantee, such Shared Services Parties shall be deemed to be variable interest entities and any Indebtedness of such Shared Services Parties shall be deemed to be included in the calculation of Consolidated Net Debt hereunder.

(d)     Calculation of Financial Ratios. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio and the Consolidated First Lien Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(e)     Shared Services Guarantees. For purposes of calculating the amount of Indebtedness attributable to a Shared Services Guarantee under any Loan Documents, the amount of Indebtedness attributable to a Shared Services Guarantee shall equal the aggregate amount of all loans and other extensions of credit under the Shared Services Credit Facility guaranteed by such Shared Services Guarantee, plus the aggregate amount of all unfunded commitments to make extensions of credit under such Shared Services Credit Facility that are guaranteed by such Shared Services Guarantee.

Section 1.04     Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement or required to be maintained by New Holdings pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05     Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.06     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to eastern time (daylight or standard, as applicable).

Section 1.07     Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

Article II
THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01     The Loans.

(a)     The Term B-1 Loans. On the Initial Draw Date, each Term B-1 Lender made to the Borrower term loans in an aggregate principal amount not exceeding such Term B-1 Lender’s Term B-1 Commitment as in effect on such date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term B-1 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Each Term B-1 Borrowing consisted of Term B-1 Loans made simultaneously by the Term B-1 Lenders in accordance with their respective Term B-1 Commitments.

(b)     The Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, an “Initial Revolving Credit Loan”) to the Borrower Representative from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any such Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower Representative may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Section 2.02     Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower Representative’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or of any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans or any conversion of Eurodollar Rate Loans to Base Rate Loans; provided, however, that if the Borrower Representative wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower Representative (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower Representative pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower Representative is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower Representative fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower Representative requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. For the avoidance of doubt, the Borrowers and the Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b)     Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower Representative, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in the preceding subsection. In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.02), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Royal Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Representative; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower Representative, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

(c)     Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan, unless the Borrower Representative pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Majority Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans without the consent of the Majority Lenders.

(d)     The Administrative Agent shall promptly notify the Borrower Representative and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower Representative and the Lenders of any change in Royal Bank’s “corporate base rate” used in determining the Base Rate promptly following the public announcement of such change.

(e)     Anything in subsections (a) to (d) above to the contrary notwithstanding after giving effect to all Term Borrowings and Revolving Credit Borrowings, all conversions of Term Loans and Revolving Credit Loans from one Type to the other, and all continuations of Term Loans and Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect for Term Borrowings and Revolving Credit Borrowings.

(f)     Anything in this Section 2.02 to the contrary notwithstanding, the Borrower Representative may not select the Eurodollar Rate for the initial Credit Extension.

Section 2.03     Letters of Credit.

(a)     The Letter of Credit Commitment.

(i)     Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Initial Draw Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of a Borrower or any Restricted Subsidiaries of Parent, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit, and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower or any Restricted Subsidiaries of Parent and any drawings thereunder; provided that (a) after giving effect to any L/C Credit Extension with respect to any Letter of Credit, the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (b) no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit and no Revolving Credit Lender shall be obligated to participate in any Letter of Credit if after giving effect to such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Revolving Credit Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each request by the Borrower Representative for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower Representative that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The Existing Letters of Credit shall be deemed to be Letters of Credit for all purposes under this Agreement, without any further action by a Borrower, any L/C Issuer or any other Person.

(ii)     An L/C Issuer shall not issue any Letter of Credit if:

(A)     subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Revolving Credit Lenders have approved such expiry date; or

(B)     subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) all the Revolving Credit Lenders and such L/C Issuer have approved such expiry date or (y) the Borrower Representative has entered into arrangements reasonably satisfactory to the relevant L/C Issuer to Cash Collateralize the Outstanding Amount of such L/C Obligations or backstop such Letter of Credit on the later of (I) the date of issuance of such Letter of Credit and (II) the 30th day prior to the Letter of Credit Expiration Date.

(iii)     An L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated for hereunder) not in effect on the Initial Draw Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Initial Draw Date and which such L/C Issuer is not otherwise compensated for hereunder and in good faith deems material to it;

(B)     the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)     except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $5,000;

(D)     the Letter of Credit is to be denominated in a currency other than Dollars;

(E)     any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower Representative or such Lender to eliminate such L/C Issuer’s Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has Fronting Exposure, as it may elect in its sole discretion; or

(F)     the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)     An L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)     An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)     An L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)     Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Representative delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the relevant L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (G) the purpose and nature of the requested Letter of Credit, and (H) such other matters as the relevant L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended, (2) the proposed date of amendment thereof (which shall be a Business Day), (3) the nature of the proposed amendment, and (4) such other matters as the relevant L/C Issuer may reasonably require. Additionally, the Borrower Representative shall furnish to the relevant L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the relevant L/C Issuer or the Administrative Agent may reasonably require.

(ii)     Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower Representative and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from the Administrative Agent, any Revolving Credit Lender or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not have been satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of a Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)     If the Borrower Representative so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower Representative shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (unless the Borrower Representative has entered into arrangements reasonably satisfactory to the relevant L/C Issuer to Cash Collateralize the Outstanding Amount of such L/C Obligations or backstop such Letter of Credit on the later of (I) the date of issuance of such Letter of Credit and (II) the 30th day prior to the Letter of Credit Expiration Date); provided, however, that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone followed promptly in writing) on or before the day that is seven Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower Representative that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the relevant L/C Issuer not to permit such renewal.

(iv)     Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower Representative and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)     Drawings and Reimbursements; Funding of Participations.

(i)     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower Representative and the Administrative Agent thereof. Not later than 10:00 a.m. on the Business Day immediately following the Business Day on which the Borrower Representative shall have received notice of any Honor Date (or, if the Borrower Representative shall have received such notice later than 10:00 a.m. on any Business Day, on the second succeeding Business Day) (each such date, an “Borrower Honor Date”), the Borrower Representative shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on such Honor Date plus interest accruing at the Base Rate from the Honor Date to the date of reimbursement by the Borrower Representative on the Borrower Honor Date. If the Borrower Representative fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower Representative shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Borrower Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders, and subject to the conditions set forth in Section 4.02. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)     Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the relevant L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount in respect of a Letter of Credit not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower Representative in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii)     With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower Representative shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)     Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the relevant L/C Issuer.

(v)     Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower Representative or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not L/C Advances) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower Representative of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower Representative to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)     If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate then in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent demonstrable error.

(d)     Repayment of Participations.

(i)     At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower Representative or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)     If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)     Obligations Absolute. The obligation of the Borrower Representative to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)     any lack of validity or enforceability of such Letter of Credit, this Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing;

(ii)     the existence of any claim, counterclaim, setoff, defense or other right that the Borrower Representative or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)     any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)     waiver by the relevant L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower Representative or any waiver by the L/C Issuer which does not in fact prejudice the Borrower Representative in any respect;

(v)     honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)     any payment made by the relevant L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, only to the extent such Letter of Credit specifies that Rule 3.14 of the ISP applies to it;

(vii)     any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)     any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from any of the Guaranties or any other guaranty, for all or any of the Obligations of any Loan Party or any Restricted Subsidiary of a Loan Party in respect of such Letter of Credit; or

(ix)     any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower Representative or any Restricted Subsidiary;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower Representative to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower Representative to the extent permitted by applicable Law) suffered by the Borrower Representative that are caused by such L/C Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The Borrower Representative shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower Representative’s instructions or other irregularity, the Borrower Representative will promptly notify the applicable L/C Issuer. The Borrower Representative shall be conclusively deemed to have waived any such claim against the relevant L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)     Role of L/C Issuers. Each Lender and the Borrower Representative agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Agents, any of their respective Related Parties nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision), or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower Representative hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower Representative’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Agents, any of their respective Related Parties nor any correspondents, participants or assignees of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower Representative may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower Representative, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower Representative which the Borrower Representative proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case as determined by a court of competent jurisdiction in a final non-appealable decision). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)     Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower Representative when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit (other than Rule 3.14, unless expressly specified in a Letter of Credit that it will apply). Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower Representative for, and each L/C Issuer’s rights and remedies against the Borrower Representative shall not be impaired by, any action or inaction of such L/C Issuer required under any Law, order, or practice that is required to be applied to any Letter of Credit or this Agreement under any Law, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP.

(h)     Letter of Credit Fees. The Borrower Representative shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with, subject to Section 2.16, its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate for Letter of Credit fees times the daily maximum amount then available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily maximum amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower Representative shall pay directly to each L/C Issuer for its own account a fronting fee (a “Fronting Fee”) with respect to each Letter of Credit issued by it, at the rate per annum equal to 0.125% computed on the daily maximum amount then available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Borrower Representative shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten Business Days of demand and are nonrefundable.

(j)     Conflict with Issuer Documents. Notwithstanding anything else to the contrary in any Issuer Document, in the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)     Addition of an L/C Issuer. A Revolving Credit Lender (or any of its Subsidiaries or affiliates) may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower Representative, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(l)     Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(d) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower Representative shall Cash Collateralize any such Letter of Credit in accordance with Section 2.17. If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Credit Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

(m)     Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary of Parent, the Borrower Representative shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower Representative hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower Representative, and that the Borrower Representative’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.04     Swing Line Loans.

(a)     The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to a Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (B) the Revolving Credit Exposure of any Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment then in effect and (ii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension will, after giving effect to Section 2.16(a)(iv), have, Fronting Exposure; provided further that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)     Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower Representative’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess thereof shall be in an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to a Borrower either by (i) crediting the account of such Borrower on the books of Royal Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by such Borrower.

(c)     Refinancing of Swing Line Loans.

(i)     The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower Representative (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower Representative with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice (or the next succeeding Business Date if such notice is delivered after 11:00 a.m.), whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower Representative in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)     If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)     If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent demonstrable error.

(iv)     Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower Representative or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not to purchase and fund risk participations in Swing Line Loans) pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)     Repayment of Participations.

(i)     At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)     If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)     Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)     Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g)     Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(l)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and the same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swing Line Loans shall not be so required to be repaid in full on such earliest maturity date.

Section 2.05     Prepayments.

(a)     Optional Prepayments.

(i)     The Borrower Representative may, upon notice to the Administrative Agent, at any time or from time to time voluntarily terminate Term A Commitments or Term B Commitments, in whole or in part, prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (except as set forth below); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans, (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and (C) any prepayment of Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility and Incremental Facility). If such notice is given by the Borrower Representative, the Borrower Representative shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof as directed by the Borrower Representative (it being understood and agreed that if the Borrower Representative does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of Term Loans under Section 2.07(a) and (b) in direct order of maturity) and shall be paid to the Appropriate Lenders, subject to Section 2.16, in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities and Incremental Facilities. Notwithstanding the foregoing provisions of this Section 2.05(a) or anything in this Agreement or any other Loan Document to the contrary, in the event that, on or prior to the six-month anniversary of the Acquisition Effective Date, the Borrower Representative (a) makes any prepayment of Term B Loans in connection with any Repricing Transaction, the Borrower Representative shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B Lenders, a prepayment premium equal to 1% of the amount of the Term B Loans being prepaid or (b) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower Representative shall pay to the Administrative Agent, for the ratable account of each of the non-consenting Term B Lenders to such amendment whose Term B Loans are required to be assigned pursuant to Section 10.13, a prepayment premium equal to 1% of the aggregate amount of the applicable Term B Loans of such non-consenting Term B Lenders outstanding immediately prior to such amendment.

(ii)     The Borrower Representative may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, or the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower Representative, the Borrower Representative shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)     Notwithstanding anything to the contrary contained in this Agreement, the Borrower Representative may, subject to Section 3.05, rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Facilities and Incremental Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(b)     Mandatory Prepayment.

(i)     Within five Business Days after the date financial statements are required to be delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower Representative shall cause to be prepaid an aggregate principal amount of Term Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the first full fiscal year ending after the Original Signing Date), minus (B) the sum of (1) all voluntary prepayments of Term Loans (provided that, with respect to Discounted Voluntary Prepayments, only the actual amount of cash used to consummate such prepayment shall be included in such calculation) during such fiscal year and prior to the date of such payment (without duplication of any amounts applied to reduce Excess Cash Flow for a prior period) and (2) all voluntary prepayments of Revolving Credit Loans during such fiscal year and prior to the date of such payment (without duplication of any amounts applied to reduce Excess Cash Flow for a prior period) to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (1) and (2), to the extent such prepayments are not funded with the proceeds of Indebtedness or any Specified Equity Contribution; provided that (a) the ECF Percentage shall be 25% if the Consolidated First Lien Net Leverage Ratio for the fiscal year covered by such financial statements was less than 2.5:1.0 and greater than or equal to 2.0:1.0 and (b) the ECF Percentage shall be 0% if the Consolidated First Lien Net Leverage Ratio for the fiscal year covered by such financial statements was less than 2.0:1.0.

(ii)     (A) Subject to Section 2.05(b)(ii)(B), if (x)  New Holdings or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (f), (g), (j), (k), (m), or (o)), or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by such Person of Net Cash Proceeds, the Borrower Representative shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), of an aggregate principal amount of Term Loans equal to 100% of all such Net Cash Proceeds realized or received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower Representative shall have given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing).

(B)     With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower Representative (as evidenced in a written notice of reinvestment election (a “Notice of Reinvestment Election”) delivered to the Administrative Agent within ten Business Days after the date of realization or receipt of such Net Cash Proceeds), the Borrower Representative may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business (other than working capital) and in Permitted Acquisitions and Capital Expenditures within the later of (x) 12 months following receipt of such Net Cash Proceeds or (y) if the Borrower Representative enters into a legally binding commitment to reinvest such Net Cash Proceeds within 12 months following receipt thereof, 180 days of the date of such legally binding commitment; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower Representative shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower Representative entered into at a time when no Default is continuing) and (ii) if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a Notice of Reinvestment Election, an amount equal to 100% of such Net Cash Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.

(C)     On each occasion that the Borrower Representative must make a ratable prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Borrower Representative shall, within five Business Days after the date of realization or receipt of such Net Cash Proceeds (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrower Representative reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(v) below, of the principal amount of Term Loans in an amount equal to 100% of such Net Cash Proceeds realized or received.

(iii)     If New Holdings or any Restricted Subsidiary incurs or issues any (A) Refinancing Term Loans, (B) Indebtedness pursuant to Section 7.02(t)(i) or (C) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.02, the Borrower Representative shall (1) designate such Term Loans to be prepaid (other than in the case of a prepayment pursuant to subclause (C)) and (2) cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt of such Net Cash Proceeds; provided that if no Term Loans are then outstanding, the aggregate principal amount of Term A Commitments and Term B Commitments shall be ratably reduced by 100% of all Net Cash Proceeds received therefrom on or prior to the date of receipt of such Net Cash Proceeds. If the Borrower Representative obtains any Refinancing Revolving Commitments, the Borrower Representative shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount pursuant to Section 2.06.

(iv)     (A) Each prepayment of any Term Loans being prepaid pursuant to this Section 2.05(b) shall be applied first, ratably among the Term A Loans and the Term B Loans to the installments thereof pro rata in direct order of maturity for the next eight scheduled payments pursuant to Section 2.07(a) and (b) following the applicable prepayment event and second, ratably to the remaining installments thereof pro rata, (B) each prepayment pursuant to Section 2.05(b)(iii)(A) or (B) shall be applied as directed by the Borrower Representative, and (C) each such prepayment shall be paid to the Lenders receiving such prepayment in accordance with their respective Applicable Percentages subject to clause (v) of this Section 2.05(b).

(v)     The Borrower Representative shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii), and (iii) of this Section 2.05(b) at least five Business Days prior to 1:00 p.m. on the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower Representative’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment. Each Appropriate Lender may reject all or a portion of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) and (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower Representative no later than 5:00 p.m. three Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower Representative and used for general corporate purposes or any other purpose not in violation of the Loan Documents (“Retained Declined Proceeds”).

(c)     If for any reason the Total Revolving Credit Outstandings at any time exceed the aggregate Revolving Credit Commitments then in effect, the Borrower Representative shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower Representative shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Borrowings, the Total Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments then in effect. All amounts required to be paid pursuant to this Section 2.05(c) shall be applied first, ratably to the L/C Borrowings and the Swing Line Loans, second, ratably to the outstanding Revolving Credit Loans, and third, to Cash Collateralize the remaining L/C Obligations. Within the parameters of the applications set forth in the foregoing sentence, such prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. No prepayment under this Section 2.05(c) shall result in a mandatory reduction of Revolving Credit Commitments.

(d)     Anything contained in Section 2.05(b) to the contrary notwithstanding, (i) if, following the occurrence of any “Asset Sale” (as such term is defined in the Senior Notes Indenture) by any Loan Party or any of its Subsidiaries, either Borrower is required to commit by a particular date (a “Commitment Date”) to apply or cause its Subsidiaries to apply an amount equal to any of the “Net Proceeds” (as defined in the Senior Notes Indenture) thereof in a particular manner, or to apply by a particular date (an “Application Date”) an amount equal to any such “Net Proceeds” in a particular manner, in either case in order to excuse the Borrower Representative from being required to make an “Asset Sale Offer” (as defined in the Senior Notes Indenture) in connection with such “Asset Sale,” and such Borrower shall have failed to so commit or to so apply an amount equal to such “Net Proceeds” at least 60 days before the applicable Commitment Date or Application Date, as the case may be, or (ii) if such Borrower at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such “Net Proceeds,” and, within 60 days thereafter assuming no further application or commitment of an amount equal to such “Net Proceeds” such Borrower would otherwise be required to make an “Asset Sale Offer” in respect thereof, then in either such case such Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to such “Net Proceeds” to be applied to the payment of the Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations in the manner set forth in Section 2.05(b) in such amounts as shall excuse the Borrower Representative from making any such “Asset Sale Offer.”

(e)     Discounted Voluntary Prepayments.

(i)     Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, the Borrower Representative shall have the right at any time and from time to time to prepay Term Loans to the Lenders thereof at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.05(e); provided that (A) no proceeds from Revolving Credit Loans shall be used to consummate any such Discounted Voluntary Prepayment, (B) any Discounted Voluntary Prepayment hereunder must be offered to all Term Lenders on a pro rata basis, (C) no Default shall have occurred and be continuing or would result from such Discounted Voluntary Prepayment, (D) no more than one Discounted Prepayment Option Notice shall be issued and pending at any one time and (E) the Borrower Representative shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower Representative (1) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(e) has been satisfied, (2) stating that it does not possess material nonpublic information with respect to itself and its Restricted Subsidiaries for purposes of United States federal securities laws that has not been disclosed to the Lenders (other than Lenders who have elected not to receive such information) and (3) specifying the aggregate principal amount of Term Loans to be prepaid pursuant to such Discounted Voluntary Prepayment.

(ii)     To the extent the Borrower Representative seeks to make a Discounted Voluntary Prepayment, the Borrower Representative will provide written notice to the Auction Manager substantially in the form of Exhibit F hereto (each, a “Discounted Prepayment Option Notice”) that the Borrower Representative desires to prepay Term Loans in an aggregate principal amount specified therein by the Borrower Representative (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less than $10,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrower Representative with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii)     Upon receipt of a Discounted Prepayment Option Notice, the Auction Manager shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit G hereto (each, a “Lender Participation Notice”) to the Auction Manager (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Auction Manager, in consultation with the Borrower Representative, shall determine the applicable discount for such Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (1) the percentage specified by the Borrower Representative if the Borrower Representative has selected a single percentage pursuant to Section 2.05(e)(ii) for the Discounted Voluntary Prepayment or (2) otherwise, the highest Acceptable Discount at which the Borrower Representative can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv)     The Borrower Representative shall make a Discounted Voluntary Prepayment by prepaying those Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower Representative shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower Representative shall prepay all Qualifying Loans.

(v)     Subject to satisfaction of the conditions in Section 2.05(e)(i), each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date (or such later date as the Administrative Agent and Auction Manager shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.05), upon irrevocable notice substantially in the form of Exhibit H hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Auction Manager shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, subject to satisfaction of the conditions in Section 2.05(e)(i), the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. Upon consummation of each Discounted Voluntary Prepayment, any such Term Loans so prepaid shall be immediately cancelled and the par principal amount of such Term Loans so prepaid shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).

(vi)     To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.05(e)(iii) above) established by the Administrative Agent, the Auction Manager and the Borrower Representative.

(vii)     Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Auction Manager, the Borrower Representative may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrower Representative after the date of such Lender Participation Notice.

(viii)     Nothing in this Section 2.05(e) shall (A) require the Borrower Representative to undertake any Discounted Voluntary Prepayment, (B) require any Lender to submit a Lender Participation Notice or (C) limit or restrict the Borrower Representative from making voluntary prepayments of Term A Loans or Term B Loans in accordance with Section 2.05(a).

(ix)     The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article IX and Section 10.04 to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Discounted Voluntary Prepayment.

(f)     Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurodollar Rate Loan prior to the last day of the Interest Period therefor, the Borrower Representative may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower Representative or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the Eurodollar Rate Loans to be so prepaid; provided that the Borrower Representative may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

Section 2.06     Termination or Reduction of Commitments.

(a)     Optional. The Borrower Representative may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, (iii) the Borrower Representative shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, and (iv) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower Representative. Notwithstanding the foregoing, the Borrower Representative may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities and Incremental Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b)     Mandatory. The Additional Term B Commitment of each Term B Lender shall be automatically and permanently reduced to $0 on the Acquisition Effective Date. The Term A Commitment of each Term A Lender shall be automatically and permanently reduced to $0 on the Acquisition Effective Date. The Revolving Credit Commitments (other than any Extended Revolving Credit Commitments) shall terminate on the applicable Maturity Date. The Extended Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto. If the Borrower Representative obtains any Refinancing Revolving Commitments, the Borrower Representative shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount.

(c)     Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.06). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.07     Repayment of Loans.

(a)     Term B Loans. Subject to adjustment as a result of the application of prepayments in accordance with Section 2.05, in each case, solely to the extent of any such amounts applied to the prepayment of the Term Loans, the Term B Loans shall be due and payable, and the Borrower Representative shall repay to the Administrative Agent for the ratable account of the Term B Lenders quarterly on the last Business Day of each month of March, June, September and December occurring until the Maturity Date, commencing with the first such payment due and payable on the end of the first full fiscal quarter ending after the Initial Draw Date an amount equal to 0.25% of the aggregate outstanding principal amount of all Term B Loans made by all Term B Lenders under Section 2.01(a); provided, however, that the final principal repayment installment of the Term B Loans shall be due and payable on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

(b)     Revolving Credit Loans. The Revolving Credit Loans shall be due and payable, and the Borrower Representative shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders, on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(c)     Swing Line Loans. Each Swing Line Loan shall be due and payable, and the Borrower Representative shall repay each Swing Line Loan, on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

(d)     Obligations. All other Obligations that are due and payable under the Security Documents but remaining outstanding and unpaid shall be due and payable on the latest maturity date for the Term A Loans, Term B Loans, any Incremental Loans or Extensions, as applicable.

Section 2.08     Interest.

(a)     Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility, (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility, and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b)     (i) If any amount of principal of any Loan is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)     If any amount (other than the principal of any Loan) payable by a Borrower under any Loan Document is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Majority Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)     Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09     Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)     Commitment Fee. The Borrower Representative shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the “Commitment Fee”) equal to 0.50% per annum on the actual daily amount by which the aggregate Revolving Credit Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations (disregarding Swing Line Loans for the purpose of such calculation), subject to adjustment as provided in Section 2.16. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be considered usage of the Revolving Credit Facility for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Initial Draw Date, and on the last day of the Availability Period for the Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears.

(b)     Other Fees.

(i)     The Borrower Representative shall pay to the Agents for their own respective accounts fees in the amounts and at the times specified in the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower Representative and the applicable Agent).

(ii)     The Borrower Representative shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower Representative and the applicable Lender).

Section 2.10     Computation of Interest and Fees.

(a)     All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)     If, as a result of any restatement of or other adjustment to the financial statements of New Holdings, the Borrower Representative or the Lenders determine that (i) the Consolidated Total Net Leverage Ratio as calculated by the Borrower Representative as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower Representative shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Term A Lenders and Term B Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower Representative under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.08(b) or under Article VIII. The Borrower Representative’s obligations under this paragraph shall survive for a period of one year following the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

Section 2.11     Evidence of Debt.

(a)     The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower Representative, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrower Representative shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)     In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error.

Section 2.12     Payments Generally; Administrative Agent’s Clawback.

(a)     General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility or relevant Incremental Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on, or principal, of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b)     (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower Representative a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower Representative severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower Representative to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower Representative, the interest rate applicable to Base Rate Loans. If the Borrower Representative and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower Representative the amount of such interest paid by the Borrower Representative for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower Representative shall be without prejudice to any claim the Borrower Representative may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)     Payments by Borrower Representative; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the relevant L/C Issuer hereunder that the Borrower Representative will not make such payment, the Administrative Agent may assume that the Borrower Representative has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Borrower Representative has not in fact made such payment, then each of the Appropriate Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower Representative with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)     Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)     Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)     Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)     Insufficient Funds. Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent, the L/C Issuers, the Swing Line Lender and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

Section 2.13     Sharing of Payments by Lenders. If, other than as expressly provided elsewhere herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment on account of Loans made by it or the participations in L/C Obligations and Swing Line Loans held by it resulting in such Lender receiving payment greater than its pro rata share (or other share contemplated hereunder) thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, L/C Obligations or Swing Line Loans, as applicable, and owing them; provided that:

(i)     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)     the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower Representative pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.17 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant in accordance with the terms of Section 10.06.

Each Loan Party and each Restricted Subsidiary of a Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party or such Restricted Subsidiary of a Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party or such Restricted Subsidiary of a Loan Party in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14     Incremental Credit Extensions.

(a)     At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower Representative may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more tranches of term A loans (the “Incremental Term A Loans”) or term B loans (the “Incremental Term B Loans” and, together with the Incremental Term A Loans, the “Incremental Term Loans”), one or more increases in any Class of Term Loans or Incremental Term Loans (the “Incremental Term Loan Increases”), one or more additional revolving credit facility tranches (the “Incremental Revolving Facilities”) or one or more increases in the Revolving Credit Commitments (the “Incremental Revolving Increases”; together with the Incremental Term Loans, the Incremental Term Loan Increases and the Incremental Revolving Facilities, the “Incremental Facilities”); provided that after giving Pro Forma Effect thereto (assuming that any such Incremental Revolving Facilities or Incremental Revolving Increases are drawn in full and excluding the cash proceeds of such Incremental Facility) and after giving effect to any Specified Transaction consummated in connection therewith, New Holdings is in compliance (on a Pro Forma Basis) the Financial Covenant as of the end of the most recent Test Period (as if the incurrence of such Incremental Facility had occurred on the first day of such Test Period); provided that the aggregate amount of the Incremental Term Loans, Incremental Term Loan Increases and the Incremental Revolving Credit Commitments shall not exceed the sum of (A) (x) $400,000,000, plus (B) additional amounts so long as, at the time of issuance or incurrence thereof, the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of eight consecutive fiscal quarters for which financial statements are internally available, as if any Incremental Term Loans, Incremental Term Loan Increases or Incremental Revolving Increases, as applicable, available under such Incremental Facilities had been outstanding on the last day of such period, and, in each case (x) with respect to any Incremental Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available thereunder, and (y) excluding the cash proceeds of any such Incremental Loans, does not exceed 4.00:1.00 (or, on the Acquisition Effective Date, 5.25:1.00);

(b)     The Incremental Facilities are subject to the following terms and conditions:

(i)     each Incremental Facility shall have the same guarantees as, and be secured on a pari passu basis by the same Collateral securing, the Obligations hereunder;

(ii)     no existing Lender will be required to participate in any such Incremental Facility without its consent;

(iii)     at the time of each such request and upon the effectiveness of any Incremental Facility, no Event of Default shall have occurred and be continuing or shall occur as a result thereof; provided that in the case of any Incremental Facilities the proceeds of which are to be used to finance an acquisition permitted under this Agreement subject to customary “funds certain provisions”, (A) at the time of the execution and delivery of the purchase agreement related to such acquisition, no Event of Default shall have occurred and be continuing or shall occur as a result thereof and (B) upon the effectiveness of any Incremental Facility and the making of such Incremental Term Loan and/or Incremental Revolving Loan, no Specified Default shall have occurred and be continuing or shall occur as a result thereof;

(iv)     the maturity date of any such Incremental Term B Loans (including any Refinancing Term Loans) shall be no earlier than the Maturity Date of the Term B Loans and the Weighted Average Life to Maturity of such Incremental Term B Loans shall be not shorter than the then remaining Weighted Average Life to Maturity of the Term B Loans;

(v)     in the case of Incremental Revolving Increases, (A) the maturity date of such Incremental Revolving Increases shall be the same as the Maturity Date of the Revolving Credit Facility, (B) such Incremental Revolving Increases shall require no scheduled amortization or mandatory commitment reduction prior to the Maturity Date of the Revolving Credit Facility and (C) the Incremental Revolving Increases shall be on the exact same terms and pursuant to the exact same documentation applicable to the Revolving Credit Facility;

(vi)     in the case of an Incremental Revolving Facility, (A) the maturity date of such Incremental Revolving Facility shall be no earlier than the Maturity Date of the Revolving Credit Facility, (B) such Incremental Revolving Facility shall require no scheduled amortization or mandatory commitment reduction prior to the Maturity Date of the Revolving Credit Facility, (C) the Incremental Revolving Facility shall be on substantially the same terms and pursuant to substantially the same documentation applicable to the Revolving Credit Facility, and (D) borrowings and repayments under the Incremental Revolving Facility shall be made on a pro rata basis with the Revolving Credit Facility;

(vii)     the interest rate margins, the maturity date of any Incremental Term A Loans and (subject to clauses (iv) and (vi) above, as appropriate) amortization schedule applicable to any Incremental Term Loans or Incremental Revolving Facilities shall be determined by the Borrower Representative and the lenders thereunder; provided that in the event that the total all in interest rate margins for any Incremental Term B Loans or any Incremental Revolving Facility (in each case, other than Refinancing Term Loans and Refinancing Revolving Commitments) that is incurred are higher than the interest rate margins for the Term B Loans or the Revolving Credit Facility, as applicable, by more than (in any case) 50 basis points, then the interest rate margins for the Term B Loans or the Revolving Credit Facility, as the case may be, shall be increased to the extent necessary so that such interest rate margins are equal to the interest rate margins for such Incremental Term B Loans, or Incremental Revolving Facility, as the case may be, minus 50 basis points; provided, further, that, in determining the interest rate margins applicable to the Incremental Term B Loans and the Term B Loans or the Incremental Revolving Facility and the Revolving Credit Facility, (A) customary arrangement or commitment fees payable to the Arrangers (or their affiliates) in connection with the Term B Loans or the Revolving Credit Facility or to one or more arrangers (or their affiliates) of any Incremental Term A Loans, Incremental Term B Loans or Incremental Revolving Facility shall be excluded, (B) original issue discount (“OID”) and upfront fees paid to the lenders thereunder shall be included (with OID being equated to interest based on assumed four-year life to maturity or, if shorter, the actual weighted average life to maturity) and (C) if the Incremental Term B Loans or the Incremental Revolving Facilities include an interest rate floor greater than the applicable interest rate floor under the Term B Loans or the Revolving Credit Facility, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the Facilities shall be required, but only to the extent an increase in the interest rate floor in the Term B Loans or the Revolving Credit Facility, as applicable, would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the Term B Loans or the Revolving Credit Facility, as applicable, shall be increased to the extent of such differential between interest rate floors;

(viii)     any Incremental Term A Loans, for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term B Loans;

(ix)     any Incremental Term B Loans, for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term B Loans;

(x)     any Incremental Term Loans or any Incremental Revolving Facility shall be on terms and pursuant to documentation to be determined (and collectively with any Incremental Facilities Amendment (as defined below), the “Incremental Facilities Documentation”); provided that, to the extent such terms and documentation are not consistent with the Term A Loans, Term B Loans or the Revolving Credit Facility, as the case may be (except to the extent permitted by clauses (iv), (vi), (vii), (viii) and (ix) above), they shall be reasonably satisfactory to the Administrative Agent; provided, further, that, in the case of any Refinancing Term Loans and Refinancing Revolving Commitments with terms approved by the Administrative Agent pursuant to this clause (x), (A) the terms and conditions of such Incremental Term Loans and Incremental Revolving Facility (excluding pricing and optional prepayment or redemption terms) shall reflect market terms on the date of incurrence, (B) such Incremental Term Loans or Incremental Revolving Facility shall be subject to the Intercreditor Agreement and (C) such Incremental Term Loans or Incremental Revolving Facility shall not contain covenants (including financial maintenance covenants), taken as a whole, that are materially less advantageous to the Borrower Representative and its Restricted Subsidiaries than (or in addition to) those contained in this Agreement (except for covenants applicable only to the period after the Maturity Date of the Term A Loans and Term B Loans); provided, however, that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Refinancing Term Loans or Refinancing Revolving Commitments, as the case may be, together with a reasonably detailed description of the material terms and conditions of such Refinancing Term Loans or Refinancing Revolving Commitments, as the case may be, or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower Representative within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); and

(xi)     each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than (A) $25,000,000 in the case of any Incremental Term Loans or Incremental Term Loan Increases or (B) $10,000,000 in the case of any Incremental Revolving Facilities or Incremental Revolving Increases; provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above.

(c)     Each notice from the Borrower Representative pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Term Loan Increases, Incremental Revolving Facilities and/or Incremental Revolving Increases. Any additional bank, financial institution, existing Lender or other Person that elects to provide the applicable Incremental Facility shall be an Eligible Assignee that is reasonably satisfactory to the Borrower Representative and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower Representative, such Additional Lender and the Administrative Agent. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment. Commitments in respect of any Incremental Facilities shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14. The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that (i) all references to “the date of such Credit Extension” in Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date, (ii) the Incremental Facility Closing Date shall be deemed to be the initial Credit Extension for purposes of Section 4.02(a) and (iii) to the extent the proceeds of any Incremental Facility are being used to finance a Permitted Acquisition and the lenders under such Incremental Facility agree, the conditions in Section 4.02 may be subject to customary “SunGard” limitations). The proceeds of any Incremental Term Loans and Incremental Term Loan Increases will be used only for general corporate purposes (including Permitted Acquisitions). Upon each increase in the Aggregate Commitments pursuant to this Section, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Increase (each a “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Commitment. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

Section 2.15     Extensions of Term Loans and Revolving Credit Commitments.

(a)     Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower Representative to all Lenders of any tranche of Term Loans with a like maturity date or Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower Representative is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s relevant tranche of Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such tranche of Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans (as defined below) shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower Representative and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Credit Commitments (and related outstandings); provided that (A) subject to the provisions of Sections 2.03(l) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their Applicable Revolving Credit Percentages (and except as provided in Sections 2.03(l) and 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (1) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (2) repayments required upon the maturity date of the non-extending Revolving Credit Commitments) and (B) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrower Representative and the applicable Lenders and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer until the maturity of such Term Loans, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term B Loans and Term A Loans pursuant to Section 2.07(a) and (b) for periods prior to the Maturity Date for Term B Loans and Term A Loans, as applicable, may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower Representative pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower Representative and (x) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b)     With respect to all Extensions consummated by the Borrower Representative pursuant to this subsection, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (A) the Borrower Representative may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower Representative’s sole discretion and may be waived by the Borrower Representative) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches be tendered and (B) no tranche of Extended Term Loans shall be in an amount of less than $20,000,000 (or, if less, the then aggregate outstanding amount of the Term Loans) (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this subsection (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12, 2.13 and 10.01) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)     No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof). Each Lender may, but is not obligated to, extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments. With respect to any Extension of the Revolving Credit Commitments, if the consent of (i) an L/C Issuer is not obtained, such L/C Issuer’s commitment to issue Letters of Credit in accordance with Section 2.03 shall terminate on the Maturity Date for the Revolving Credit Facility and (ii) the Swing Line Lender is not obtained, the Swing Line Lender’s commitment to extend Swing Line Loans in accordance with Section 2.04 shall terminate on the Maturity Date for the Revolving Credit Facility. All Extended Term Loans, all Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower Representative as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this subsection. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent and the Collateral Agent are hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent or Collateral Agent).

(d)     In connection with any Extension, the Borrower Representative shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

Section 2.16     Defaulting Lenders.

(a)     Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)     Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “ Majority Lenders,” “Required Revolving Credit Lenders,” “Required Term B Lenders,” “Required Term A Lenders” and Section 10.01.

(ii)     Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any applicable L/C Issuer or Swing Line Lender hereunder; third, at the request of the Administrative Agent or the relevant L/C Issuer or Swing Line Lender, to Cash Collateralize the L/C Issuer’s or Swing Line Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Borrower Representative may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a non-interest bearing deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, (B) Cash Collateralize any L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17 and (C) Cash Collateralize the Swing Line Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Swing Line Loans under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower Representative as a result of any judgment of a court of competent jurisdiction obtained by the Borrower Representative against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)     Certain Fees.

(A)     No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower Representative shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)     Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(C)     With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower Representative shall (1) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the applicable L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or the Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)     Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v)     Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower Representative shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b)     Defaulting Lender Cure. If the Borrower Representative, the Administrative Agent, the Swing Line Lender and each relevant L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Revolving Credit Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower Representative while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17     Cash Collateral.

(a)     Certain Credit Support Events. Upon the request of the Administrative Agent or the relevant L/C Issuer, if (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding unless the Borrower Representative has entered into arrangements reasonably satisfactory to the relevant L/C Issuer to Cash Collateralize the Outstanding Amount of such L/C Obligations or backstop such Letter of Credit in accordance with Section 2.03(a)(ii), the Borrower Representative shall (A) in the case of clause (i) above, immediately Cash Collateralize the amount of the unreimbursed drawing of such Letter of Credit resulting in such L/C Borrowing and (B) in the case of clause (ii) above, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. If the Borrower Representative shall be required to provide Cash Collateral pursuant to Section 8.02(c), the Borrower Representative shall (subject to the request or consent of the Majority Lenders as provided in Section 8.02), immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. In addition, if the Administrative Agent notifies the Borrower Representative at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then within two Business Days after receipt of such notice, the Borrower Representative shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent, an L/C Issuer or the Swing Line Lender, the Borrower Representative shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower Representative will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the relevant L/C Issuer.

(b)     Grant of Security Interest. The Borrower Representative, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower Representative or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in a Cash Collateral Account. The Borrower Representative shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)     Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.04, 2.05, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)     Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the good faith determination by the Administrative Agent, the L/C Issuers and the Swing Line Lender that there exists excess Cash Collateral; provided, however, (A) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of any Default (and following application as provided in this Section 2.17 may otherwise be applied in accordance with Section 8.04), (B) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (C) the Person providing Cash Collateral and the L/C Issuers or the Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations. To the extent that the amount of any Cash Collateral exceeds the aggregate amount of Fronting Exposure or other obligations giving rise thereto plus costs incidental thereto, and so long as no Default or Event of Default has occurred and is continuing, the excess shall be refunded to the Person that provided such Cash Collateral.

Section 2.18     Designation of Subsidiaries.

(a)     Subject to Section 2.18(b), the board of directors of the Borrower Representative may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Subsidiary that is an Unrestricted Subsidiary as a Restricted Subsidiary. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower Representative therein at the date of designation in an amount equal to the fair market value of the Borrower Representative’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(b)     The Borrower Representative may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary, or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless:

(i)     no Default shall have occurred and be continuing or would result therefrom;

(ii)     in the case of clause (b)(x) only, (A) the Subsidiary to be so designated does not (directly, or indirectly through its Subsidiaries) own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Borrower Representative or its Restricted Subsidiaries, (B) the Subsidiary to be so designated does not guarantee or otherwise provide credit support for the Senior Notes or is otherwise obligated under any other Indenture Documentation or any Permitted Refinancing of any thereof, or any security with respect to any of such debt issuances and (C) neither the Borrower Representative nor the Restricted Subsidiaries shall at any time be directly or indirectly liable (or otherwise provide credit support for) for any Indebtedness, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary); and

(iii)     the Borrower Representative shall be in compliance (on a Pro Forma Basis) with the Financial Covenant as of the end of the most recent Test Period (as if such designation had occurred on the first day of such Test Period).

Section 2.19     Permitted Debt Exchanges.

(a)     Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower Representative to all Lenders on a pro rata basis (other than any Lender that, if requested by the Borrower Representative, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) with outstanding Term Loans of a particular Class, as selected by the Borrower Representative, the Borrower Representative may from time to time following the Initial Draw Date consummate one or more exchanges of Term Loans of such Class in the form of senior secured or senior unsecured, senior subordinated or subordinated notes (which notes, if secured, may either have the same Lien priority as the Obligations or may be secured by a Lien ranking junior to the Lien securing the Obligations) (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall be equal to or less than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans, (ii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by the Borrower Representative pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower Representative on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower Representative for immediate cancellation), (iii) such Permitted Debt Exchange Notes shall have a final maturity no earlier than the Maturity Date applicable to the Class of Term Loans being exchanged, (iv) the Weighted Average Life to Maturity of such Permitted Debt Exchange Notes shall not be shorter than that of the Class of Term Loans being exchanged, (v) such Permitted Debt Exchange Notes shall be unsecured or secured only by the Collateral and subject to the Intercreditor Agreement, (vi) such Permitted Debt Exchange Notes shall not be guaranteed by any Person that is not a Guarantor of the Term Loans, (vii) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans offered to be exchanged by the Borrower Representative pursuant to such Permitted Debt Exchange Offer, then the Borrower Representative shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (viii) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Administrative Agent, and (ix) any applicable Minimum Exchange Tender Condition (as defined below) shall be satisfied.

(b)     With respect to all Permitted Debt Exchanges effected by the Borrower Representative pursuant to this Section 2.19, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) such Permitted Debt Exchange Offer shall be made for not less than $15,000,000 in aggregate principal amount of Term Loans; provided that, subject to the foregoing clause (ii), the Borrower Representative may at its election specify as a condition (a “Minimum Exchange Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower Representative’s discretion) of Term Loans be tendered.

(c)     In connection with each Permitted Debt Exchange, the Borrower Representative shall provide the Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower Representative and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.19; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five Business Days following the date on which the Permitted Debt Exchange Offer is made.

Section 2.20     Specified Refinancing Debt.

(a)     The Borrower Representative may, from time to time, and subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld), add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower Representative, to refinance (i) all or any portion of the Term Loans then outstanding under this Agreement and (ii) all or any portion of the Revolving Credit Loans (or unused Revolving Credit Commitments) under this Agreement, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment as the other Loans and Commitments hereunder; (ii) will not be Guaranteed by any Person that is not a Guarantor; (iii) will be unsecured or secured by the Collateral on a pari passu or junior basis with the Obligations and shall be subject to the Intercreditor Agreement; (iv) will have such pricing and optional prepayment terms as may be agreed by the Borrower Representative and the applicable Lenders thereof; (v) (x) to the extent constituting revolving credit facilities, will have a maturity date that is not prior to the scheduled Maturity Date of the Class of Revolving Credit Loans being refinanced and (y) to the extent constituting term loan facilities, will have a maturity date that is not prior to the date that is 91 days after the scheduled Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than 91 days longer than the Weighted Average Life to Maturity of, the Class of Term Loans being refinanced; (vi) subject to clauses (iv) and (v) above, will have terms and conditions (other than pricing and optional prepayment provisions) that are substantially identical to, or less favorable, taken as a whole, to the lenders providing such Specified Refinancing Debt than, the terms and conditions of the Facilities and Loans being refinanced (as reasonably determined by the Borrower Representative in good faith, such determination to be conclusive); and (vii) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (and, in the case of Revolving Credit Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to Section 2.05 and 2.06, as applicable; provided, however, that such Specified Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrower Representative and the Lenders thereof and applicable only during periods after the latest maturity date of any of the Loans (and Commitments) that remain outstanding after giving effect to such Specified Refinancing Debt or the date on which all non-refinanced Obligations are paid in full and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (excluding accrued interest, fees, discounts, premiums or expenses).

(b)     The Borrower Representative shall make any request for Specified Refinancing Debt pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. Any proposed Specified Refinancing Debt shall first be requested on a ratable basis from existing Lenders in respect of the Facility and Loans being refinanced. At the time of sending such notice to such Lenders, the Borrower Representative (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice). Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in providing such Specified Refinancing Debt and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s ratable share in respect of the applicable Facility) of such Specified Refinancing Debt. Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. Any Lender not responding within such time period shall be deemed to have declined to participate in providing such Specified Refinancing Debt. The Administrative Agent shall notify the Borrower Representative and each applicable Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower Representative may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent.

(c)     The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Security Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Initial Funding Date under Section 4.02 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower Representative as may be necessary in order to establish new Classes of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.20.

(d)     Each class of Specified Refinancing Debt incurred under this Section 2.20 shall be in an aggregate principal amount that is (x) not less than $15,000,000 and (y) an integral multiple of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower Representative or any Restricted Subsidiary, or the provision to the Borrower Representative of Swing Line Loans, pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Loans under the Revolving Credit Commitments.

(e)     The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” and “Classes” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrower Representative, the Administrative Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower Representative, to effect the provisions of this Section 2.20. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of the Revolving Credit Commitments shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such Extended Revolving Credit Commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly.

Section 2.21     The Borrower Representative. Each Borrower hereby designates the Borrower Representative as its representative and agent for all purposes under the Loan Documents, including requests for Loans, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent or any Lender. The Borrower Representative hereby accepts such appointment. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by the Borrower Representative on behalf of any Borrower. The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Borrower Representative on behalf of such Borrower. Each of the Administrative Agent and the Lenders shall have the right, in its discretion, to deal exclusively with the Borrower Representative for any or all purposes under the Credit Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Representative shall be binding upon and enforceable against it. Anything contained herein to the contrary notwithstanding, no Borrower (other than the Borrower Representative) shall be authorized to request any Borrowing hereunder without the prior written consent of the Company. Notwithstanding anything to the contrary under this Agreement, in no event shall LIN be deemed to be a Borrower under this Agreement until after the Acquisition Effective Date.

Article III
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01     Taxes.

(a)     Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)     Any and all payments by or on account of any obligation of any Loan Party or any Subsidiary of a Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or the Borrower Representative) require the deduction or withholding of any Tax from any such payment by the Administrative Agent, a Loan Party or any Subsidiary of a Loan Party, then the Administrative Agent, such Loan Party or such Subsidiary of a Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)     If any Loan Party or any Subsidiary of a Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party or the applicable Subsidiary of a Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)     If any Loan Party, any Subsidiary of a Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party, such Subsidiary of a Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party, such Subsidiary of a Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party or the applicable Subsidiary of a Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)     Payment of Other Taxes by the Loan Parties and their Subsidiaries. Without limiting the provisions of subsection (a) above, the Loan Parties and the Subsidiaries of the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)     Tax Indemnifications.

(i)     Each of the Loan Parties shall, and does hereby, jointly and severally, indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(ii)     Each Lender and each L/C Issuer shall, and does hereby, severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, (A) against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party or any Subsidiary of a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties and their Subsidiaries to do so), (B) against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (C) against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent, a Loan Party or a Subsidiary of a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)     Evidence of Payments. Upon request by the Borrower Representative or the Administrative Agent, as the case may be, after any payment of Taxes by any Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e)     Status of Lenders; Tax Documentation.

(i)     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and to the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsections (ii)(A), (ii)(B) and (ii)(D) of this Section 3.01(e)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)     any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(I)     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)     executed originals of IRS Form W-8ECI;

(III)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W 8BEN; or

(IV)     to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W 8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)     if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subclause (D), “FATCA” shall include any amendments made to FATCA after the Original Signing Date.

(iii)     Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(f)     Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party or any Subsidiary of a Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party or such Subsidiary of a Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party or such Subsidiary of a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party or such Subsidiary of a Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party or such Subsidiary of a Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party or any Subsidiary of a Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party, any Subsidiary of a Loan Party or any other Person.

(g)     Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 3.02     Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower Representative shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower Representative shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03     Inability to Determine Rates. If the Majority Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower Representative and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, the Borrower Representative may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04     Increased Costs; Reserves on Eurodollar Rate Loans.

(a)     Increased Costs Generally. If any Change in Law shall:

(i)     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii)     subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)     impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower Representative will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)     Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower Representative will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)     Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower Representative shall be conclusive absent manifest error. The Borrower Representative shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)     Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower Representative shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine- month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)     Reserves on Eurodollar Rate Loans. The Borrower Representative shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower Representative shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten days from receipt of such notice.

Section 3.05     Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower Representative shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)     any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)     any failure by the Borrower Representative (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower Representative; or

(c)     any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower Representative pursuant to Section 10.13;

including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower Representative shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower Representative to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06     Mitigation Obligations; Replacement of Lenders.

(a)     Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower Representative to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower Representative such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower Representative hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)     Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower Representative is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower Representative may replace such Lender in accordance with Section 10.13.

Section 3.07     Survival. All of the Borrower Representative’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01     Conditions to Acquisition Effective Date. The Acquisition Effective Date and the obligation of each Lender (including under Incremental Facilities, as applicable) to make Term A Loans, Term B-2 Loans or Revolving Loans and the obligation of the L/C Issuers to issue Letters of Credit, on the Acquisition Effective Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions on or before such date:

(a)     Credit Agreement. The Borrower Representative shall have (i) provided updated schedules to this Agreement to the extent permitted or contemplated by the terms of this Agreement and be in form and substance reasonably satisfactory to the Administrative Agent.

(b)     Notes. The Administrative Agent shall have received a Note duly executed by the Borrower Representative in favor of each Lender requesting a Note no later than five business days prior to the Acquisition Effective Date.

(c)     New Loan Party Organization Documents; Authorizations. The Administrative Agent shall have received (i) a copy of the Organization Documents, including all amendments thereto, of each of the New Loan Parties, certified, if applicable, as of a recent date by the Secretary of State or other competent authority of the state of their respective organization, if applicable, or similar Governmental Authority, and a certificate as to the good standing or comparable certificate under applicable Law (where relevant) of each New Loan Party as of a recent date from the Acquisition Effective Date, from such respective Secretary of State, similar Governmental Authority or other competent authority and (ii) a certificate of the Secretary or Assistant Secretary or comparable officer under applicable Law or director of each Loan Party dated the Acquisition Effective Date and certifying (where relevant) (A) that, in the case of any New Loan Party, attached thereto is a true and complete copy of the Organization Documents of such New Loan Party in effect on the Acquisition Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organization Documents of each such Loan Party have not been amended since the date of the last amendment shown on such certificate or, in the case of the Borrower Representative and its Restricted Subsidiaries, since the Initial Draw Date, and (D) as to (if applicable) the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable Law executing the certificate pursuant to clause (ii) above.

(d)     Legal Opinions. The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders, the Swing Line Lender and the L/C Issuers, (i) an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Loan Parties, addressed to the L/C Issuers, the Administrative Agent, the Collateral Agent and the Lenders and permitted to be relied upon by any persons who become Lenders pursuant to the primary syndication of the Facilities, in each case in form and substance reasonably satisfactory to the Administrative Agent and customary for senior secured credit facilities in transactions of this kind (including a customary no conflicts opinion with respect to the Senior Notes and the Senior Notes Indenture and (ii) an opinion of Dow Lohnes PLLC, special FCC counsel for the Loan Parties, addressed to the L/C Issuers, the Administrative Agent, the Collateral Agent, the Swing Line Lender and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facilities, with respect to the Target Assets only and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(e)     Acquisition. The Administrative Agent shall have evidence that concurrently (or substantially simultaneously) with the funding of the Loans, the New Media Merger shall have been consummated in all material respects in accordance with Schedule A to this Agreement.

(f)     Certain Collateral and Guarantees; Flood Insurance. Each of the Guaranties, the Security Agreement, the Pledge Agreement and all other Security Documents shall have been duly executed and delivered by each party thereto and the Borrower Representative shall have delivered or caused to have been delivered (i) UCC financing statements for each Loan Party in each case identifying the applicable Loan Party as debtor, and (ii) stock certificates of each Restricted Subsidiary that is a Domestic Subsidiary of the Borrower Representative and that are required to be pledged pursuant to the Collateral and Guarantee Requirement, together with undated stock powers duly executed in blank. In addition, the Loan Parties shall have received, with respect to each Existing Mortgaged Property, (x) “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard determinations, (y) notices, in the form required under the Flood Insurance Laws, about special flood hazard area status and flood disaster assistance duly executed by each Loan Party and (z) a flood insurance policy in an amount equal to the lesser of the maximum amount secured by the applicable Existing Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents for the tenor of the Facilities, or evidence satisfactory to the Collateral Agent that none of the improvements located on such Existing Mortgaged Property is located in a flood hazard area.

(g)     Refinancing. After giving effect to the consummation of the Transactions, New Holdings and its Subsidiaries shall have no outstanding preferred equity, Indebtedness or Guarantee Obligations (other than ordinary course trade payables), except for indebtedness (i) incurred pursuant to the (A) Loans and (B) Senior Notes, (ii) described in the New Media Merger Agreement (other than Indebtedness specifically contemplated to be refinanced in connection with the Transactions), and (iii) expressly permitted by this Agreement (including, without limitation, Indebtedness incurred by the Borrower Representative and its Restricted Subsidiaries in accordance with the provisions of this Agreement prior to the Acquisition Effective Date).

(h)     Solvency Certificate. The Administrative Agent shall have received duly executed certificates attesting to the Solvency of New Holdings and its Restricted Subsidiaries taken as a whole on a consolidated basis after giving effect to the Transactions and from the applicable Chief Financial Officer of New Holdings, in substantially the form of Exhibit K attached hereto.

(i)     Fees, Etc. The Administrative Agent shall have received evidence of payment of all fees required to be paid on the Acquisition Effective Date pursuant to the Amendment No. 1 Fee Letter and reasonable and documented out-of-pocket costs and expenses (including, without limitation, legal fees and expenses) that have been invoiced at least three Business Days before the Acquisition Effective Date.

(j)     Specified Representations. The Specified Representations with respect to Section 4.02 shall be true and correct in all material respects (or in the case of such representations and warranties as are already qualified by a materiality threshold, in all respects) on and as of the Acquisition Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in the case of such representations and warranties as are already qualified by a materiality threshold, in all respects) as of such earlier date.

(k)     Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower Representative confirming, as of the Acquisition Effective Date, the satisfaction of the conditions specified in Section 4.02.

(l)     Request for Credit Extension. The Administrative Agent and, if applicable, an L/C Issuer or the Swing Line Lender shall have received a Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extension.

(m)     Senior Debt. The following shall be a true and correct representation on the Acquisition Effective Date: The Obligations constitute “First Priority Lien Obligations” (or similar term or treatment) of the Borrower Representative under its Subordinated Debt Documents (if any) and Indenture Documentation.

(n)     Loan Notice. Delivery of a completed Loan Notice at least three days prior to the Acquisition Effective Date.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has funded any portion of a Loan on or after the Acquisition Effective Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Acquisition Effective Date specifying its objection thereto.

Section 4.02     Conditions to all Other Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than (i) in connection with the Acquisition Effective Date or (ii) a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to satisfaction or waiver of the following conditions precedent:

(a)     The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all respects or, in the case of such representations and warranties which are not otherwise subject to a materiality qualification in accordance with its terms, shall be true and correct in all material respects, in each case on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in the case of such representations and warranties which are not otherwise subject to a materiality qualification in accordance with its terms, in all material respects) as of such earlier date.

(b)     No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)     The Administrative Agent and, if applicable, an L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than (i) in connection with the Acquisition Effective Date or (ii) a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) submitted by the Borrower Representative shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V
REPRESENTATIONS AND WARRANTIES

The Borrower Representative represents and warrants to the Administrative Agent and the Lenders that:

Section 5.01     Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing (to the extent applicable in the relevant jurisdiction), and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.02     Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than the creation of any Lien under the Loan Documents), or require any payment to be made, under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any material Law.

Section 5.03     Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including the priority thereof), or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents; except for (i) the filing of certain of the Loan Documents with the FCC after the Acquisition Effective Date, (ii) the filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties from and after the Acquisition Effective Date, (iii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iv) the prior approval of the FCC as may be required for the Lenders to exercise certain of their rights with respect to the Stations and the Shared Service Party Stations, (iv) filings with the SEC required under applicable Laws and (v) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.04     Binding Effect. This Agreement has been, and each other Loan Document to which any Loan Party is a party, when delivered hereunder, will have been, duly executed and delivered by such Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document to which any Loan Party is a party when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.05     Financial Statements; No Material Adverse Effect.

(a)     The Audited Financial Statements (i) were prepared in accordance with GAAP and (ii) fairly present in all material respects the financial condition of New Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby.

(b)     The Unaudited Financial Statements (i) were prepared in accordance with GAAP, and (ii) fairly present in all material respects the financial condition of New Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby (subject to year-end audit adjustments and the absence of footnotes).

(c)     The unaudited pro forma debt capitalization of New Holdings and its Subsidiaries as at March 31, 2013, and the unaudited pro forma consolidated statement of income of New Holdings and its Subsidiaries for the six-month period ending on March 31, 2013 (together with the pro forma debt capitalization, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent and the Arrangers, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transactions. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by New Holdings to be reasonable as of the date of delivery thereof; it being understood that the Pro Forma Financial Statements are not the same pro forma financial statements filed by New Holdings with the SEC on its Form S-4.

(d)     Since December 31, 2012, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06     Litigation. Except as set forth on Schedule 5.06 (as to New Holdings and its Subsidiaries existing on the Acquisition Effective Date, as set forth on such schedule on the Acquisition Effective Date), there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower Representative, threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of their Subsidiaries, or against any of their properties or revenues, that could reasonably be expected to be determined adversely and, if so determined, either individually or in the aggregate, result in a Material Adverse Effect.

Section 5.07     Ownership of Property; Liens.

(a)     New Holdings and each of its Restricted Subsidiaries has good and valid title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially impair its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted under the Loan Documents. This representation shall not apply to IP Rights, which are the subject of Section 5.14.

(b)     All owned Real Properties of New Holdings and its Restricted Subsidiaries as of each Determination Date are listed on Schedule 5.07. All of such Real Properties that are Mortgaged Properties as of each Determination Date are denoted with an “*” on Schedule 5.07 (the “Existing Mortgaged Properties”). The list of Real Properties owned on Schedule 5.07 is a true, accurate and complete list of all owned Real Property of New Holdings and its Restricted Subsidiaries on each Determination Date.

(c)     As of each Determination Date, Schedule 5.07 contains a true and complete list of each Material Real Property owned by New Holdings and the Subsidiaries.

Section 5.08     Environmental Compliance.

(a)     With respect to properties currently owned or operated by any Loan Party or any of their Subsidiaries, or to the knowledge of the Borrower Representative, any property formerly owned or operated by any Loan Party or any of their Subsidiaries, no such property is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list;

(b)     to the knowledge of the Borrower Representative, (A) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of their Subsidiaries or on any property formerly owned or operated by any Loan Party or any of their Subsidiaries and (B) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of their Subsidiaries; and

(c)     Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of their Subsidiaries so as to give rise to Environmental Liability;

in each case of (a), (b) and (c) above, other than such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d)     (i) No Loan Party nor any of their Subsidiaries is undertaking, nor has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of their Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of their Subsidiaries, in each case of clauses (i) and (ii) above, other than such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.09     Taxes. Each Loan Party and each of their Subsidiaries has timely filed all federal and all material provincial, state, municipal, foreign and other tax returns and reports required to be filed, and have timely paid all federal and all material provincial, state, municipal, foreign and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets or otherwise due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There are no Tax audits, deficiencies, assessments or other claims with respect to any Loan Party or any of their Subsidiaries that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 5.10     ERISA Compliance. (a) Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws.

(b)     There are no pending or, to the knowledge of the Borrower Representative, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)     Except as could not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event has occurred, and the Borrower Representative is not aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each of the Loan Parties, and to the knowledge of the Borrower Representative each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither any Loan Party nor to the knowledge of the Borrower Representative has any ERISA Affiliate incurred or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; (iv) neither any Loan Party nor to the knowledge of the Borrower Representative has any ERISA Affiliate engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

Section 5.11     Subsidiaries; Equity Interests; Loan Parties. As of the Acquisition Effective Date, no Loan Party or any of its Subsidiaries has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.11, and all of the outstanding Equity Interests in each Loan Party and each Restricted Subsidiary of a Loan Party have been validly issued, are fully paid and nonassessable, and are owned by a Loan Party or any of their Subsidiaries, in each case in the amounts specified on Part (a) of Schedule 5.11 free and clear of all Liens except (i) those created under the Security Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Acquisition Effective Date, Part (b) of Schedule 5.11 is a complete and accurate list of all Loan Parties and their Subsidiaries, showing as of the Acquisition Effective Date (as to each Loan party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.

Section 5.12     Margin Regulations; Investment Company Act.

(a)     No Loan Party nor any of its Subsidiaries is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b)     None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13     Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party, or any Subsidiary of any Loan Party, to any Agent, any Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower Representative represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation, it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.14     Intellectual Property; Licenses, Etc. Each of the Loan Parties own, license or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, domain names, patents, patent rights, franchises, technology, software, know how, database rights, design rights, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, except where the failure to own or have a license or other right to use such assets , individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower Representative, no such IP Rights infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Borrower Representative, threatened against any Loan Party or any of their Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.15     Solvency. On each Drawing Date, after giving effect to the Transactions, New Holdings and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 5.16     Security Documents. The Security Documents are effective to create for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, the Collateral and, (a) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Security Document) and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Security Document will constitute fully perfected Liens on (to the extent that perfection can be achieved under applicable Law by making such filings or recordings or taking such possession or control), and security interests in, all right, title and interest of the grantors in such Collateral, in each case subject to no Liens other than the applicable Liens permitted under the Loan Documents.

Section 5.17     Use of Proceeds. The proceeds of the Term Loans and the Revolving Credit Loans shall be used in a manner consistent with the uses set forth in Section 6.12.

Section 5.18     Senior Notes. The (a) execution, delivery and performance of this Agreement, as amended by Amendment No. 1 and Amendment No. 2, (b) the consummation of the New Media Merger and (c) the consummation and performance of the Transactions, do not and will not conflict with or result in any breach or contravention of, the Senior Notes or the Senior Notes Indenture Documentation.

Section 5.19     Insurance. The properties of New Holdings and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of any of New Holdings and its Restricted Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Person operates.

Section 5.20     Labor Matters. There are no strikes, walkouts, work stoppages or other material labor disputes pending or, to the knowledge of the Borrower Representative, threatened against New Holdings or any of its Restricted Subsidiaries, except for those as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.21     OFAC; Anti-Money Laundering and Economic Sanctions Laws.

(a)     No Loan Party nor any of its Subsidiaries and, to the knowledge of senior management of the Borrower Representative, any officers or directors of such Loan Party or such Subsidiary, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger, any Agent, any L/C Issuer or the Swing Line Lender) of Sanctions.

(b)     No Loan Party nor any of its Subsidiaries and, to the knowledge of senior management of the Borrower Representative, any officers or directors of such Loan Party or such Subsidiary (i) has violated or is in violation of any applicable Anti-Money Laundering Law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable Law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organization for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(c)     No Loan Party nor any of its Subsidiaries and, to the knowledge of senior management of the Borrower Representative, any officers or directors of such Loan Party or such Subsidiary that is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(d)     Except as otherwise authorized by OFAC, New Holdings, none of its Restricted Subsidiaries and, to the knowledge of senior management of New Holdings, none of the respective officers, directors, brokers or agents of New Holdings or such Restricted Subsidiary that is acting or benefiting in any capacity in connection with the Loans conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person.

Section 5.22     FCC Licenses.

(a)     Each Loan Party and each of their Subsidiaries holds such validly issued Broadcast Licenses as are necessary to operate the Stations as they are currently operated, and each such Broadcast License is in full force and effect (it being recognized that certain Stations may, from time to time, operate pursuant to Special Temporary Authority granted by the FCC or may have pending Broadcast License renewal applications and be operating under such Broadcast Licenses pursuant to provisions of the Communication Act that keep such Broadcast Licenses in effect until the FCC has taken final action on such renewal applications). To the Borrower Representative’s knowledge, each Shared Services Party holds such validly issued Broadcast Licenses as are necessary to operate the Shared Services Party Stations as they are currently operated. The Stations, together with their Broadcast Licenses, are identified on Schedule 5.22, and each such Broadcast License has the expiration date set forth on Schedule 5.22.

(b)     No Loan Party nor any of its Subsidiaries has knowledge of any material condition imposed by the FCC as part of any Broadcast License which is neither set forth on the face thereof as issued by the FCC nor contained in the Communications Laws applicable generally to stations of the type, nature, class or location of the Station or Shared Services Party Station in question. Except as otherwise set forth on Schedules 5.22 and 5.22(c), each Station; and, to the Borrower Representative’s knowledge, each Shared Services Party Station is being operated materially in accordance with the terms and conditions of the Broadcast Licenses applicable to it and the Communications Laws.

(c)     Except as otherwise set forth on Schedule 5.22(c) and excluding any customary applications filed with the FCC seeking the renewal of a Broadcast License for so long as no Person has filed with the FCC a Petition to Deny such application, no proceedings are pending or, to the knowledge of New Holdings or any Restricted Subsidiary are threatened, before the FCC that reasonably would be expected to result in the revocation, adverse modification, non-renewal or suspension of the main station Broadcast License for any full-power and full-service television broadcast Station of New Holdings or any Restricted Subsidiary, the issuance of any cease and desist order, or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station, or, to the Borrower Representative’s knowledge, any Shared Services Party Station or its operation, other than (i) any proceedings which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) proceedings affecting the television broadcasting industry in general.

(d)     All reports, applications and other documents required to be filed by New Holdings and its Restricted Subsidiaries with the FCC with respect to the Stations, and, to the Borrower Representative’s knowledge, by a Shared Services Party with respect to the Shared Services Party Stations have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein could not reasonably be expected to have a Material Adverse Effect, and except as otherwise set forth on Schedule 5.22(c), neither New Holdings nor any Restricted Subsidiary has knowledge of any matters which could reasonably be expected to result in the suspension, adverse modification, revocation of, or the refusal to renew, any Broadcast License or the imposition on New Holdings or any Restricted Subsidiary of any fines or forfeitures by the FCC which could reasonably be expected to result in a Material Adverse Effect.

Article VI
AFFIRMATIVE COVENANTS

So long as (1) any Lender shall have any Commitment hereunder, (2) any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or (3) any Letter of Credit shall remain outstanding, the Borrower Representative shall, and (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) shall cause each Restricted Subsidiary to:

Section 6.01     Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)     as soon as available, but in any event within 90 days after the end of each fiscal year of New Holdings, a consolidated balance sheet of New Holdings and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ or members’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (in each case, only to the extent that such comparative figures for the previous fiscal year or fiscal quarter are available for New Holdings), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)     as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of New Holdings, a consolidated balance sheet of New Holdings and its consolidated Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations and shareholders’ or members’ equity for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (in each case, only to the extent that such comparative figures for the previous fiscal year or fiscal quarter are available for New Holdings), all in reasonable detail and certified by a Responsible Officer of New Holdings as fairly presenting in all material respects the financial condition, results of operations, shareholders’ or members’ equity and cash flows of New Holdings and its consolidated Subsidiaries, in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;

(c)     simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(d)     on or prior to March 31 of each year, a copy of the annual budget for New Holdings and its consolidated Subsidiaries for such year, in a form consistent with that previously prepared by New Holdings or otherwise reasonably satisfactory to the Administrative Agent;

Notwithstanding the foregoing, the obligations in subsections (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of New Holdings and its Subsidiaries by furnishing New Holdings’ Form 10-K or 10-Q, as applicable, filed with the SEC; provided that (1) such information is accompanied by (A) to the extent such information relates to a Parent of New Holdings, consolidating information (which may be unaudited) that explains in reasonable detail the differences between the information relating to such Parent on the one hand, and the information relating to New Holdings and its consolidated Subsidiaries on a stand-alone basis, on the other hand and (B) the related consolidating financial statements (which may be unaudited) reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements, and (2) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Section 6.02     Certificates; Other Information. Deliver to the Administrative Agent for prompt distribution to each Lender:

(a)     no later than five days after the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of financial statements for the first full fiscal quarter after the Initial Draw Date), a duly completed Compliance Certificate signed by the chief executive officer, president, chief financial officer, or vice president of the Borrower Representative (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes;

(b)     promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which New Holdings or any Restricted Subsidiary may file or be required to file with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)     promptly after any reasonable request by the Administrative Agent, copies of any detailed audit reports and final management letters submitted to the board of directors (or the audit committee of the board of directors) of New Holdings or any Restricted Subsidiary by independent accountants in connection with the accounts or books of New Holdings or any of its Restricted Subsidiaries, or any audit of any of them;

(d)     promptly after the furnishing thereof, copies of any material requests or material notices received by New Holdings or any of its Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect;

(e)     together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), a report showing in reasonable detail (i) any new Material Real Property, (ii) any new registered Marks, Copyrights, and Patents (as each is defined in the Security Documents), that, in each case, are required by the Collateral and Guarantee Requirement to secure the Obligations, (iii) any new Equity Interests of any JV Entity that are required by the Collateral and Guarantee Requirement to secure the Obligations, (iv) any new investment property and letter of credit rights that, in each case, are required by the Collateral and Guarantee Requirement to secure the Obligations, (v) any new Restricted Subsidiary of New Holdings the Equity Interests of which are required by the Collateral and Guarantee Requirement to be pledged to secure the Obligations,(vi) any additions or removals of any Immaterial Subsidiaries and/or Unrestricted Subsidiaries and (vii) any new Restricted Subsidiary of New Holdings that is required by the Collateral and Guarantee Requirement to Guarantee the Obligations, in each case since the Acquisition Effective Date and that have not been previously disclosed in writing;

(f)     promptly, such additional information regarding the Collateral or the business, legal, financial or corporate affairs of New Holdings or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request;

(g)     promptly following their submission with the FCC or any other Federal, state or local Governmental Authority, copies of any and all periodic or special reports filed by New Holdings or any of its Subsidiaries, if such reports are publicly available and indicate a material adverse change in the business, operations or financial condition of New Holdings and the Restricted Subsidiaries taken as a whole (but only to the extent such reports are publicly available); and

(h)     promptly after the occurrence of any other event that has had a Material Adverse Effect not otherwise described in this Section 6.02, notice of the nature of such event in reasonable detail which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower Representative proposes to take with respect thereto.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (x) on which New Holdings posts such documents, or provides a link thereto on New Holdings’ website on the Internet at the website address listed on Schedule 10.02; or (y) on which such documents are posted on New Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request of the Administrative Agent, New Holdings shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) New Holdings shall notify (by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by New Holdings with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower Representative hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to a Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that so long as it is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to such Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 6.03     Notices. Upon any Responsible Officer of any Loan Party obtaining actual knowledge thereof, notify the Administrative Agent:

(a)     promptly of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower Representative proposes to take with respect thereto;

(b)     promptly of any actions, suits, proceedings, claims, disputes or other litigation or governmental proceeding (including, without limitation, pursuant to any applicable Environmental Laws) pending, or to the knowledge of any Loan Party, threatened, against New Holdings or any of its Restricted Subsidiaries (i) that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect or (ii) which relates to this Agreement or any other Loan Document or the validity, enforceability or performance thereof;

(c)     promptly of the occurrence of any ERISA Event that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(d)     promptly of any material change in accounting policies or financial reporting practices by New Holdings or any of the Restricted Subsidiaries, including, without limitation, any change in the methodology of calculating or including New Holdings or the Restricted Subsidiaries financial results in the financial covenants of this Agreement;

(e)     (i) promptly and in any event within five Business Days after the receipt by New Holdings or any Restricted Subsidiary from the FCC or any other Governmental Authority, or the filing by New Holdings or any Restricted Subsidiary, as applicable, of any citation, notice of violation or order to show cause issued by the FCC or any Governmental Authority with respect to New Holdings or any Restricted Subsidiary which is available to New Holdings or any Restricted Subsidiary which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (ii) promptly and in any event within ten Business Days of submission to the FCC, a copy of any notice or application by New Holdings or any Restricted Subsidiary requesting authority to or notifying the FCC of its intent to cease broadcasting on any full-power broadcast station for any period in excess of ten days;

(f)     promptly and in any event within five Business Days after the receipt by New Holdings or any Restricted Subsidiary or the occurrence of (i) any complaint or other matter filed with or communicated to the FCC or other Governmental Authority, of which New Holdings or any Restricted Subsidiary has knowledge which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (ii) any lapse, termination or relinquishment of any material Broadcast License or any other material License held by New Holdings or any Restricted Subsidiary, or any denial by the FCC or other Governmental Authority of any application to renew or extend such material Broadcast License or such other material License for the usual period thereof;

(g)     promptly and in any event within five Business Days after the designation of a Subsidiary as an Unrestricted Subsidiary, or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary.

Section 6.04     Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization (other than with respect to a Restricted Subsidiary that has become inactive and no longer owns any material assets) and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses (including FCC Licenses) and franchises necessary or desirable in the normal conduct of its business, except pursuant to a transaction permitted by Section 7.04 or Section 7.05 and, in the case of clause (b), to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.05     Maintenance of Properties. Except if the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) maintain, preserve and protect all of its tangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted; and (ii) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.06     Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower Representative) as are customarily carried under similar circumstances by such other Persons. If any portion of any of the Mortgaged Properties is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Laws, New Holdings shall, or shall cause each Restricted Subsidiary to, (a) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (b) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.07     Compliance with Laws.

(a)     Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including, without limitation, Environmental Laws, ERISA and the Act), except if the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)     Comply in all material respects with all terms and conditions of all Broadcast Licenses, applicable Communications Laws, all Federal, state and local laws, all rules, regulations and administrative orders of Governmental Authorities which are applicable to New Holdings and the Restricted Subsidiaries or to the operation of the Stations and the performance of any services or obligations of New Holdings and the Restricted Subsidiaries with respect to any Shared Services Party Stations.

Section 6.08     Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of New Holdings and its Restricted Subsidiaries.

Section 6.09     Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at the reasonable expense of the Borrower Representative and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower Representative; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrower Representative’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower Representative at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower Representative the opportunity to participate in any discussions with the Borrower Representative’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, neither New Holdings nor any of the Restricted Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (c) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.10     [Reserved].

Section 6.11     Covenant to Guarantee the Obligations and Give Security. From and after the Initial Draw Date, subject to Section 6.14, at the Borrower Representative’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)     upon the formation, acquisition, designation or occurrence of any new direct or indirect Subsidiary, within 45 days after such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree):

(i)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent a description of the Material Real Properties owned by such Person in detail reasonably satisfactory to the Administrative Agent;

(ii)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent a duly executed guarantee substantially in the form of the Guaranties, as appropriate (or supplement thereto), Mortgages, pledges, assignments, Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto (including without limitation, with respect to Mortgages, the documents listed in Section 6.11(b)), to the extent required by the Collateral and Guarantee Requirement, the Security Documents or as otherwise reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (consistent with the Mortgages, Security Agreement and other Security Documents in effect on the Initial Draw Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(iii)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent any and all certificates representing Equity Interests that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the Indebtedness held by such Person and required to be pledged pursuant to the Security Documents, indorsed in blank to the Collateral Agent;

(iv)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent executed pledge agreements substantially similar to the Pledge Agreement and deliver any and all certificates representing Equity Interests that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) (limited, in the case of voting Equity Interests of any first-tier Foreign Subsidiary of a Loan Party (which Foreign Subsidiary is a CFC), to 65% of such issued and outstanding voting Equity Interests and 100% of the non-voting Equity Interests of each such Foreign Subsidiary (and none of the Equity Interests of any Subsidiary of such Foreign Subsidiary);

(v)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent, take whatever action (including the recording of Mortgages, the filing of financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent and Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(vi)     with respect to each Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent, (1) a copy of the Organization Documents, including all amendments thereto, of each such Person, certified, if applicable, as of a recent date by the Secretary of State or other competent authority of the state of its respective organization, if applicable, or similar Governmental Authority, and a certificate as to the good standing or comparable certificate under applicable Laws (where relevant) of such Person as of a recent date from the date of formation or acquisition, from such respective Secretary of State, similar Governmental Authority or other competent authority and (2) a certificate of the Secretary or Assistant Secretary or comparable officer under applicable Law or director of each such Person dated the date of formation or acquisition and certifying (where relevant) (A) that attached thereto is a true and complete copy of the Organization Documents of each such Person as in effect on the date of formation or acquisition, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each such Person authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organization Documents of each such Person have not been amended since the date of the last amendment shown on such certificate, (D) as to (if applicable) the incumbency and specimen signature of each officer executing any Loan Document on behalf of each such Person and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable Law executing the certificate pursuant to clause (2) above and (E) such other matters that are customarily included in a certificate of this nature in the jurisdiction of its incorporation or organization.

(b)     As promptly as practicable after the request therefor by the Collateral Agent or the Administrative Agent, deliver to the Collateral Agent with respect to each Material Real Property for which a Mortgage has not yet been executed and delivered, any existing title reports, title insurance policies and surveys or environmental assessment reports.

(c)     As to each Material Real Property acquired after the Initial Draw Date (excluding any Material Real Property subject to a Lien permitted by Section 7.01(i) or (o), deliver to the Collateral Agent the following and otherwise satisfy the applicable Collateral and Guarantee Requirement with respect to such Material Real Property within 60 days (or such longer period as the Collateral Agent may agree) of the acquisition or leasing of such Material Real Property:

(i)     one or more counterparts, as specified by the Collateral Agent, of a Mortgage on such Material Real Property, as applicable, for the benefit of the Secured Parties, duly executed, acknowledged and delivered by New Holdings and the Restricted Subsidiaries, as appropriate;

(ii)     evidence that counterparts of such Mortgage have been duly filed or recorded in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on such Material Real Property for the benefit of the Secured Parties, and that all applicable filing, documentary, stamp, intangible and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(iii)     a Mortgage Policy in form and substance reasonably acceptable to the Collateral Agent and the Administrative Agent, and in an amount equal to the value of such Material Real Property covered thereby;

(iv)     unless waived by the Collateral Agent, an American Land Title Association/American Congress on Surveying and Mapping form survey, for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the date of such Mortgage or such earlier date as approved in writing by the Collateral Agent, certified to the Collateral Agent and the issuer of such Mortgage Policy in a manner satisfactory to the Collateral Agent and the Administrative Agent by a land surveyor duly registered and licensed in the State(s) in which such Material Real Property is located and acceptable to the Collateral Agent and the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than Liens permitted under Section 7.01 and other defects acceptable to the Collateral Agent and the Administrative Agent;

(v)     (x) “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard determinations, (y) notices, in the form required under the Flood Insurance Laws, about special flood hazard area status and flood disaster assistance duly executed by each Loan Party and (z) a flood insurance policy on such Material Real Property in an amount equal to the lesser of the maximum amount secured by such Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents for the tenor of the Facilities, or evidence satisfactory to the Collateral Agent and the Administrative Agent that none of the improvements located on such Material Real Property is located in a flood hazard area;

(vi)     evidence satisfactory to the Administrative Agent and the Collateral Agent that the land constituting such Material Real Property is a separate tax lot or lots with separate assessment or assessments of such land and the improvements thereon, independent of any other land or improvements and that such land is a separate legally subdivided parcel, provided, however, that receipt of relevant title policy endorsements acceptable to the Administrative Agent and the Collateral Agent for such Mortgage Policy shall deemed to satisfy this clause (vi);

(vii)     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of New Holdings and the Restricted Subsidiaries, as applicable, on behalf of such Person as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the requirements of this Section 6.11;

(viii)     such documents and certifications as the Administrative Agent and the Collateral Agent may reasonably require to evidence that New Holdings and the Restricted Subsidiaries, as applicable, granting Liens and security interests in connection with this Section 6.11 or otherwise is duly organized or formed and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(ix)     except as otherwise agreed by the Administrative Agent, an opinion of counsel for New Holdings and the Restricted Subsidiaries (or any counsel for the Administrative Agent if customary in such jurisdiction) in states or provinces in which such Material Real Property is located with respect to the enforceability (where customarily available) and perfection of such Mortgage and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

(x)     such other evidence that all other actions that the Administrative Agent and the Collateral Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in such Mortgage has been taken.

(d)     With respect to (i) the acquisition, or series of related acquisitions, of any assets or properties for an aggregate purchase price in excess of $35,000,000 for New Holdings and the Restricted Subsidiaries, or (ii) the formation, acquisition, designation or occurrence of any new direct or indirect Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement, promptly, at the request of the Administrative Agent, deliver to the Administrative Agent an opinion of McGuireWoods, LLP, counsel to the Loan Parties and each Subsidiary, or other counsel reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent, the Swing Line Lender, the L/C Issuers and each Lender, as to the enforceability, authorization and execution of the Loan Documents, as applicable, and such other matters concerning New Holdings, its Subsidiaries and the Loan Documents, and the new Guarantors and any new Collateral, as the Administrative Agent or the Collateral Agent may reasonably request.

(e)     With respect to any acquisition, or series of related acquisitions, of any Equity Interests or assets or properties for an aggregate purchase price in excess of $35,000,000 for New Holdings and the Restricted Subsidiaries, in each case only to the extent any such acquisition includes any Broadcast License, promptly, at the request of the Administrative Agent, deliver to the Administrative Agent an opinion of Dow Lohnes PLLC, special FCC counsel to the Loan Parties, or other counsel reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent, the Swing Line Lender, the L/C Issuers and each Lender, as to any applicable FCC matters related to such new Guarantors or Collateral as the Administrative Agent or the Collateral Agent may reasonably request.

Section 6.12     Use of Proceeds.

(a)     Use the proceeds of the Term Loans to fund the (i) payment of the fees, costs, expenses, stamp, registration and other Taxes incurred by New Holdings or any of its Subsidiaries in connection with the New Media Merger, the New Media Merger Agreement or the Loan Documents, (ii) Refinancing, the (iii) payment of any breakage costs, redemption premiums and other fees, costs and expenses payable in connection with such Refinancing and/or the New Media Merger and (iv) the Specified Pension Plan Contribution.

(b)     Use the proceeds of the Credit Extensions under the Revolving Credit Facility to finance general corporate and working capital purposes of New Holdings, any of its Restricted Subsidiaries otherwise permitted hereunder, and to the extent permitted by the terms of this Agreement, any of its Subsidiaries that are not Restricted Subsidiaries, (including Investments, Capital Expenditures and Restricted Payments permitted hereunder), the payment of fees, costs and expenses related to or arising in connection with the New Media Merger and the Refinancing, and funding of any original issue discount in accordance with the terms set forth herein; provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

Section 6.13     Compliance with Environmental Laws. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits, obtain and renew all Environmental Permits necessary for its operations and properties, and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither New Holdings nor any Restricted Subsidiary shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.14     Further Assurances; Post-Closing Conditions.

(a)     Promptly upon the reasonable request by the Administrative Agent or the Collateral Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation of any Security Document or other filing, document or instrument relating to Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

(b)     To the extent not completed prior to the Acquisition Effective Date, promptly after the Acquisition Effective Date, and in no event later than (1) 30 days after the Acquisition Effective Date (or such longer period as the Administrative Agent may agree) with respect to any Mortgages with respect to Material Real Property acquired in connection with the New Media Merger; and (2) 45 days after the Acquisition Effective Date (or such longer period as the Administrative Agent may agree) with respect to any Mortgage Amendments with respect to Existing Mortgages, New Holdings will, and will cause each of its Restricted Subsidiaries to (in each case upon terms and conditions, and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, and delivered to the Administrative Agent duly executed by each applicable Person):

(i)     Real Property. Deliver to the Collateral Agent for the benefit of the Secured Parties:

(A)     with respect to each of the Existing Mortgaged Properties:

(I)     one or more counterparts, as specified by the Collateral Agent, of a Mortgage Amendment duly executed, acknowledged and delivered by New Holdings or the appropriate Restricted Subsidiary amending the Existing Mortgage covering such Existing Mortgaged Property to reflect the new Maturity Date and reflect changes made to the Obligations evidenced by this Agreement, and to make such other amendments as the Collateral Agent and the Administrative Agent deem necessary for such Existing Mortgage to be consistent with this Agreement;

(II)     evidence that counterparts of each such Mortgage Amendment have been duly filed or recorded in all appropriate filing or recording offices in order to continue a valid first and subsisting Lien on the Existing Mortgaged Property described therein for the benefit of the Secured Parties, and that all applicable filing, documentary, stamp, intangible and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent and the Administrative Agent;

(III)     either (1) an ALTA Form 11 endorsement or similar endorsement where ALTA Form 11 is unavailable to the Existing Mortgage Policy for such Existing Mortgaged Property insuring that coverage under such Existing Mortgage Policy has not been reduced or terminated by virtue of such Mortgage Amendment, including a down date endorsement disclosing no additional liens or title exceptions against such Existing Mortgaged Property unless approved by the Administrative Agent and Collateral Agent, and an endorsement extending the date of such Existing Mortgage Policy to the date of recordation of such Mortgage Amendment, or (2) a Mortgage Policy to replace the applicable Existing Mortgage Policy covering such Existing Mortgaged Property; and

(IV)     at the request of the Administrative Agent, a local counsel opinion from counsel in the applicable State addressed to the Secured Parties regarding the enforceability (where customarily available) of each such Mortgage Amendment and such other matters as reasonably requested by the Collateral Agent.

(B)     With respect to each Material Real Property being acquired by any Loan Party in connection with the New Media Merger Agreement, the Mortgages and other documents and items specified in Section 6.11(c);

(ii)     Other Collateral. Grant to the Collateral Agent for the benefit of all Secured Parties, Liens and assignments on all other assets and properties of the Loan Parties pursuant to the Collateral and Guarantee Requirement that are not described in subsection (i) of Section 4.01 and not completed prior to the Acquisition Effective Date, and take all such actions reasonably required by the Administrative Agent and the Collateral Agent to perfect each such Lien and assignment;

(iii)     Insurance. Deliver evidence that the Administrative Agent and the Collateral Agent has been named as loss payee and additional insured under each general liability and property (excluding business interruption insurance), as applicable, insurance policy of New Holdings and the Restricted Subsidiaries; and

(iv)     Searches. Deliver copies of a recent Lien, bankruptcy, judgment, copyright, patent and trademark search in each jurisdiction reasonably requested by the Collateral Agent with respect to New Holdings and the Restricted Subsidiaries.

(c)     Generally. Notwithstanding anything else to the contrary in this Agreement or in any Loan Document, Section 6.14(b) is intended to address a specific Collateral request of the Administrative Agent, and in each case shall be in addition to those obligations and requirements of New Holdings and the Restricted Subsidiaries elsewhere in this Agreement and the other Loan Documents, including but not limited to, those obligations and requirements in Section 6.11 (it being agreed among New Holdings, the Restricted Subsidiaries, the Administrative Agent and the Lenders that Section 6.14(b) shall specifically NOT limit those obligations of New Holdings and the Restricted Subsidiaries under the Collateral and Guarantee Requirement, Section 6.11 and the other provisions of this Agreement and the other Loan Documents).

Section 6.15     Designation as Senior Debt. Designate all Obligations as “Senior Indebtedness” (or the equivalent term) under, and defined in, the Indenture Documentation.

Section 6.16     Payment of Taxes. Pay and discharge all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a Lien or charge upon any properties of any of New Holdings and its Restricted Subsidiaries not otherwise permitted under this Agreement; provided that neither New Holdings nor any of its Restricted Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

Section 6.17     Maintenance of Ratings. Use commercially reasonable efforts to maintain public corporate ratings from each of S&P and Moody’s.

Article VII
NEGATIVE COVENANTS

So long as (1) any Lender shall have any Commitment hereunder, (2) any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or (3) any Letter of Credit shall remain outstanding, New Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

Section 7.01     Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)     Liens securing the Obligations;

(b)     Liens existing on the Determination Date and set forth on Schedule 7.01(b);

(c)     Liens of New Holdings and the Restricted Subsidiaries for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that the adequate reserves with respect thereto have been made in accordance with GAAP;

(d)     statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens of New Holdings and the Restricted Subsidiaries arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days, or if more than 60 days overdue, are unfiled or, if filed, no action has been taken to enforce such Liens or such Liens are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of New Holdings or its Restricted Subsidiaries, as applicable, in accordance with GAAP;

(e)     Liens encumbering property of New Holdings and the Restricted Subsidiaries consisting of (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to New Holdings and the Restricted Subsidiaries;

(f)     deposits to secure the performance and payment of bids, trade contracts, governmental contracts, licenses and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, completion guarantees, performance bonds and other obligations of a like nature (including those to secure obligations under Environmental Laws) incurred in the ordinary course of business;

(g)     easements (including reciprocal easement agreements), rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property and Permitted Encumbrances (i) described in Mortgage Policies or (ii) which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of New Holdings or the applicable Restricted Subsidiary;

(h)     Liens securing judgments for the payment of money (or appeal or surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(i)     Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof) other than the assets subject to such Capitalized Leases; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j)     leases, licenses, subleases or sublicenses and Liens on the property covered thereby (including real property and intellectual property), in each case, granted to others by New Holdings or any Restricted Subsidiary in the ordinary course of business which do not (i) interfere in any material respect with the business of New Holdings and the Restricted Subsidiaries taken as a whole, or (ii) secure any Indebtedness;

(k)     Liens (i) of a collection bank (including those arising under Section 4-210 of the UCC) on the items in the course of collection or (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry that are not part of the perfected Collateral;

(l)     Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.03(j) or (n) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted (or that is required to be permitted as a condition to closing such Disposition) under Section 7.05 (other than Section 7.05(e)), in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m)     Liens in favor of New Holdings or any Restricted Subsidiary securing Indebtedness permitted under Section 7.02(d) (provided that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.02(d), such Lien shall be expressly subordinated to the Liens on the Collateral securing the Obligations to the same extent);

(n)     Liens existing on property of a Restricted Subsidiary at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary of New Holdings (other than by designation as a Restricted Subsidiary pursuant to Section 2.18), in each case, after the Original Signing Date and in accordance with the terms of Section 7.02(g); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property other than the property and assets of such Restricted Subsidiary at the time of the acquisition (and after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.02(g);

(o)     any interest or title of a lessor or sublessor under leases or subleases entered into by New Holdings or any Restricted Subsidiary in the ordinary course of its business;

(p)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods permitted hereunder entered into by New Holdings or any Restricted Subsidiary in the ordinary course of its business;

(q)     Liens that are contractual rights of set off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of New Holdings and the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Person or (iii) relating to purchase orders and other agreements of New Holdings and the Restricted Subsidiaries entered into with customers of such Person in the ordinary course of its business;

(r)     Liens arising from precautionary UCC financing statement filings that do not secure Indebtedness;

(s)     Liens on insurance policies and the proceeds thereof securing any financing of the premiums with respect thereto permitted under the terms of this Agreement;

(t)     any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property of New Holdings and the Restricted Subsidiaries that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(u)     the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (n) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof, (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.02 and is not increased, and (iii) such Liens are not extended to secure any other obligations or Indebtedness;

(v)     Liens on assets or property of a Non-Loan Party securing Indebtedness of such Non-Loan Party permitted to be incurred by Section 7.02;

(w)     Liens solely on any cash earnest money deposits made by Borrower Representative and the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(x)     Liens of New Holdings and the Restricted Subsidiaries securing Indebtedness permitted to be incurred under Section 7.02(b), provided that such Liens are subordinate to the Liens securing the Obligations under terms of an Intercreditor Agreement;

(y)     other Liens of New Holdings and its Restricted Subsidiaries securing Indebtedness or other obligations in an aggregate amount under this Section 7.01(y) at any time outstanding not to exceed $50,000,000;

(z)     any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement, in each case only to the extent such encumbrances or restrictions do not secure Indebtedness;

(aa)      Liens (i) securing Indebtedness permitted by Section 7.02(v) and (ii)comprised of Investments permitted under Sections 7.03(o), (r) and (s); and

(bb)     Liens on any company owned life insurance policies securing indebtedness of New Holdings and its Restricted Subsidiaries permitted under Section 7.02(x); provided that such Liens only extend to the value of such insurance policies and the benefits payable thereunder.

Section 7.02     Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)     the Obligations;

(b)     (i) Indebtedness (including, without limitation, Shared Services Guarantees) of New Holdings and its subsidiaries secured on a junior lien basis to the Obligations so long as (A) after giving Pro Forma Effect to the incurrence of such Indebtedness and any related Specified Transaction, no Default has occurred and is continuing, (B) the Consolidated Senior Secured Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and any related Specified Transaction and valuing each Shared Services Guarantee comprising part of any such Indebtedness as provided in Section 1.03(e)) is not greater than 5.25 to 1.00 as of the Acquisition Effective Date or 4.50 to1.00 as of the end of the most recent Test Period, (C) such Indebtedness has a final maturity date equal to or later than 180 days after the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Term B Loans, (D) such Indebtedness shall not be guaranteed at any time by any Person that is not a Guarantor at such time and shall not be secured by any property at any time that does not constitute Collateral at such time and (E) the other terms and conditions of such Indebtedness reflect market terms on the date of issuance; provided that (A) the terms of any such Indebtedness comprised of Shared Services Guarantees, taken as a whole, are not materially less advantageous to New Holdings and its Restricted Subsidiaries than, or have covenants in addition to, those contained in the Shield Guarantee and (B) any such Indebtedness shall not contain covenants (including financial maintenance covenants), taken as a whole, that are materially less advantageous to New Holdings and its Restricted Subsidiaries (or in addition to), with respect to the borrower of such Indebtedness and its Restricted Subsidiaries, than those contained in this Agreement on the date of issuance with respect to New Holdings and the Restricted Subsidiaries (except for covenants applicable only to the period after the Maturity Date of the Term B Loans) (provided that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower Representative within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); and (ii) any Permitted Refinancing thereof;

(c)     obligations of New Holdings or any Restricted Subsidiary (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and not for speculative purposes;

(d)     Guarantee Obligations of any Restricted Subsidiaries in respect of Indebtedness of any Loan Party otherwise permitted hereunder (except that an Immaterial Subsidiary may not, by virtue of this Section 7.02(d), guarantee Indebtedness that such Immaterial Subsidiary could not otherwise incur under this Section 7.02); provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee Obligation shall be subordinated to the Guaranties of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(e)     Indebtedness of (i) New Holdings or any Restricted Subsidiary owing to any Restricted Subsidiary or (ii) any Restricted Subsidiary owing to New Holdings to the extent constituting an Investment permitted by Section 7.03 (other than Section 7.03(f)); provided that all such Indebtedness of any Person that is not a Loan Party owing to a Loan Party shall be subject to subordination terms reasonably satisfactory to the Administrative Agent;

(f)     (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of New Holdings and the Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement), (ii) Attributable Indebtedness arising out of Permitted Sale Leasebacks, and (iii) any Indebtedness incurred to refinance the Indebtedness set forth in the immediately preceding clauses (i) and (ii) so long as the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced except by an amount equal to unpaid accrued interest and premium thereon and by an amount equal to any existing commitments unutilized thereunder; provided that the aggregate principal amount of Indebtedness incurred by New Holdings and the Restricted Subsidiaries under this Section 7.02(f) and any refinancing Indebtedness in respect thereof does not exceed the greater of (a) $50,000,000 and (b) 2.0% of Total Assets at the time of incurrence thereof;

(g)     Indebtedness of New Holdings or any Restricted Subsidiary assumed in connection with any Permitted Acquisition; provided that (i) such Indebtedness was not incurred in contemplation of such Permitted Acquisition, (ii) the only obligors with respect to any Indebtedness incurred pursuant to this clause (g) shall be those Persons who were obligors of such Indebtedness prior to such Permitted Acquisition (or in the case of a purchase of assets, the purchaser of such assets), and (iii) both immediately before and immediately after giving Pro Forma Effect to any such incurrence, no Default shall have occurred and be continuing; provided that the aggregate principal amount of Indebtedness incurred under this Section 7.02(g) by non-Loan Parties and any Permitted Refinancing Indebtedness in respect of any thereof does not exceed $50,000,000 at any time outstanding;

(h)     Indebtedness of New Holdings or any Restricted Subsidiary representing deferred compensation to employees of New Holdings and the Restricted Subsidiaries incurred in the ordinary course of business;

(i)     (i) Management Advances and (ii) unsecured Indebtedness of New Holdings or any Restricted Subsidiary consisting of promissory notes to the current or former officers, directors, partners, consultants and employees of New Holdings and its Restrictive Subsidiaries and their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of New Holdings, in each case as permitted by Section 7.09 in an aggregate outstanding amount under this Section 7.02(i)(ii), when aggregated with the amount of Restricted Payments made under Section 7.09(b), not to exceed $10,000,000;

(j)     Indebtedness incurred by New Holdings or any Restricted Subsidiary in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition expressly permitted hereunder, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(k)     Indebtedness consisting of obligations of New Holdings or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l)     Cash Management Obligations and other Indebtedness of New Holdings and its Restricted Subsidiaries in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course;

(m)     Indebtedness of New Holdings or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(n)     Indebtedness incurred by New Holdings or any Restricted Subsidiary in respect of letters of credit, bank guarantees, banker’s acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(o)     obligations of New Holdings or any Restricted Subsidiary in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by New Holdings or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(p)     Indebtedness of New Holdings or any Restricted Subsidiary supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(q)     Indebtedness incurred by a Non-Loan Party, and guaranties thereof by any Non-Loan Party, in an aggregate principal amount for all such Non-Loan Parties not to exceed the greater of (a) $20,000,000 and (b) 1.00% of the aggregate Total Assets of all such Non-Loan Parties at the time of incurrence;

(r)     Indebtedness existing on the applicable Determination Date and listed on Schedule 7.02(r) (the “Surviving Indebtedness”) and any Permitted Refinancing thereof;

(s)     (A) unsecured Indebtedness (including, without limitation, Shared Services Guarantees) of New Holdings and the Restricted Subsidiaries; provided that (i) immediately before and immediately after giving Pro Forma Effect to the incurrence or issuance thereof, no Event of Default shall have occurred and be continuing, (ii) after giving Pro Forma Effect to the issuance or incurrence of any such Indebtedness and any related Specified Transaction, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and any related Specified Transaction and valuing each Shared Services Guarantee comprising part of any such Indebtedness as provided in Section 1.03(e)) is not greater than 5.50 to1.00 (or, on the Acquisition Effective Date, 6.00 to 1.00) (or, if lower, the Financial Covenant then required to be maintained) as of the end of the most recent Test Period, (iii) such Indebtedness has a final maturity date equal to or later than 180 days after the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Term B Loans, (iv) such Indebtedness shall not be guaranteed at any time by any Person that is not a Guarantor at such time, (v) the terms and conditions of such Indebtedness reflect market terms on the date of issuance; provided that (A) the terms of any such Indebtedness comprised of Shared Services Guarantees, taken as a whole, are not materially less advantageous to New Holdings and its Restricted Subsidiaries than, or have covenants in addition to, those contained in the Shield Guarantee and (B) any such Indebtedness shall not contain covenants (including financial maintenance covenants), taken as a whole, that are materially less advantageous to New Holdings and its Restricted Subsidiaries (or in addition to), with respect to the borrower of such Indebtedness and its Restricted Subsidiaries and guarantors, than those contained in this Agreement on the date of issuance with respect to New Holdings and the Restricted Subsidiaries (except for covenants applicable only to the period after the Maturity Date of the Term B Loans) (provided that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower Representative within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)) and (vi) the aggregate principal amount of Indebtedness that is incurred by Non-Loan Parties pursuant to this Section 7.02(s) shall not exceed $50,000,000 at any one time outstanding; and (B) any Permitted Refinancing thereof;

(t)     so long as immediately before and immediately after giving Pro Forma Effect to any such incurrence no Default shall have occurred and be continuing, but (i) subject to the terms of Section 2.05 with respect to the occurrence of a Repricing Transaction, unsecured or junior lien Indebtedness incurred by New Holdings and the Restricted Subsidiaries to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans in accordance with Section 2.05(b)(iii); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date with respect to the relevant tranche of Term Loans being refinanced, (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the remaining Term Loans being refinanced, (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations pursuant to the applicable Guaranty, (D) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms on the date of issuance; (E) with respect to the incurrence of junior lien secured Indebtedness, an Intercreditor Agreement is entered into for the benefit of the Secured Parties and providing that such Liens securing such Indebtedness are second Liens and subordinate to the Liens securing the Obligations for the benefit of the Secured Parties, (F) such Indebtedness shall contain covenants (including financial maintenance covenants), taken as a whole, that are not materially less advantageous to New Holdings and its Restricted Subsidiaries than (or in addition to) those contained in this Agreement on the date of issuance (except for covenants applicable only to the period after the Maturity Date of the Term B Loans); provided that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower Representative within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (G) the Borrower Representative has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower Representative, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C) and (D), and (ii) any Permitted Refinancing thereof;

(u)     customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;

(v)     (i) Indebtedness of New Holdings and its Restricted Subsidiaries comprising a Shared Services Guarantee secured on a pari passu basis to the Obligations so long as (A) after giving Pro Forma Effect to the incurrence of such Indebtedness and any related Specified Transaction, no Default has occurred and is continuing, (B) the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and any related Specified Transaction and valuing each Shared Services Guarantee comprising part of any such Indebtedness as provided in Section 1.03(e)) is not greater than 4.00 to1.00 as of the end of the most recent Test Period or greater than 5.25 to 1.00 as of the Acquisition Effective Date, (C) such Indebtedness shall not be secured by any property at any time that does not constitute Collateral at such time and (D) the other terms and conditions of such Indebtedness reflect market terms on the date of issuance; provided that the terms of any such Indebtedness, taken as a whole, are not materially less advantageous to New Holdings and its Restricted Subsidiaries than, or have covenants in addition to, those contained in the Shield Guarantee (except for terms applicable only to the period after the Maturity Date of the Term B Loans) (provided that a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower Representative within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); and (ii) any Permitted Refinancing thereof;

(w)     Indebtedness in an aggregate outstanding principal amount which, when taken together with (i) any refinancing Indebtedness in respect thereof and (ii) the principal amount of all other Indebtedness incurred pursuant to this Section 7.02(v) will not exceed $50,000,000 at any time outstanding;

(x)     Indebtedness in respect of advances against company owned life insurance policies the recourse for payment of which is limited to the benefits payable thereunder; and

(y)     Indebtedness evidenced by Permitted Debt Exchange Notes and Specified Refinancing Debt.

For purposes of determining compliance with this Section 7.02, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (y) above, the Borrower Representative may, in its sole discretion, divide, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) in one or more of the above clauses; provided that all Obligations and other Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.02.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.02.

Section 7.03     Investments. Make any Investments, except:

(a)     Investments by New Holdings and its Restricted Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(b)     Management Advances;

(c)     asset purchases of New Holdings or any Restricted Subsidiary (including purchases of inventory, supplies, materials and equipment) and the licensing, leasing or contribution of intellectual property pursuant to joint marketing or other arrangements with other Persons, in each case in the ordinary course of business;

(d)     Investments (i) by any Subsidiary of New Holdings in New Holdings or any Restricted Subsidiary that is a Loan Party and (ii) by any Non-Loan Party in any other Non-Loan Party that is a Subsidiary of New Holdings;

(e)     Investments of New Holdings and its Restricted Subsidiaries consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business to the extent reasonably necessary in order to prevent or limit loss;

(f)     Investments of New Holdings or any Restricted Subsidiary consisting of Liens, Indebtedness, fundamental changes, Dispositions, redemptions and Restricted Payments permitted under Section 7.01, Section 7.02 (other than Section 7.02(e)), Section 7.04 (other than Section 7.04(e)), Section 7.05 (other than Sections 7.05(d)(ii), (e) and (t)), Section 7.06 and Section 7.09 (other than Section 7.09(c)), respectively; provided, however, that no Investments may be made solely pursuant to this Section 7.03(f);

(g)     Investments existing on the applicable Determination Date and set forth on Schedule 7.03(g) and Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the applicable Determination Date; provided that the amount of any Investment permitted pursuant to this Section 7.03(g) is not increased from the amount of such Investment on the applicable Determination Date except pursuant to the terms of such Investment as of the applicable Determination Date or as otherwise permitted by this Section 7.03;

(h)     Investments of New Holdings or any Restricted Subsidiary in Swap Contracts permitted under Section 7.02(c);

(i)     promissory notes and other non-cash consideration received by New Holdings and its Restricted Subsidiaries in connection with Dispositions permitted by Section 7.05 (other than Sections 7.05(d)(ii), (e) and (q));

(j)     (i) the direct purchase or other acquisition by New Holdings or a Wholly-Owned Domestic Subsidiary of New Holdings that is a Guarantor of (A) 100% of the Equity Interests of any Person primarily engaged in the Television Broadcasting Business, (B) a television broadcasting station and all related necessary assets to operate such television broadcasting station or (C) all or substantially all of the Television Broadcasting Business assets of another Person, or any Television Broadcasting Business or division of another Person or (ii) a Shared Services Party Acquisition; provided that (1) immediately before and immediately after giving Pro Forma Effect to the consummation of any such purchase or other acquisition, no Event of Default shall have occurred and be continuing (provided that in the case of any acquisition permitted under this Section subject to customary “funds certain provisions”, (A) at the time of the execution and delivery of the purchase agreement related to such acquisition, no Event of Default shall have occurred and be continuing or shall occur as a result thereof and (B) upon the consummation of such acquisition, no Specified Default shall have occurred and be continuing or shall occur as a result thereof), (2) after giving Pro Forma Effect to any such purchase or other acquisition and the incurrence and repayment of any Indebtedness in connection therewith, New Holdings shall be in compliance with the Financial Covenant as of the end of the most recent Test Period, (3) after giving effect to such acquisition, New Holdings shall be in compliance with Sections 6.11 and 6.14, to the extent applicable (within the time periods specified therein) and Section 7.11, (4) all FCC Licenses acquired in connection with any such acquisition (other than any Shared Services Party Acquisition) shall be acquired by New Holdings or a domestic Wholly-Owned Restricted Subsidiary of New Holdings, the Equity Interests of which are pledged to secure the Obligations pursuant to Section 6.11, (5) all FCC Licenses acquired in connection with any such Shared Services Party Acquisition shall be acquired by the Shared Services Party, and (6) if the aggregate purchase price paid or guaranteed by New Holdings and its Restricted Subsidiaries for such acquisition exceeds $50,000,000 (in one or more series of related transactions), New Holdings shall provide the Administrative Agent prior to the consummation of such acquisition (or thereafter to the extent acceptable to the Administrative Agent) with a certificate of a Responsible Officer of New Holdings certifying as to the conditions specified in clauses (1) and (2) above, together with such additional financial information as shall be reasonably requested by the Administrative Agent; provided further that, notwithstanding clause (i)(A) preceding, New Holdings or its Restricted Subsidiaries may acquire non-wholly-owned Equity Interests under this clause (j) so long as (I) New Holdings or such Restricted Subsidiary acquire not less than a majority of all such Equity Interests in such target Person, (II) New Holdings or such Restricted Subsidiary is complying with every other provision of this subsection (j), (III) the aggregate consideration for all such non-wholly-owned acquisitions of Equity Interests over the term of this Agreement under this clause (j) does not exceed $100,000,000 and (IV) such acquired Person executes the appropriate Guaranties to Guarantee the Obligations, and pledges its assets and properties to secure the Obligations, in each case as if such Person was a Wholly-Owned Restricted Subsidiary;

(k)     the Transactions;

(l)     Investments of New Holdings and its Restricted Subsidiaries in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)     Investments of New Holdings and its Restricted Subsidiaries (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon foreclosure in connection with any secured Investment or other transfer of title with respect to any secured Investment or in satisfaction of judgments or pursuant to any plan of reorganization;

(n)     Investments by New Holdings and its Restricted Subsidiaries valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding the Available Amount; provided that (i) at the time of any such Investment, no Default shall have occurred and be continuing or would result therefrom and (ii) with respect to any such Investment in an amount in excess of $25,000,000 (in one or more series of transactions related to any such Investment), the Borrower Representative has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower Representative, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating the calculation of the Available Amount;

(o)     advances by New Holdings and its Restricted Subsidiaries of payroll payments to employees in the ordinary course of its business;

(p)     Guarantee Obligations of New Holdings and its Restricted Subsidiaries in respect of leases of the Loan Parties (other than Capitalized Leases) or of other obligations of the Loan Parties that do not constitute Indebtedness;

(q)     Investments of New Holdings and its Restricted Subsidiaries to the extent that payment for such Investments is made solely with Qualified Equity Interests of New Holdings (except to the extent the proceeds of any such Qualified Equity Interests are used for a Specified Equity Contribution);

(r)     pledges or deposits with respect to leases or utilities provided to unaffiliated third parties in the ordinary course of business;

(s)     Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisition, in each case only to the extent the underlying transaction is permitted by this Section;

(t)     Investments of New Holdings and its Restricted Subsidiaries to the extent acquired in connection with Permitted Asset Swaps under Section 7.05(m);

(u)     so long as immediately before and immediately after giving Pro Forma Effect to any such Investment and the transactions related thereto, no Default shall have occurred and be continuing, Investments by New Holdings and its Restricted Subsidiaries that do not exceed $50,000,000 at any time outstanding; and

(v)     Investments associated with the company-owned life insurance policies to mirror investments used to determine the liability under the Borrower Representative’s deferred compensation plan for certain employees.

For purposes of determining compliance with this Section 7.03, in the event that an Investment meets the criteria of more than one of the categories of Investments described in clauses (a) through (u) above, the Borrower Representative may, in its sole discretion, divide, classify and, except with respect to any Investment made under Section 7.03(n), reclassify such Investment (or any portion thereof) in one or more of the above clauses.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an Investment for purposes of this Section 7.03.

Section 7.04     Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)     any Restricted Subsidiary may merge with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, such Loan Party shall be the continuing or surviving Person;

(b)     (i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, and (ii) any Subsidiary of a Borrower may liquidate or dissolve and, any Restricted Subsidiary may change its legal form, in each case, only to the extent permitted by the Indenture Documentation and only so long as (A) the Lien on or security interest in any Collateral held by it under the Loan Documents shall remain in effect to the same extent as immediately prior to such change, and (B) with respect to any change in legal form, the Guarantee of the Obligations by such Restricted Subsidiary shall remain in effect to the same extent as immediately prior to such change;

(c)     any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.03 (other than Section 7.02 and Section 7.03(f)), respectively;

(d)     the Borrower Representative may merge with any other Person; provided that (i) the Borrower Representative shall be the continuing or surviving corporation and (ii) immediately before and immediately after giving Pro Forma Effect to any such merger and the transactions related thereto, no Default shall have occurred and be continuing;

(e)     any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.03 (other than Section 7.03(f)); provided that (i) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11, (ii) if such Restricted Subsidiary is a Loan Party immediately prior to effecting such merger and Investment, it remains a Loan Party and (iii) immediately before and immediately after giving Pro Forma Effect to any such merger and the transactions related thereto, no Default shall have occurred and be continuing; and

(f)     a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect the New Media Merger or a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)), may be effected.

Section 7.05     Dispositions. Make any Disposition, except:

(a)     (i) Dispositions by New Holdings and its Restricted Subsidiaries of (A) obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business, and (B) property no longer used or useful in the conduct of the business of New Holdings and its Restricted Subsidiaries and (ii) the abandonment or other Disposition of intellectual property by New Holdings and its Restricted Subsidiaries in the ordinary course of business or which are reasonably determined by New Holdings, in good faith, to be no longer material to its business;

(b)     Dispositions by New Holdings and its Subsidiaries of inventory in the ordinary course of business;

(c)     Dispositions by New Holdings and its Restricted Subsidiaries of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d)     Dispositions by the Restricted Subsidiaries of property to New Holdings or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.03 (other than Section 7.03f));

(e)     Dispositions permitted by Section 7.03 (other than Section 7.03(f)), Section 7.04 (other than Section 7.04(f)) and Section 7.09 and Liens permitted by Section 7.01 (other than Section 7.01(l));

(f)     Dispositions by New Holdings and its Restricted Subsidiaries in the ordinary course of business of Cash Equivalents;

(g)     leases, subleases, licenses or sublicenses of New Holdings and its Restricted Subsidiaries, in each case in the ordinary course of business and which do not materially interfere with the business of New Holdings and its Restricted Subsidiaries, taken as a whole;

(h)     transfers of property of New Holdings and its Restricted Subsidiaries subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(i)     Dispositions of Investments in joint ventures by New Holdings and its Restricted Subsidiaries to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(j)     Dispositions by New Holdings and its Restricted Subsidiaries of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(k)     the unwinding of any Swap Contract of New Holdings and its Restricted Subsidiaries pursuant to its terms;

(l)     so long as immediately before and immediately after giving Pro Forma Effect to any such transaction no Default shall have occurred and be continuing, Permitted Sale Leasebacks;

(m)     Dispositions by New Holdings and its Restricted Subsidiaries of a broadcasting asset or 100% of the Equity Interests of a Restricted Subsidiary owning a broadcasting asset; provided that such Disposition is made together with a concurrent sale and purchase of, or exchange for, a broadcasting asset (or 100% of the Equity Interests of a Restricted Subsidiary owning a broadcasting asset) of another Person (an “Asset Swap”), in each case so long as (i) immediately before and immediately after giving Pro Forma Effect to any such Disposition, no Default shall have occurred and be continuing, (ii) the aggregate net reduction in EBITDA Percentage attributable to such assets Disposed of in connection with such Asset Swap, together with the reductions in EBITDA Percentage attributable to all other assets disposed of by New Holdings and its Restricted Subsidiaries in connection with Asset Swaps consummated during the term of this Agreement, shall not exceed 15%, (iii) all FCC Licenses acquired in connection with any such Asset Swap will be acquired by New Holdings or a domestic Wholly-Owned Restricted Subsidiary of New Holdings which is a Guarantor and the Equity Interests of which are pledged to secure the Obligations, (iv) after giving effect to such Asset Swap, New Holdings shall be in compliance with Sections 6.11 and 6.14 (within the time period specified therein) to the extent applicable, and Section 7.11, and (vi) if the asset value of such Asset Swap exceeds $50,000,000, New Holdings shall provide the Administrative Agent prior to the consummation of such Asset Swap (or thereafter to the extent acceptable to the Administrative Agent) with a certificate of a Responsible Officer of New Holdings certifying as to the requirements of clause (i) and (ii) above, together with such additional financial information as shall be reasonably requested by the Administrative Agent;

(n)     Dispositions by New Holdings and its Restricted Subsidiaries not otherwise permitted pursuant to this Section 7.05; provided that (i) immediately before and immediately after giving Pro Forma Effect to any such Disposition, no Default shall have occurred and be continuing, (ii) such Disposition shall be for fair market value as reasonably determined by New Holdings or the applicable Restricted Subsidiary in good faith based on sales of similar assets, if available, (iii) New Holdings or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.05, (iv) the EBITDA Percentage attributable to all assets sold or exchanged by New Holdings and its Restricted Subsidiaries during the term of this Agreement shall not exceed 35% and shall not exceed 20% in any twelve-month period; and (v) with respect to any Disposition pursuant to this clause (n) for a purchase price in excess of $10,000,000, New Holdings or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (v), (A) any liabilities (as shown on the most recent balance sheet of New Holdings provided hereunder or in the footnotes thereto) of New Holdings and its Restricted Subsidiaries, other than liabilities that are by their terms subordinated in right of payment to the Obligations under the Loan Documents, that are assumed by the transferee with respect to the applicable Disposition and for which New Holdings and its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, and (B) any securities received by New Holdings and its Restricted Subsidiaries from such transferee that are converted by New Holdings or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash; and

(o)     any forgiveness, write-off or writedown of any intercompany obligations; provided that any forgiveness of obligations owing by a Non-Loan Party shall not result in additional ability to make Investments in Non-Loan Parties in the amount of such forgiven obligations.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than New Holdings, any Borrower or any Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Borrower Representative that such Disposition is expressly permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

Section 7.06     Prepayments, Etc. of Indebtedness; Amendments.

(a)     Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (i) Indebtedness incurred pursuant to Sections 7.02(b), (f), (s) and/or (t) or (ii) any Subordinated Debt (it being understood that payments of regularly scheduled interest and mandatory prepayments under such Indebtedness shall be permitted), except for

(i)     the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing);

(ii)     the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of New Holdings; and

(iii)     prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed the Available Amount; provided that (A) at the time of any such payment, no Event of Default shall have occurred and be continuing or would result therefrom and (B) in the case of any such payment in an amount in excess of $25,000,000, the Borrower Representative has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower Representative, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating the calculation of the Available Amount;

(b)     amend, modify or change any term or condition of

(i)     any Subordinated Debt Documents or any Indenture Documentation (except in connection with a Permitted Refinancing) in any manner resulting in terms which, if any such terms existed on the date of issuance, the terms of this Agreement would not have permitted the issuance of such Subordinated Debt or such public debt hereunder, as applicable, or

(ii)     the Senior Notes Indenture Documentation in any manner resulting in terms which would not be permitted in a Permitted Refinancing of such Indebtedness.

Section 7.07     Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) in any manner that contravenes Section 5.17.

Section 7.08     Transactions with Affiliates. Enter into or conduct any transaction or any series of transactions, directly or indirectly, of any kind (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of New Holdings or any of the Restricted Subsidiaries, whether or not in the ordinary course of business (an “Affiliate Transaction”), involving aggregate value for all such transactions and series of transactions in excess of $5,000,000 unless (i) the terms of such Affiliate Transaction taken as a whole are not materially less favorable to New Holdings or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and (ii) in the event such Affiliate Transaction involves an aggregate value in excess of $20,000,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors. Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (ii) of this paragraph if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.

The provisions of the preceding paragraph will not apply to:

(a)     any transaction between or among New Holdings and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries that is otherwise expressly permitted under this Agreement;

(b)     the Transactions;

(c)     equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by New Holdings and the Restricted Subsidiaries or any other Parent, but only to the extent specifically permitted under this Article VII;

(d)     loans, Investments and other transactions by and among New Holdings and the Restricted Subsidiaries, and joint ventures, but only to the extent specifically permitted under this Article VII;

(e)     employment and severance arrangements among New Holdings and/or the Restricted Subsidiaries and their respective officers and employees, in each case in the ordinary course of business as determined in good faith by the board of directors or senior management of the relevant Person and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(f)     the payment by New Holdings and the Restricted Subsidiaries of compensation, customary fees and reasonable out-of-pocket costs to, and indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, employees and consultants of New Holdings, the Restricted Subsidiaries and/or any other Parent in the ordinary course of business, in each case to the extent attributable to the ownership or operation of New Holdings and the Restricted Subsidiaries; and

(g)     Restricted Payments by New Holdings and the Restricted Subsidiaries to the extent permitted under Section 7.09; and

(h)     Affiliate Transactions existing on the applicable Determination Date and listed on Schedule 7.08(h).

Section 7.09     Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that:

(a)     each Restricted Subsidiary may make Restricted Payments to New Holdings and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly-Owned Restricted Subsidiary, to New Holdings and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b)     New Holdings and the Restricted Subsidiaries may, in good faith, pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of New Holdings held by any future, present or former employee, director, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of Borrower Representative or any Restricted Subsidiary pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of New Holdings or a Restricted Subsidiary; provided that that aggregate amount of all such payments under this Section 7.09(b), when aggregated with the aggregate principal amount of Indebtedness outstanding under Section 7.02(i)(ii), does not exceed $5,000,000;

(c)     netting of shares under stock option plans of New Holdings to settle option price payments owed to employees and officers of New Holdings and the Restricted Subsidiaries with respect thereto, and netting of shares to settle such employees’ and officers’ federal, state and income tax liabilities (if any) related to restricted stock units and similar stock based awards thereunder;

(d)     New Holdings or any Restricted Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if on the date of declaration such payment complied with, and was permitted to be made by, another provision of this Section 7.09;

(e)     New Holdings and the Restricted Subsidiaries may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or in connection with any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms so long as such convertible Indebtedness was permitted to be issued under Section 7.02;

(f)     New Holdings and the Restricted Subsidiaries may declare and make dividend payments to or other distributions payable in Qualified Equity Interests of New Holdings;

(g)     so long as immediately before and immediately after giving Pro Forma Effect to any such Restricted Payment no Default shall have occurred and be continuing, New Holdings and the Restricted Subsidiaries may make additional Restricted Payments in an amount in the aggregate not to exceed the Available Amount; provided that in the case of any such Restricted Payment in an amount in excess of $25,000,000, the Borrower Representative has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower Representative, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating the calculation of the Available Amount;

(h)     the declaration and payment of dividends on Disqualified Equity Interests or preferred equity that was issued and incurred in accordance with the terms of Section 7.02.; and

(i)     the Borrower Representative and the Restricted Subsidiaries may pay Parent Expenses.

Section 7.10     Financial Covenant; Fiscal Year.

(a)     Consolidated Total Net Leverage Ratio. Commencing with the last day of the first full fiscal quarter of New Holdings following the Amendment No.1 Effective Date, permit the Consolidated Total Net Leverage Ratio on the last day of any fiscal quarter occurring during any period set forth below, to be greater than the ratio set forth below opposite such period:

Period	Maximum Consolidated Total Net Leverage Ratio
Initial Draw Date through and including March 31, 2015	6.00:1.00
June 30, 2015 through and including September 30, 2015	5.75:1.00
December 31, 2015	5.50:1.00
March 31, 2016	5.25:1.00
June 30, 2016 and thereafter	5.00:1.00

(b)     Fiscal Year. Change its fiscal year or any fiscal quarter from the periods and ending dates in effect on the Initial Draw Date.

Section 7.11     Change in Nature of Business. Engage in any line of business fundamentally and substantially different from the character of the Television Broadcasting Business of New Holdings and the Restricted Subsidiaries taken as a whole or any line of business related or reasonably incidental thereto.

Section 7.12     Burdensome Agreements. Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of (a) any Restricted Subsidiary to make Restricted Payments to any Restricted Subsidiary, (b) any Restricted Subsidiary to Guarantee the Indebtedness of New Holdings hereunder and under the Loan Documents or make loans or advances to New Holdings or any of its Restricted Subsidiaries that is a Loan Party, (c) any Restricted Subsidiary to transfer any of its property to New Holdings or any of its Restricted Subsidiaries that is a Loan Party, (d) New Holdings or any Restricted Subsidiary to pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (e) any Loan Party or Subsidiary of a Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations under the Loan Documents, or any renewals, refinancings, exchanges, refundings or extension thereof, except in respect of any of the matters referred to in clauses (a) through (c) above:

(i)     restrictions and conditions imposed under any Loan Document, the Senior Notes Indenture Documentation and the Indenture Documentation;

(ii)     restrictions and conditions existing on the Determination Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(iii)     customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(iv)     customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(v)     restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(vi)     restrictions or conditions set forth in any agreement in effect at the time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to New Holdings or any other Restricted Subsidiary;

(vii)     restrictions or conditions in any Indebtedness permitted pursuant to Section 7.02 to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance (as determined by the Borrower Representative in good faith) or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries and are market terms at the time of issuance (as determined by the Borrower Representative in good faith); provided that any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.11 and Section 6.14;

(viii)     encumbrances and restrictions under the Organization Documents of JV Entities;

(ix)     any encumbrance or restriction: (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement; or (B) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of New Holdings or any Restricted Subsidiary;

(x)     encumbrances or restriction arising or existing by reason applicable Law or any applicable rule, regulation or order, or required by any regulatory authority;

Section 7.13     Amendments, Etc. of Other Documents; Activities of New Holdings.

(a)     New Holdings shall not, and shall not permit any Restricted Subsidiary, or any Affiliate to, (i) modify, change, consent to, waive any provision with respect to, or otherwise not comply with or effectuate any change to, any Sharing Arrangement with a Shared Services Party that would materially and adversely affect the rights of the Lenders or the Administrative Agent hereunder without the prior written consent of the Administrative Agent, except (1) any immaterial clarifying amendment correcting an error, and (2) any amendment requested or required by a Governmental Authority and in each case, so long as no consent fee is payable in connection therewith or (ii) allow any Sharing Arrangement with a Shared Services Party to lapse, expire or terminate, or otherwise not be in full force and effect against any party thereto, except to the extent that (x) any such lapse, expiration or termination does not have and could not reasonably be expected to have a Material Adverse Effect and (y) any television station owned by a Shared Services Party is sold in accordance with the terms hereof and the other Loan Documents.

(b)     New Holdings shall not, and shall not permit any Restricted Subsidiary, or any Affiliate to, modify, change, consent to, waive any provision with respect to, or otherwise not comply or effectuate any change to, any loan document entered into by New Holdings or any Restricted Subsidiary and a Shared Services Party or its Affiliates or Subsidiaries in connection with a Shared Services Party Credit Facility that (i) increases the maximum principal amount of the obligations, the stated rate of interest or the amount of any fees or any other amounts (including expenses) due thereunder (including, without limitation, any change in the method for determining the stated rate of interest or the amount of any fees due thereunder), (ii) changes to an earlier date any date upon which payments of principal, interest, fees, expenses or any other amounts are due thereunder, (iii) adds or changes any default or covenant which would have the effect of making the defaults or covenants therein more restrictive, when taken as whole, on New Holdings or any Restricted Subsidiary, (iv) removes or changes any default or covenant which would have the effect of making the defaults or covenants therein less restrictive, when taken as a whole, on any such Shared Services Party or its Affiliates or Subsidiaries, (v) changes or amends any other term or provision if such change or amendment would result in a Default or an Event of Default hereunder, (vi) changes or adds any redemption, prepayment or any other provision that would obligate any Shared Services Party or its respective Affiliates or Subsidiaries to make any payment not required by, or in an amount in excess of the amounts set forth in, such documents as of the closing date of such Shared Services Party Credit Facility or (vii) would otherwise be material and adverse to the rights and interests of the Administrative Agent and the Lenders, in each case, without the prior written consent of the Administrative Agent.

(c)     New Holdings shall not, and shall not permit any Restricted Subsidiary, amend, supplement or otherwise modify directly or indirectly any of its Organizational Documents in any manner that would be materially adverse to the Lenders, the L/C Issuers or the Agents.

(d)     Notwithstanding anything to the contrary contained in this Article VII, New Holdings shall not conduct, transact or otherwise engage in any business or operations other than the following (and activities incidental thereto): (i) its ownership of the Equity Interests of LIN and such investments and assets to the extent incidental thereto and the entering into of customary contracts with respect to the operations of its Restricted Subsidiaries, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the Senior Notes Indenture Documentation or other Indenture Documentation for Indebtedness expressly permitted hereunder, (iv) any public offering of its common stock or any other issuance of its Equity Interests or any transaction permitted under Section7.09, (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of New Holdings and the Borrowers, (vi) holding any cash or property received in connection with Restricted Payments made by any Borrower in accordance with Section 7.09 pending application thereof by New Holdings, and (vii) providing indemnification to officers and directors.

Article VIII
EVENTS OF DEFAULT AND REMEDIES

Section 8.01     Events of Default. Any of the following events referred to in any of clauses (a) through (n) shall constitute an “Event of Default”:

(a)     Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Borrowing, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any Loan Party fails to pay or deposit any funds as Cash Collateral in respect of L/C Obligations, or any other amount payable hereunder or with respect to any other Loan Document; or

(b)     Specific Covenants. New Holdings or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Sections 2.18, 6.03(a), 6.04(a), 6.12 or Article VII; or

(c)     Other Defaults. New Holdings or any Restricted Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt by the Borrower Representative of written notice thereof by the Administrative Agent or the Majority Lenders; or

(d)     Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower Representative or any Restricted Subsidiary herein, in any other Loan Document or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)     Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after giving effect to any grace period, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

(f)     Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property, or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days, or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)     Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)     Judgments. There is entered against the Loan Parties and Restricted Subsidiary one or more final judgments and/or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third party insurance for which the insurer has not disputed coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 45 consecutive days; or

(i)     ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) any Loan Party, any Restricted Subsidiary thereof, or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(j)     Invalidity of Loan Documents. Any material provision of this Agreement, or any Security Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted by Section 7.04 or 7.05) or the satisfaction in full of all the Obligations, ceases to be in full force and effect, or any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby (to the extent required hereby or thereby), or any Loan Party or any Subsidiary thereof contests in writing in any manner the validity or enforceability of any provision of any Loan Document, or any Loan Party or any Restricted Subsidiary thereof denies in writing that it has any or further liability or obligation under any provision of any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke, terminate (other than in connection with payment in full) or rescind any provision of any Loan Document; or

(k)     Change of Control. There occurs any Change of Control; or

(l)     Subordination. (i) The subordination provisions of the Subordinated Debt Documents (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Subordinated Debt or (ii) New Holdings or any other Loan Party or any Restricted Subsidiary of a Loan Party shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any of the Subordination Provisions; or

(m)     Termination of Material Licenses. Any (i) Broadcast License shall be revoked or cancelled or expired by its terms and not be renewed, or shall be modified, in each case in a matter which would have a Material Adverse Effect, (ii) any other proceeding shall have been instituted by the FCC or shall have been commenced before any court, the FCC or any other regulatory body that could reasonably be expected to result in (A) cancellation, termination, rescission, revocation, suspension, material impairment or denial of renewal of a Broadcast License or (B) a forfeiture (within the meaning of 47 C.F.R. § 1.80 of the FCC regulations) or other materially adverse effect on or with respect to any License, in each case of clause (A) and (B) above, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

(n)     Default under Senior Notes Indenture Documentation. Any Loan Party or any Restricted Subsidiary (i) fails to make any payment (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness evidenced by any Senior Notes Indenture Documentation, or (ii) fails to observe or perform any other agreement or condition of any such Senior Notes Indenture Documentation, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after giving effect to any grace period, with the giving of notice if required, all such Indebtedness in respect of the Senior Notes to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; or

(o)     Default under Shield Credit Agreement. Any Shield Borrower (i) fails to make any payment (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness under the Shield Credit Agreement (after giving effect to any applicable grace period thereunder), or (ii) fails to observe or perform any other agreement or condition of the Shield Credit Agreement (and, in the case of any nonmonetary default or event of default, such failure continues for 30 days), or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after giving effect to any applicable grace period, with the giving of notice if required, all such Indebtedness under the Shield Credit Agreement to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided, that such failure is unremedied and is not waived by the holders of such Indebtedness.

Notwithstanding anything to the contrary in this Credit Agreement, (i) an Event of Default arising under Section 7.10(a) shall not constitute an Event of Default for purposes of any Term B Loans unless and until the Required Revolving Credit Lenders have actually terminated their Revolving Commitments and declared all Revolving Loans to be immediately due and payable in accordance with this Agreement and such declarations have not been rescinded and (ii) only the consent of the Required Revolving Credit Lenders shall be necessary to (and only the Required Financial Covenant Lenders shall have the ability to) amend (including replacement or elimination thereof) or waive the terms and provisions of Sections 7.10(a) and 8.05 (or the defined terms to the extent used therein but not as used in any other Section of this Agreement).

Section 8.02     Remedies Upon Event of Default. If any Event of Default occurs and is continuing after the Initial Draw Date, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Lenders, take any or all of the following actions:

(a)     declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)     declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower Representative;

(c)     require that the Borrower Representative Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)     exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower Representative under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower Representative to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03     Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by New Holdings, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless (a) the Consolidated EBITDA of such Subsidiary together with the Consolidated EBITDA of all other Subsidiaries affected by such event or circumstance referred to in such clause (in each case determined using the definition of “Consolidated EBITDA” and the other defined terms used therein as if references to New Holdings and the Restricted Subsidiaries therein were to such Subsidiary and its Subsidiaries), shall exceed 5% of the Consolidated EBITDA of New Holdings and its Restricted Subsidiaries or (b) the total assets of such Subsidiary together with the total assets of all other Subsidiaries affected by such event or circumstance referred to in such clause (in each case determined using the definition of “Total Assets” and the other defined terms used therein as if references to the total assets of New Holdings and the Restricted Subsidiaries on a consolidated basis therein were to such Subsidiary and its Subsidiaries), shall exceed 5% of the Total Assets of New Holdings and the Restricted Subsidiaries (taken as a whole).

Section 8.04     Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest (including, but not limited to, post-petition interest) on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to the Administrative Agent for the account of the (i) L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.17 and (ii) Obligations constituting unpaid principal of the Loans and in respect of the Shield Guarantee, L/C Borrowings, Cash Management Obligations and Obligations then owing under Secured Hedge Agreements, ratably among the Secured Parties, the L/C Issuers, the Hedge Banks and the Cash Management Banks, in each case in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations (other than contingent indemnity obligations) have been paid in full, to the Borrower Representative or as otherwise required by Law.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower Representative.

Section 8.05     Borrower Representative’s Right to Cure.

(a)     Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that New Holdings fails to comply with the requirements of the Financial Covenant and at any time during the last fiscal quarter in a Test Period and until the expiration of the tenth Business Day after the date on which financial statements with respect to such Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.01 (the “Cure Period”), if New Holdings receives a Specified Equity Contribution during such Cure Period, New Holdings may apply the amount of the net cash proceeds of such Specified Equity Contribution to increase Consolidated EBITDA with respect to the last fiscal quarter of the relevant Test Period; provided that such net cash proceeds (i) are actually received by New Holdings as cash equity other than Disqualified Equity Interests (including through capital contribution of such net cash proceeds to New Holdings) during the Cure Period, (ii) were not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose, or added to the Available Amount. The parties hereby acknowledge and agree that this Section 8.05(a) may not be relied on or used for purposes of determining permitted amounts with respect to covenants in this Agreement and pricing, and that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default under the Financial Covenant with respect to any Test Period that includes the fiscal quarter for which such Specified Equity Contribution was received, and not for any other purpose under any Loan Document, (iii) no more than five Specified Equity Contributions will be made in the aggregate during the term of this Agreement, (iv) in each four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made, (v) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause New Holdings to be in compliance with the Financial Covenant for any applicable period, (vi) there shall be no pro forma reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the Financial Covenant and no Specified Equity Contribution shall reduce the amount of Consolidated Net Debt for purposes of calculating compliance with the Financial Covenant and (vii) no Lender or L/C Issuer shall be requested or required to make any Credit Extensions during any Cure Period unless the requisite Specified Equity Contribution is made and the applicable Default under Section 8.01 that had occurred is deemed cured pursuant clause (b) below.

(b)     If, after receipt of the Specified Equity Contribution and the recalculations pursuant to clause (a) above, New Holdings shall then be in compliance with the requirements of the Financial Covenant during such Test Period (including for purposes of Section 4.02), New Holdings shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default under Section 8.01 that had occurred shall be deemed cured.

Article IX
ADMINISTRATIVE AGENT

Section 9.01     Appointment and Authority. (a) Each of the Lenders and each L/C Issuer hereby irrevocably appoints Royal Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the consent rights of the Borrower Representative pursuant to Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrowers nor any other Loan Party or any Restricted Subsidiary shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)     Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Related Parties” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)     The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties or any Restricted Subsidiary to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02     Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with New Holdings or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03     Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)     shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)     shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower Representative or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable to any Lender or any Affiliate of any Lender for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower Representative, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04     Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the relevant L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuers unless the Administrative Agent shall have received notice to the contrary from such Lender or an L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

Section 9.05     Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. Each Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06     Resignation of Administrative Agent, Swing Line Lender, L/C Issuers and Collateral Agent.

(a)     The Administrative Agent may at any time give notice of its resignation to the Lenders, each L/C Issuer and the Borrower Representative. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with the consent of the Borrower Representative (except during the existence of an Event of Default under Sections 8.01(f) or (g)), which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers(without the consent of any Lenders or L/C Issuers), appoint a successor Administrative Agent meeting the qualifications set forth above, subject so long as there exists no Event of Default under Sections 8.01(f) or (g), to the consent of the Borrower Representative, which consent shall not be unreasonably withheld or delayed. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)     If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower Representative and such Person remove such Person as Administrative Agent and, in consultation with the Borrower Representative, appoint a successor, which appointment of a successor agent shall require the consent of the Borrower Representative (except during the existence of an Event of Default under Sections 8.01(f) or (g)), which consent shall not be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)     With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the relevant L/C Issuer directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower Representative to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Representative and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)     (1) The Swing Line Lender may at its option at any time give notice of its resignation to the Administrative Agent, the Lenders and the Borrower Representative, (2) any L/C Issuer may at its option at any time give notice of its resignation to the Administrative Agent, the Lenders and the Borrower Representative, and (3) the Collateral Agent may at its option at any time give notice of its resignation to the Administrative Agent, the Lenders and the Borrower Representative, in each case effective on the date that is 30 days after the date specified in such notice. Additionally, any resignation by Royal Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender, and, at the option of Royal Bank, Collateral Agent. If Royal Bank or any other L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c) (but shall have no obligation to issue, extend, amend or renew any Letter of Credit). If Royal Bank or any other Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c), (but shall have no obligation to make any new Swing Line Loan). If Royal Bank or any other Collateral Agent resigns as Collateral Agent, it shall retain all the rights, powers, privileges and duties of Collateral Agent hereunder with respect to all Collateral and the Loan Documents until an assignment of such duties has been made by Royal Bank or such Collateral Agent to a successor Collateral Agent. Upon the appointment by the Borrower Representative of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Royal Bank or any other retiring L/C Issuer to effectively assume the obligations of Royal Bank, or such other retiring L/C Issuer with respect to such Letters of Credit. Upon the appointment by Royal Bank or any other Collateral Agent of a successor Collateral Agent hereunder (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent, and (B) the retiring Collateral Agent shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents.

Section 9.07     Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent or their respective Related Parties.

Section 9.08     No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agent or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

Section 9.09     Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party or any Restricted Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Representative) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

Section 9.10     Collateral and Guarantee Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent to, and the Administrative Agent will, upon the request of the Borrower Representative,

(a)     release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (including Secured Hedge Agreements and Cash Management Obligations, but excluding other contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (other than (x) Letters of Credit, (y) obligations under Secured Hedge Agreements not yet due and payable, and (z) Cash Management Obligations not yet due and payable, in each case of (x), (y) and (z) as to which other arrangements satisfactory to the Administrative Agent, and the relevant L/C Issuer, the relevant Hedge Bank or the relevant Cash Management Bank, as applicable, shall have been made), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Majority Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to this Section;

(b)     release any Guarantor from its obligations under any of the Guaranties if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(c)     release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

(d)     release any Subsidiary Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; and

(e)     release any Subsidiary Guarantor that ceases to be a Material Subsidiary (after receipt by the Administrative Agent of a written certificate of a Responsible Officer certifying thereto) and release any Liens granted by such Subsidiary Guarantor.

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower Representative’s expense, execute and deliver to the applicable Loan Party or any Restricted Subsidiary such documents as the Borrower Representative may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the applicable Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Royal Bank has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). Royal Bank, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each lender in the syndicate) documents that it receives in connection with the Flood Laws. However, Royal Bank reminds each lender and participant in the facility that, pursuant to the Flood Laws, each federally regulated lender (whether acting as a lender or participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

Section 9.11     Cash Management Obligations and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations and Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Article X
MISCELLANEOUS

Section 10.01     Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower Representative, any other Loan Party or any Restricted Subsidiary therefrom, shall be effective unless (i) in writing signed by the Majority Lenders and the Borrower Representative or the applicable Loan Party, as the case may be, and (ii) delivered to the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment, waiver or consent shall:

(a)     extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of each Lender directly adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)     postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08 without the written consent of each Lender entitled to such payment, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)     reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower Representative to pay interest or Letter of Credit Fees at the Default Rate;

(d)     change Section 8.04 or Section 2.13 in a manner that would alter, or would have the effect of altering, the pro rata sharing or order of application of payments required thereby without the written consent of each Lender adversely affected thereby (including any change to the Consolidated First Lien Leverage Ratio requirement set forth in Section 8.04 or any definitions related to Sections 8.04 or 2.13 or the definition of Consolidated First Lien Leverage Ratio);

(e)     change (i) any provision of this Section 10.01 or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender materially and adversely affected thereby, or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities and the Incremental Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects any tranche under the Facilities and Incremental Facility without the written consent of the majority of the holders (such majority to be determined in a manner consistent with the methodology used in the definition of Required Revolving Credit Lenders) of each such tranche that is materially and adversely affected thereby;

(f)     release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Collateral; or

(g)     release all or substantially all of the value of the Guaranties in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (g) to the extent such transaction does not result in the release of all or substantially all of the Collateral;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document, (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (v) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders (including, for avoidance of doubt, any waiver of any condition to a Credit Extension by a Class of Lenders). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, (x) the Letter of Credit Sublimit may be increased with the consent of the Required Revolving Credit Lenders, each L/C Issuer and the Administrative Agent, (y) the Swing Line Sublimit may be increased with the consent of the Required Revolving Credit Lenders, the Swing Line Lender and the Administrative Agent and (z) this Agreement may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and the Borrower Representative (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Credit Loans, the Incremental Revolving Facilities, the Incremental Term Loans, if any, and the accrued interest and fees in respect thereof and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Majority Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Majority Lenders or by any other number, percentage or class of Lenders hereunder.

Notwithstanding anything to the contrary contained in this Section 10.01, (a) the Borrower Representative and the Administrative Agent may, without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provisions of Sections 2.14 and 2.15, (b) the Administrative Agent is hereby authorized by the Lenders to approve the forms of Security Documents as contemplated herein, and to enter into any Loan Documents in such forms as approved by it on or prior to the Acquisition Effective Date (and thereafter as contemplated by the provisions of this Credit Agreement), (c) the Administrative Agent shall be permitted to agree to the form of, and approve such modifications to, the Schedules hereto on or prior to the Acquisition Effective Date as shall be reasonably satisfactory to the Administrative Agent and the Initial Lenders, (d) if the Administrative Agent and the Borrower Representative have jointly identified an obvious error or any error or omission, in each case, in any Loan Document, then the Administrative Agent and the Borrower Representative shall be permitted to amend such provision without the input or consent of the Lenders and (e) any guarantees, collateral security documents, Intercreditor Agreements and related documents executed by the Borrower Representative or any Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower Representative without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Section 10.02     Notices; Electronic Communications.

(a)     Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)     if to a Borrower, any other Loan Party or any Restricted Subsidiary, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)     if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)     Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, each L/C Issuer or the Borrower Representative may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)     The Platform. The PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower Representative, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower Representative’s or any other Loan Party’s, or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower Representative, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)     Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower Representative, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower Representative or its securities for purposes of United States Federal or state securities laws.

(e)     Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower Representative even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower Representative shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance in good faith by such Person on each notice purportedly given by or on behalf of the Borrower Representative. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03     No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties and the Restricted Subsidiaries, or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with Section 8.02 for the benefit of all the Lenders and each L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party or any Restricted Subsidiary under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

Section 10.04     Expenses; Indemnity; Damage Waiver.

(a)     Costs and Expenses. The Borrower Representative agrees to pay or reimburse (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent and the Arrangers associated with the syndication of the Term Loans and Revolving Credit Loans (including reasonable and documented out-of-pocket travel expenses) and the preparation, negotiation and enforcement of this Agreement and the other Loan Documents (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of Paul Hastings LLP (and any other counsel retained with the Borrower Representative’s consent), one special FCC counsel to the Administrative Agent and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions), (ii) the Agents, Swing Line Lender, each L/C Issuer and the Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Agents, Swing Line Lender, each L/C Issuer and the Lenders (and any other counsel retained with the Borrower Representative’s consent), one special FCC counsel to the Administrative Agent and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower Representative of such conflict of interest and thereafter retains its own counsel, of another firm for counsel for such affected Person, and (iii) the Administrative Agent for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, including, without limitation, assignment and unwind costs under Section 10.06, including all Attorney Costs of one counsel to the Administrative Agent (and any other counsel retained with the Borrower Representative’s consent), one special FCC counsel to the Agents, Swing Line Lender, each L/C Issuer and the Lenders, and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten Business Days of receipt by the Borrower Representative of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Person by the Administrative Agent in its sole discretion.

(b)     Indemnification by the Borrower Representative. The Borrower Representative shall indemnify each Agent (and any sub-agent thereof), each Arranger, the Syndication Agent, the Documentation Agent, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket expenses, including, without limitation, assignment and unwind costs under Section 10.06 (including the reasonable and documented fees, charges and disbursements and other charges of (i) one counsel for all Indemnitees and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower Representative of such conflict of interest and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee, and (ii) if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Borrower Representative, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transactions including the financing contemplated hereby in any way relating to, arising out of, in connection with, or as a result of (A) the execution, delivery or enforcement of this Agreement, any other Loan Document or any agreement, instrument or letter contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (B) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower Representative or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower Representative or any of its Subsidiaries, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower Representative or any other Loan Party, Subsidiary of a Loan Party or any of the Borrower Representative’s or such Loan Party’s or Subsidiary of a Loan Party’s directors, equityholders, Affiliates or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Indemnified Persons, (2) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from a material breach of the Loan Documents by such Indemnitee or one of its Affiliates or (3) have resulted from disputes to the extent such disputes do not arise from any act or omission of the Borrower Representative or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than claims against an Indemnitee acting is its capacity as an L/C Issuer, Arranger, Syndication Agent, Documentation Agent or similar role under the Loan Documents or an Arranger or an Initial Lender, solely in connection with its syndication activities, but, in each case, solely to the extent that such indemnification would not be denied pursuant to subclause (1) preceding). Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)     Reimbursement by Lenders. To the extent that the Borrower Representative for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), each L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the total credit exposure under the Facilities and Incremental Facilities and this Agreement at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), an L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)     Waiver of Consequential Damages, Etc. No Indemnitee or any Loan Party shall have any liability for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof (other than, as to any Loan Party, any such damages payable by any Indemnitee to a third-party in accordance with subsection (b) above). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)     Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor, provided, however, that any Indemnitee that has received any indemnification payment pursuant to the express provisions of clause (b) preceding, shall promptly refund such payment to the extent that there is a final and nonappealable judgment of a court of competent jurisdiction that such Indemnitee was not entitled to such indemnification payment pursuant to the express provisions of clause (b) preceding.

(f)     Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the Collateral Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.05     Payments Set Aside. To the extent that any payment by or on behalf of the Borrower Representative is made to any Agent, any L/C Issuer or any Lender, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06     Successors and Assigns.

(a)     Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including without limitation as permitted under Section 7.04) the Borrower Representative may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility and any Incremental Facility) any such assignment shall be subject to the following conditions:

(i)     Minimum Amounts.

(A)     in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility or Incremental Facility and/or the Loans at the time owing to it under such Facility or Incremental Facility or contemporaneous assignments to related Affiliates or Approved Funds of a Lender that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)     in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term A Facility or Term B Facility, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)     Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities and separate Incremental Facilities on a non-pro rata basis;

(iii)     Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)     the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and provided, further, that notwithstanding the foregoing, during the 30 day period following the Acquisition Effective Date, the Borrower Representative shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified in the initial allocations of the Term A Loans and/or Additional Term B Loans provided by the Arrangers to the Borrower Representative and reviewed and approved by the Borrower Representative (such approval not to be unreasonably withheld or delayed) in writing on or prior to the Acquisition Effective Date;

(B)     the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitment, Revolving Credit Loan or Incremental Revolving Credit Loan if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility or Incremental Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan, Term A Commitment or Term B Commitment to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)     the consent of each of the L/C Issuers and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility and Incremental Revolving Facility; provided that no consent of the L/C Issuers and the Swing Line Lender shall be required for any assignment of a Revolving Credit Commitment or Revolving Credit Loan to a Revolving Credit Lender or an Incremental Revolving Increase or Loan under the Incremental Revolving Facility to a Revolving Credit Lender or Incremental Revolving Lender.

(iv)     Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that (A) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (B) only one such fee shall be payable with respect to the assignment of Loans hereunder. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01.

(v)     No Assignment to Certain Persons. No such assignment shall be made (A) to any Affiliate of the Borrower Representative or, other than as permitted under Section 2.05(e), the Borrower Representative, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person, (D) to any Disqualified Institution, (E) to any Restricted Subsidiary or (F) to any Person, if such assignment would cause any Loan Party or the assignee to be in material violation of the Communication Laws.

(vi)     Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Representative and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrower Representative (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

For greater certainty, any assignment by a Lender pursuant to this Section 10.06 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(c)     Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower Representative (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower Representative, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower Representative, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)     Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower Representative or the Administrative Agent, sell participations to any Person (other than a natural Person or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower Representative, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) no Lender shall sell a participation if such sale would cause any Loan Party or the Participant to be in violation of any material Communications Law. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. The Borrower Representative agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower Representative’s request and expense, to use reasonable efforts to cooperate with the Borrower Representative to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower Representative, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)     Certain Pledges. Any Lender may at any time, without the consent of, or notice to, the Borrower Representative or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)     Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Royal Bank assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Royal Bank may, (i) upon 30 days’ notice to the Borrower Representative and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower Representative, resign as Swing Line Lender and/or (iii) upon 30 days’ notice to the Borrower Representative, resign as Collateral Agent. In the event of any such resignation of an L/C Issuer, the Swing Line Lender or Collateral Agent, the Borrower Representative shall be entitled to appoint from among the Lenders willing to accept its appointment a successor L/C Issuer, Swing Line Lender or Collateral Agent hereunder (as applicable); provided, however, that no failure by the Borrower Representative to appoint any such successor shall affect the resignation of the relevant L/C Issuer, Swing Line Lender or Collateral Agent, as the case may be. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Royal Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). If Royal Bank resigns as Collateral Agent, it shall retain all the rights of the Collateral Agent provided for hereunder with respect to Collateral as of the effective date of such resignation. Upon the appointment of a successor L/C Issuer and/or Swing Line Lender and/or Collateral Agent (as applicable), (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Swing Line Lender or Collateral Agent, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the relevant L/C Issuer to effectively assume the obligations of the relevant L/C Issuer with respect to such Letters of Credit.

Section 10.07     Treatment of Certain Information; Confidentiality. Each of the Agents, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee (other than a Disqualified Institution) of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower Representative and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower Representative or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h)with the consent of the Borrower Representative or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower Representative. For purposes of this Section, “Information” means all information received from the Borrower Representative or any Subsidiary relating to the Borrower Representative or any Subsidiary or any of their respective businesses, other than any such information that is available to any Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower Representative or any Subsidiary, provided that, in the case of information received from the Borrower Representative or any Subsidiary after the Original Signing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower Representative or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 10.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all of the obligations of the Borrower Representative, such Loan Party or such Subsidiary of any Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower Representative or such Loan Party or such Subsidiary of any Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the relevant L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff; and provided, further, that no amounts setoff with respect to any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower Representative and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower Representative. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10     Counterparts; Integration; Effectiveness. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or each L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto; provided, however, that the Obligations under this Credit Agreement shall be unsecured until the satisfaction (or waiver by the Initial Lenders) of the conditions precedent set forth in Section 4.02. Delivery of an executed counterpart of a signature page of this Agreement and each other Loan Document by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement and such other Loan Document.

Section 10.11     Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.12     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which come as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, each L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.13     Replacement of Lenders. If the Borrower Representative is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower Representative the right to replace a Lender as a party hereto, then the Borrower Representative may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)     the Borrower Representative shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)     such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower Representative (in the case of all other amounts);

(c)     in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)     such assignment does not conflict with applicable Laws;

(e)     such assignment must be pro rata between the Obligations; and

(f)     in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Representative to require such assignment and delegation cease to apply.

Section 10.14     Governing Law; Jurisdiction; Etc.

(a)     GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)     SUBMISSION TO JURISDICTION. The BORROWERS AND EACH OTHER LOAN PARTY AND EACH SUBSIDIARY OF ANY LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS, ANY OTHER LOAN PARTY, ANY SUBSIDIARY OF ANY LOAN PARTY, OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)     WAIVER OF VENUE. The BORROWERS, EACH OTHER LOAN PARTY AND EACH SUBSIDIARY OF EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)     SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.15     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers, each other Loan Party and each Subsidiary of each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party, each Subsidiary of each Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, each Arranger, and the Lenders, on the other hand, (ii) each of the Borrowers and the other Loan Parties, and each Subsidiary of each Loan Party, has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrowers and each other Loan Party, and each Subsidiary of each Loan Party, is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any other Loan Party, any Subsidiary of a Loan Party, or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, nor any Arranger nor any Lender has any obligation to any Borrower, any other Loan Party, any Subsidiary of a Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, and (c) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties, each Subsidiary of each Loan Party, and their respective Affiliates, and neither the Administrative Agent nor any Arranger nor any Lender has any obligation to disclose any of such interests to any Borrower, any other Loan Party, any Subsidiary of each Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers, each other Loan Party and each Subsidiary of each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17     Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.18     Termination. The Borrower Representative agrees, and will cause its Restricted Subsidiaries to agree, that the Borrower Representative’s and each Restricted Subsidiary’s obligations under this Agreement and the other Loan Documents (including, without limitation the Borrower Representative’s and each Restricted Subsidiary’s obligations under Articles VI and VII) will not terminate (irrespective of any repayment in full or reduction of the Aggregate Commitments to zero) until the concurrent repayment in full of all Obligations. All of the Borrower Representative’s and each Restricted Subsidiary’s obligations under this Section 10.18 shall survive the termination of the Aggregate Commitments, termination of this Agreement and repayment of the Obligations.

Section 10.19     USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party and each Subsidiary of each Loan Party, which information includes the name and address of each Loan Party and each Subsidiary of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party and each Subsidiary of each Loan Party in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the Act.

Section 10.20     [Reserved].

Section 10.21     Time of the Essence. Time is of the essence of the Loan Documents.

Section 10.22     ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 10.23     Borrower Obligations Joint and Several.

Each of the Borrowers shall have joint and several liability in respect of all Obligations hereunder and under any other Loan Document to which any Borrower is a party, without regard to any defense (other than the defense of payment), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers’ liability hereunder, in bankruptcy or in any other instance, and such Obligations of the Borrowers shall not be conditioned or contingent upon the pursuit by the Lenders or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or Guarantee therefor or right of offset with respect thereto. The Borrowers hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a Notice of Borrowing) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

The Borrowers:

MGOC, INC.

By:	/s/
Name:
Title:

The undersigned hereby acknowledges and agrees that it will be a “Borrower” and succeed to all of the rights and assume all obligations of a “Borrower” immediately after the New Media Merger.

LIN TELEVISION CORPORATION

By:	/s/
Name:
Title:

Credit Agreement - Signature Page

The Guarantors:

MEDIA GENERAL, INC.

By:	/s/
Name:
Title:

[__________________________]

By:	/s/
Name:
Title:

Credit Agreement - Signature Page

The Administrative Agent:

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/
Name:
Title:

Credit Agreement - Signature Page

The Lenders:

ROYAL BANK OF CANADA, as a Lender, an L/C Issuer and Swing Line Lender

By:	/s/
Name:
Title:

Credit Agreement - Signature Page

[_____________], as a Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

Credit Agreement - Signature Page